Exhibit 99.1

PART II

Item 8.    Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Athene Holding Ltd.:

In our opinion, the accompanying consolidated balance sheets as of December 31, 2016 and 2015 and the related consolidated statements of income, comprehensive income (loss), equity, and cash flows for the years then ended present fairly, in all material respects, the financial position of Athene Holding Ltd. and its subsidiaries and the results of their operations and their cash flows in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules as of December 31, 2016 and 2015, and for the years then ended, listed in the index appearing under Item 15.2 of this current report on Form 8-K present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa

March 16, 2017, except for the effects of the revision discussed in Note 1 to the consolidated financial statements, as to which the date is June 13, 2017

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Athene Holding Ltd.:

In our opinion, the accompanying consolidated statements of income, comprehensive income (loss), equity, and cash flows for the year ended December 31, 2014 present fairly, in all material respects, the results of operations and cash flows of Athene Holding Ltd. and its subsidiaries for the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules for the year ended December 31, 2014 listed in the index appearing under Item 15.2 of this current report on Form 8-K present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers Ltd.
Hamilton, Bermuda

May 6, 2016, except for the effects of the revision discussed in Note 2 (not presented herein) to the consolidated financial statements appearing in the F pages of the Company’s Amendment No. 6 to Form S-1 (Registration No. 333-211243), as to which the date is October 25, 2016 and except for the effects of the revision discussed in Note 1 to the consolidated financial statements, as to which the date is June 13, 2017

ATHENE HOLDING LTD.
Consolidated Balance Sheets

	December 31,
(In millions)	2016	2015
Assets
Investments
Available-for-sale securities, at fair value
Fixed maturity securities (amortized cost: 2016 – $51,110 and 2015 – $48,227)	$52,033	$47,816
Equity securities (cost: 2016 – $319 and 2015 – $367)	353	407
Trading securities, at fair value	2,581	2,468
Mortgage loans, net of allowances (portion at fair value: 2016 – $44 and 2015 – $48)	5,470	5,500
Investment funds (portion at fair value: 2016 – $99 and 2015 – $152)	689	733
Policy loans	602	642
Funds withheld at interest (portion at fair value: 2016 – $140 and 2015 – $36)	6,538	3,482
Derivative assets	1,370	871
Real estate (portion held for sale: 2016 – $23 and 2015 – $0)	542	566
Short-term investments, at fair value (cost: 2016 – $189 and 2015 – $135)	189	135
Other investments	81	83
Total investments	70,448	62,703
Cash and cash equivalents	2,445	2,714
Restricted cash	57	116
Investments in related parties
Available-for-sale securities, at fair value
Fixed maturity securities (amortized cost: 2016 – $341 and 2015 – $332)	335	308
Equity securities (cost: 2016 – $20 and 2015 – $0)	20	—
Trading securities, at fair value	195	217
Investment funds	1,198	997
Short-term investments	—	55
Other investments	237	245
Accrued investment income (related party: 2016 – $9 and 2015 – $9)	554	520
Reinsurance recoverable (portion at fair value: 2016 – $1,692 and 2015 – $2,377)	6,001	7,257
Deferred acquisition costs, deferred sales inducements and value of business acquired	2,940	2,652
Current income tax recoverable	107	113
Deferred tax assets	372	609
Other assets	869	749
Assets of consolidated variable interest entities
Investments
Available-for-sale securities, at fair value
Equity securities – related party (cost: 2016 – $143 and 2015 – $0)	161	—
Trading securities, at fair value
Fixed maturity securities (related party: 2016 – $50 and 2015 – $53)	50	722
Equity securities – related party	117	309
Investment funds (related party, at fair value: 2016 – $562 and 2015 – $516)	573	534
Cash and cash equivalents	14	6
Other assets	6	20
Total assets	$86,699	$80,846
(Continued)
See accompanying notes to consolidated financial statements

ATHENE HOLDING LTD.
Consolidated Balance Sheets

	December 31,
(In millions, except share and per share data)	2016	2015
Liabilities and Equity
Liabilities
Interest sensitive contract liabilities (portion at fair value: 2016 – $6,574 and 2015 – $6,346)	$61,532	$57,289
Future policy benefits (portion at fair value: 2016 – $2,400 and 2015 – $2,478)	14,592	14,547
Other policy claims and benefits	217	234
Dividends payable to policyholders	974	856
Derivative liabilities	40	17
Payables for collateral on derivatives	1,383	867
Funds withheld liability (portion at fair value: 2016 – $6 and 2015 – $35)	380	388
Other liabilities (related party: 2016 – $56 and 2015 – $63)	688	778
Liabilities of consolidated variable interest entities
Borrowings	—	500
Other liabilities	34	17
Total liabilities	79,840	75,493
Equity
Common stock
Class A – par value $0.001 per share; authorized: 2016 and 2015 – 425,000,000 shares; issued and outstanding: 2016 – 77,319,381 and 2015 – 50,151,265 shares	—	—
Class B – par value $0.001 per share; convertible to Class A; authorized: 2016 and 2015 – 325,000,000 shares; issued and outstanding: 2016 – 111,805,829 and 2015 – 135,963,975 shares	—	—
Class M-1 – par value $0.001 per share; contingently convertible to Class A; authorized: 2016 and 2015 – 7,109,560 shares; issued and outstanding: 2016 – 3,474,205 and 2015 – 5,198,273 shares	—	—
Class M-2 – par value $0.001 per share; contingently convertible to Class A; authorized: 2016 and 2015 – 5,000,000 shares; issued and outstanding: 2016 – 1,067,747 and 2015 – 3,125,869 shares	—	—
Class M-3 – par value $0.001 per share; contingently convertible to Class A; authorized: 2016 and 2015 – 7,500,000 shares; issued and outstanding: 2016 – 1,346,300 and 2015 – 3,110,000 shares	—	—
Class M-4 – par value $0.001 per share; contingently convertible to Class A; authorized: 2016 and 2015 – 7,500,000 shares; issued and outstanding: 2016 – 5,397,802 and 2015 – 5,038,443 shares	—	—
Additional paid-in capital	3,421	3,281
Retained earnings	3,070	2,308
Accumulated other comprehensive income (loss) (related party: 2016 – $12 and 2015 – $(24))	367	(237)
Total Athene Holding Ltd. shareholders' equity	6,858	5,352
Noncontrolling interest	1	1
Total equity	6,859	5,353
Total liabilities and equity	$86,699	$80,846
(Concluded)
See accompanying notes to consolidated financial statements

ATHENE HOLDING LTD.
Consolidated Statements of Income

	Years ended December 31,
(In millions, except per share data)	2016	2015	2014
Revenues
Premiums	$240	$195	$100
Product charges	281	248	218
Net investment income (related party investment income: 2016 – $226, 2015 – $168 and 2014 – $77; and related party investment expense: 2016 – $295, 2015 – $268 and 2014 – $258)	2,914	2,510	2,333
Investment related gains (losses) (related party: 2016 – $(38), 2015 – $(19) and 2014 – $(1))	652	(430)	1,211
Other-than-temporary impairment investment losses
Other-than-temporary impairment losses	(32)	(40)	(7)
Other-than-temporary impairment losses recognized in other comprehensive income	2	10	1
Net other-than-temporary impairment losses	(30)	(30)	(6)
Other revenues	34	25	20
Revenues of consolidated variable interest entities
Net investment income (related party: 2016 – $44, 2015 – $37 and 2014 – $(5))	67	67	174
Investment related gains (losses) (related party: 2016 – $(25), 2015 – $46 and 2014 – $46)	(53)	33	51
Total revenues	4,105	2,618	4,101
Benefits and Expenses
Interest sensitive contract benefits	1,296	689	1,822
Amortization of deferred sales inducements	39	21	4
Future policy and other policy benefits	1,059	518	700
Amortization of deferred acquisition costs and value of business acquired	318	206	124
Interest expense	9	17	22
Dividends to policyholders	37	28	44
Policy and other operating expenses (related party: 2016 – $22, 2015 – $18 and 2014 – $240)	618	532	797
Operating expenses of consolidated variable interest entities
Interest expense	12	15	17
Other operating expenses	1	2	47
Total benefits and expenses	3,389	2,028	3,577
Income before income taxes	716	590	524
Income tax expense (benefit)	(52)	12	53
Net income	768	578	471
Less: Net income attributable to noncontrolling interests	—	16	15
Net income available to Athene Holding Ltd. shareholders	$768	$562	$456

Earnings per share
Basic – Classes A, B and M-1[1]	$4.11	$3.21	$3.52
Diluted – Class A	4.02	3.21	3.47
Diluted – Class B	4.11	3.21	3.47
Diluted – Class M-1[1]	0.20	N/A	N/A

N/A – Not applicable
[1] Basic and diluted earnings per Class M-1 share was applicable only for the year ended December 31, 2016. Refer to Note 13 – Earnings Per Share for further discussion.

See accompanying notes to consolidated financial statements

ATHENE HOLDING LTD.
Consolidated Statements of Comprehensive Income (Loss)

	Years ended December 31,
(In millions)	2016	2015	2014
Net income	$768	$578	$471
Other comprehensive income (loss), before tax
Change in unrealized investment gains (losses) on available-for-sale securities, net of offsets	878	(1,314)	899
Change in noncredit component of other-than-temporary impairment losses, available-for-sale	(2)	(10)	(1)
Comprehensive income (loss) on hedging instruments	(5)	11	10
Comprehensive income (loss) on pension adjustments	—	12	(17)
Comprehensive loss on foreign currency translation adjustments	(8)	(4)	—
Other comprehensive income (loss), before tax	863	(1,305)	891
Income tax expense (benefit) related to other comprehensive income	259	(424)	317
Other comprehensive income (loss), after tax	604	(881)	574
Comprehensive income (loss)	1,372	(303)	1,045
Less: comprehensive income attributable to noncontrolling interests	—	16	15
Comprehensive income (loss) available to Athene Holding Ltd. shareholders	$1,372	$(319)	$1,030

See accompanying notes to consolidated financial statements

ATHENE HOLDING LTD.
Consolidated Statements of Equity

(In millions)	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total Athene Holding Ltd. shareholders' equity	Noncontrolling interest	Total equity
Balance at December 31, 2013	$—	$1,348	$1,340	$70	$2,758	$94	$2,852
Net income	—	—	456	—	456	15	471
Other comprehensive income	—	—	—	574	574	—	574
Issuance of shares, net of expenses	—	719	—	—	719	—	719
Stock-based compensation	—	116	—	—	116	—	116
Retirement or repurchase of shares	—	(30)	(48)	—	(78)	—	(78)
Change in equity of noncontrolling interests	—	—	—	—	—	(76)	(76)
Balance at December 31, 2014	—	2,153	1,748	644	4,545	33	4,578
Net income	—	—	562	—	562	16	578
Other comprehensive loss	—	—	—	(881)	(881)	—	(881)
Issuance of shares, net of expenses	—	1,112	—	—	1,112	—	1,112
Stock-based compensation	—	17	—	—	17	—	17
Retirement or repurchase of shares	—	(1)	(2)	—	(3)	—	(3)
Change in equity of noncontrolling interests	—	—	—	—	—	(48)	(48)
Balance at December 31, 2015	—	3,281	2,308	(237)	5,352	1	5,353
Net income	—	—	768	—	768	—	768
Other comprehensive income	—	—	—	604	604	—	604
Issuance of shares, net of expenses	—	1	—	—	1	—	1
Stock-based compensation	—	153	—	—	153	—	153
Retirement or repurchase of shares	—	(14)	(6)	—	(20)	—	(20)
Balance at December 31, 2016	$—	$3,421	$3,070	$367	$6,858	$1	$6,859

See accompanying notes to consolidated financial statements

ATHENE HOLDING LTD.
Consolidated Statements of Cash Flows

	Years ended December 31,
(In millions)	2016	2015	2014
Cash flows from operating activities
Net income	$768	$578	$471
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred acquisition costs and value of business acquired	318	206	124
Amortization of deferred sales inducements	39	21	4
Amortization (accretion) of net investment premiums, discounts, and other (related party: 2016 – $(6), 2015 – $(8) and 2014 – $0)	(172)	(77)	92
Payment at inception of coinsurance agreement	—	(10)	—
Stock-based compensation	84	67	373
Net investment (income) loss (related party: 2016 – $(51), 2015 – $(6) and 2014 – $(53))	(25)	8	(134)
Net recognized (gains) losses on investments and derivatives (related party: 2016 – $34, 2015 – $42 and 2014 – $0)	(342)	520	(1,463)
Policy acquisition costs deferred	(601)	(288)	(250)
Deferred income tax expense (benefit)	(19)	31	137
Changes in operating assets and liabilities:
Accrued investment income	(34)	38	4
Interest sensitive contract liabilities	925	874	2,144
Future policy benefits, other policy claims and benefits, dividends payable to policyholders and reinsurance recoverable	344	(573)	(698)
Current income tax recoverable	8	15	(77)
Funds withheld assets and liabilities	(128)	(278)	(1)
Other assets and liabilities	(22)	(56)	(37)
Consolidated variable interest entities related:
Amortization (accretion) of net investment premiums, discounts, and other	3	4	(14)
Net investment loss	3	3	1
Net recognized (gains) losses on investments and derivatives (related party: 2016 – $3, 2015 – $(46) and 2014 – $(46))	25	(35)	(67)
Change in other assets and liabilities	25	1	(10)
Net cash provided by operating activities	1,199	1,049	599
			(Continued)
See accompanying notes to consolidated financial statements

ATHENE HOLDING LTD.
Consolidated Statements of Cash Flows

	Years ended December 31,
(In millions)	2016	2015	2014
Cash flows from investing activities
Sales, maturities, and repayments of:
Available-for-sale securities
Fixed maturity securities (related party: 2016 – $78, 2015 – $65 and 2014 – $259)	$9,211	$10,424	$9,909
Equity securities	350	53	11
Trading securities (related party: 2016 – $26, 2015 – $72 and 2014 – $271)	748	1,226	807
Mortgage loans	1,176	788	1,062
Investment funds (related party: 2016 – $293, 2015 – $99 and 2014 – $228)	420	343	793
Derivative instruments and other invested assets (related party: 2016 – $8, 2015 – $0 and 2014 – $0)	468	1,151	1,863
Real estate	36	63	—
Short-term investments (related party: 2016 – $55, 2015 – $130 and 2014 – $0)	870	207	—
Purchases of:
Available-for-sale securities
Fixed maturity securities (related party: 2016 – $(82), 2015 – $(64) and 2014 – $(527))	(11,797)	(11,069)	(11,000)
Equity securities (related party: 2016 – $(20), 2015 – $0 and 2014 – $0)	(319)	(239)	(51)
Trading securities (related party: 2016 – $(39), 2015 – $(52) and 2014 – $(320))	(868)	(1,409)	(551)
Mortgage loans	(1,157)	(672)	(908)
Investment funds (related party: 2016 – $(441), 2015 – $(510) and 2014 – $(517))	(535)	(614)	(676)
Derivative instruments and other invested assets	(686)	(698)	(682)
Real estate	(39)	(6)	—
Short-term investments (related party: 2016 – $0, 2015 – $(85) and 2014 – $0)	(873)	(267)	(17)
Consolidated variable interest entities related:
Sales, maturities, and repayments of investments (related party: 2016 – $22, 2015 – $244 and 2014 – $1,401)	504	257	1,410
Purchases of investments (related party: 2016 – $(19), 2015 – $(17) and 2014 – $(482))	(19)	(17)	(491)
Change in restricted cash	—	—	23
Acquisition of subsidiaries, net of cash acquired	—	162	33
Cash settlement of derivatives	34	25	1
Change in restricted cash	59	(39)	37
Other investing activities, net	(185)	279	(241)
Net cash (used in) provided by investing activities	(2,602)	(52)	1,332
			(Continued)
See accompanying notes to consolidated financial statements

ATHENE HOLDING LTD.
Consolidated Statements of Cash Flows

	Years ended December 31,
(In millions)	2016	2015	2014
Cash flows from financing activities
Capital contributions	$1	$1,116	$305
Repayment of note payables	—	(4)	(300)
Deposits on investment-type policies and contracts	5,791	3,460	3,393
Withdrawals on investment-type policies and contracts	(4,617)	(4,783)	(5,551)
Payments for coinsurance agreements on investment-type contracts, net	(89)	(153)	(320)
Consolidated variable interest entities related:
Proceeds from borrowings	—	—	319
Repayment on borrowings	(500)	—	(723)
Capital contributions from noncontrolling interests	—	—	21
Capital distributions to noncontrolling interests	—	(30)	(97)
Net change in cash collateral posted for derivative transactions	516	(535)	661
Repurchase of common stock	(20)	(3)	(78)
Other financing activities, net	73	(12)	75
Net cash provided by (used in) financing activities	1,155	(944)	(2,295)
Effect of exchange rate changes on cash and cash equivalents	(13)	(4)	—
Net (decrease) increase in cash and cash equivalents	(261)	49	(364)
Cash and cash equivalents at beginning of year[1]	2,720	2,671	3,035
Cash and cash equivalents at end of period[1]	$2,459	$2,720	$2,671

Supplementary information
Cash (refunded) paid for taxes	$(31)	$(34)	$59
Cash paid for interest	9	22	56
Non-cash transactions
Deposits on investment-type policies and contracts through reinsurance agreements	3,441	1,182	418
Withdrawals on investment-type policies and contracts through reinsurance agreements	448	373	219
Investments received from settlements on reinsurance agreements	47	75	6
Investment funds acquired in exchange for non-cash assets and liabilities	—	473	—
Issuance of capital for payment of liabilities	—	—	199
Reduction in investments and other assets and liabilities relating to reinsurance	—	920	—

[1] Includes cash and cash equivalents of consolidated variable interest entities
(Concluded)
See accompanying notes to consolidated financial statements

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

1. Business, Basis of Presentation and Significant Accounting Policies

Athene Holding Ltd. (AHL), a Bermuda exempted company, together with its subsidiaries (collectively, Athene, we, our, us, or the Company), is a leading retirement services company that issues, reinsures and acquires retirement savings products in all U.S. states, the District of Columbia and Germany.

We conduct business primarily through the following consolidated subsidiaries:

•	Athene Life Re Ltd., a Bermuda exempted company to which AHL's other insurance subsidiaries and third party ceding companies directly and indirectly reinsure a portion of their liabilities (ALRe);

•	Athene USA Corporation, an Iowa corporation and its subsidiaries (Athene USA); and

•	Athene Deutschland GmbH & Co. KG, a German partnership and its subsidiaries (ADKG).

In addition, we consolidate certain variable interest entities (VIEs), for which we determined we are the primary beneficiary, as discussed in Note 4 – Variable Interest Entities.

Consolidation and Basis of Presentation—Our consolidated financial statements include our wholly-owned subsidiaries, investees we control and any VIEs where we are the primary beneficiary. Investments in entities that we do not control, but have the ability to exercise significant influence over operating and financing decisions, other than investments for which we have elected the fair value option, are accounted for under the equity method. Intercompany balances and transactions have been eliminated.

For entities that are consolidated, but not 100% owned, we allocate a portion of the income or loss and corresponding equity to the owners other than the Company. We include the aggregate of the income or loss and corresponding equity that is not owned by the Company in noncontrolling interests in the consolidated financial statements.

We report investments in related parties and assets and liabilities of consolidated VIEs separately, as further described in the accounting policies that follow.

We have prepared the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP), which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual experience could materially differ from these estimates and assumptions. Our principal estimates impact:

•	fair value of investments;

•	impairment of investments and valuation allowances;

•	derivatives valuation, including embedded derivatives;

•	deferred acquisition costs (DAC), deferred sales inducements (DSI) and value of business acquired (VOBA);

•	future policy benefit reserves;

•	valuation allowances on deferred tax assets; and

•	stock-based compensation.

Additional details around these principal estimates and assumptions are discussed in the significant accounting policies that follow and the related footnote disclosures.

Revisions—As part of our continuing initiative to improve controls in our business processes and confirm the accuracy of our data relating to blocks of businesses acquired from Aviva USA as well as deposits since the acquisition, we identified an error in May 2017 relating to the impact of certain inputs used to calculate certain actuarial balances, which had the result of misstating our net investment earned rate used in the amortization calculation of deferred acquisition costs and the change in future policy benefits. We have revised our consolidated financial statements, notes, and schedules for the years ended December 31, 2016, 2015 and 2014, as a result of correcting this error and other immaterial errors. We assessed the materiality of these errors and concluded these errors are not material to the consolidated financial statements as a whole. However, we elected to revise the consolidated financial statements to increase their accuracy, as well as provide consistency and comparability with balances and activities to be reported in future periods.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The following is a summary of the only impacts of the revisions on the consolidated balance sheets:

	December 31, 2016
(In millions)	As Previously Reported	Revisions	As Adjusted
Assets
Deferred acquisition costs, deferred sales inducements and value of business acquired	$2,964	$(24)	$2,940
Deferred tax assets	369	3	372
Total assets	$86,720	$(21)	$86,699
Liabilities and Equity
Liabilities
Future policy benefits	$14,569	$23	$14,592
Other liabilities	685	3	688
Total liabilities	79,814	26	79,840
Equity
Retained earnings	3,117	(47)	3,070
Total Athene Holding Ltd. shareholders' equity	6,905	(47)	6,858
Noncontrolling interest	1	—	1
Total equity	6,906	(47)	6,859
Total liabilities and equity	$86,720	$(21)	$86,699

	December 31, 2015
(In millions)	As Previously Reported	Revisions	As Adjusted
Assets
Deferred acquisition costs, deferred sales inducements and value of business acquired	$2,663	$(11)	$2,652
Deferred tax assets	606	3	609
Total assets	$80,854	$(8)	$80,846
Liabilities and Equity
Liabilities
Interest sensitive contract liabilities	$57,296	$(7)	$57,289
Future policy benefits	14,540	7	14,547
Other liabilities	776	2	778
Total liabilities	75,491	2	75,493
Equity
Retained earnings	2,318	(10)	2,308
Total Athene Holding Ltd. shareholders' equity	5,362	(10)	5,352
Noncontrolling interest	1	—	1
Total equity	5,363	(10)	5,353
Total liabilities and equity	$80,854	$(8)	$80,846

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The following is a summary of the only impacts of the revisions on the consolidated statements of income:

	Year ended December 31, 2016
(In millions, except per share data)	As Previously Reported	Revisions	As Adjusted
Revenue
Net investment income	$2,916	$(2)	$2,914
Total revenues	4,107	(2)	4,105
Benefits and Expenses
Interest sensitive contract benefits	1,293	3	1,296
Amortization of deferred sales inducements	40	(1)	39
Future policy and other policy benefits	1,043	16	1,059
Amortization of deferred acquisition costs and value of business acquired	304	14	318
Policy and other operating expenses	615	3	618
Total benefits and expenses	3,354	35	3,389
Income before income taxes	753	(37)	716
Income tax expense (benefit)	(52)	—	(52)
Net income	805	(37)	768
Less: Net income attributable to noncontrolling interests	—	—	—
Net income available to Athene Holding Ltd. shareholders	$805	$(37)	$768

Earnings per share
Basic – Classes A, B and M-1	$4.31	$(0.20)	$4.11
Diluted – Class A	4.21	(0.19)	4.02
Diluted – Class B	4.31	(0.20)	4.11
Diluted – Class M-1	0.21	(0.01)	0.20

	Year ended December 31, 2015
(In millions, except per share data)	As Previously Reported	Revisions	As Adjusted
Revenue
Net investment income	$2,508	$2	$2,510
Total revenues	2,616	2	2,618
Benefits and Expenses
Interest sensitive contract benefits	690	(1)	689
Amortization of deferred sales inducements	20	1	21
Future policy and other policy benefits	517	1	518
Amortization of deferred acquisition costs and value of business acquired	203	3	206
Total benefits and expenses	2,024	4	2,028
Income before income taxes	592	(2)	590
Income tax expense (benefit)	14	(2)	12
Net income	578	—	578
Less: Net income attributable to noncontrolling interests	16	—	16
Net income available to Athene Holding Ltd. shareholders	$562	$—	$562

Earnings per share
Basic – Classes A and B	$3.21	$—	$3.21
Diluted – Class A	3.21	—	3.21
Diluted – Class B	3.21	—	3.21

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

	Year ended December 31, 2014
(In millions, except per share data)	As Previously Reported	Revisions	As Adjusted
Revenue
Investment related gains (losses)	$1,210	$1	$1,211
Total revenues	4,100	1	4,101
Benefits and Expenses
Future policy and other policy benefits	696	4	700
Amortization of deferred acquisition costs and value of business acquired	119	5	124
Total benefits and expenses	3,568	9	3,577
Income before income taxes	532	(8)	524
Income tax expense (benefit)	54	(1)	53
Net income	478	(7)	471
Less: Net income attributable to noncontrolling interests	15	—	15
Net income available to Athene Holding Ltd. shareholders	$463	$(7)	$456

Earnings per share
Basic – Classes A and B	$3.58	$(0.06)	$3.52
Diluted – Class A	3.52	(0.05)	3.47
Diluted – Class B	3.52	(0.05)	3.47

For the years ended December 31, 2016, 2015 and 2014, the only impact to the consolidated statements of comprehensive income were the revisions to net income for the corresponding year, as presented above.

We revised the consolidated statements of equity for the years ended December 31, 2016, 2015 and 2014, for the changes to net income, as presented above. In addition, the balance of retained earnings was revised from $1,343 million to $1,340 million as of December 31, 2013, as a result of revisions to periods prior to 2014.

The following is a summary of the only impacts of the revisions on the consolidated statements of cash flows:

	Year ended December 31, 2016
(In millions)	As Previously Reported	Revisions	As Adjusted
Cash flows from operating activities
Net income	$805	$(37)	$768
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred acquisition costs and value of business acquired	304	14	318
Amortization of deferred sales inducements	40	(1)	39
Stock-based compensation	81	3	84
Changes in operating assets and liabilities:
Interest sensitive contract liabilities	918	7	925
Future policy benefits, other policy claims and benefits, dividends payable to policyholders and reinsurance recoverable	328	16	344
Other assets and liabilities	(20)	(2)	(22)
Net cash provided by operating activities	1,199	—	1,199
Cash flows from investing activities
Net cash used in investing activities	(2,602)	—	(2,602)
Cash flows from financing activities
Net cash provided by financing activities	1,155	—	1,155
Effect of exchange rate changes on cash and cash equivalents	(13)	—	(13)
Net decrease in cash and cash equivalents	(261)	—	(261)
Cash and cash equivalents at beginning of year[1]	2,720	—	2,720
Cash and cash equivalents at end of year[1]	$2,459	$—	$2,459

[1] Includes cash and cash equivalents of consolidated variable interest entities

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

	Year ended December 31, 2015
(In millions)	As Previously Reported	Revisions	As Adjusted
Cash flows from operating activities
Net income	$578	$—	$578
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred acquisition costs and value of business acquired	203	3	206
Amortization of deferred sales inducements	20	1	21
Deferred income tax expense	33	(2)	31
Changes in operating assets and liabilities:
Interest sensitive contract liabilities	879	(5)	874
Future policy benefits, other policy claims and benefits, dividends payable to policyholders and reinsurance recoverable	(574)	1	(573)
Other assets and liabilities	(58)	2	(56)
Net cash provided by operating activities	1,049	—	1,049
Cash flows from investing activities
Net cash used in investing activities	(52)	—	(52)
Cash flows from financing activities
Other financing activities, net	21	(33)	(12)
Net cash used in financing activities	(911)	(33)	(944)
Effect of exchange rate changes on cash and cash equivalents	(4)	—	(4)
Net increase in cash and cash equivalents	82	(33)	49
Cash and cash equivalents at beginning of year[1]	2,638	33	2,671
Cash and cash equivalents at end of year[1]	$2,720	$—	$2,720

[1] Includes cash and cash equivalents of consolidated variable interest entities

	Year ended December 31, 2014
(In millions)	As Previously Reported	Revisions	As Adjusted
Cash flows from operating activities
Net income	$478	$(7)	$471
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred acquisition costs and value of business acquired	119	5	124
Deferred income tax expense	138	(1)	137
Changes in operating assets and liabilities:
Future policy benefits, other policy claims and benefits, dividends payable to policyholders and reinsurance recoverable	(702)	4	(698)
Funds withheld assets and liabilities	—	(1)	(1)
Net cash provided by operating activities	599	—	599
Cash flows from investing activities
Net cash provided by investing activities	1,332	—	1,332
Cash flows from financing activities
Other financing activities, net	42	33	75
Net cash used in financing activities	(2,328)	33	(2,295)
Effect of exchange rate changes on cash and cash equivalents	—	—	—
Net decrease in cash and cash equivalents	(397)	33	(364)
Cash and cash equivalents at beginning of year[1]	3,035	—	3,035
Cash and cash equivalents at end of year[1]	$2,638	$33	$2,671

[1] Includes cash and cash equivalents of consolidated variable interest entities

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Summary of Significant Accounting Policies

Investments

Fixed Maturity and Equity Securities – Fixed maturity securities includes bonds, collateralized loan obligations (CLO), asset-backed securities (ABS), residential mortgage-backed securities (RMBS), commercial mortgage-backed securities (CMBS) and redeemable preferred stock. Equity securities includes common stock, mutual funds and non-redeemable preferred stock. We classify fixed maturity and equity securities as available-for-sale (AFS) or trading at the time of purchase and subsequently carry them at fair value. Fair value hierarchy and valuation methodologies are discussed in Note 5 – Fair Value. Classification is dependent on a variety of factors including our expected holding period, election of the fair value option and asset and liability matching.

AFS Securities – Unrealized gains and losses on AFS securities, net of tax and adjustments to DAC, DSI, VOBA and future policy benefits, if applicable, are generally reflected in accumulated other comprehensive income (loss) (AOCI) on the consolidated balance sheets. Unrealized gains or losses relating to identified risks within AFS securities in fair value hedging relationships are reflected in investment related gains (losses) on the consolidated statements of income.

Trading Securities – We elected the fair value option for certain fixed maturity securities. These fixed maturity securities are classified as trading, with changes to fair value included in investment related gains (losses) on the consolidated statements of income. Although the securities are classified as trading, the trading activity related to these investments is primarily focused on asset and liability matching activities and is not intended to be an income strategy based on active trading. As such, the activity related to these investments on the consolidated statements of cash flows is classified as investing activities. Trading securities include mutual funds supporting unit-linked investment contracts.

We generally record security transactions on a trade date basis, with any unsettled trades recorded in other assets or other liabilities on the consolidated balance sheets. For those security transactions not recorded on a trade date basis, such as private placement and investment fund purchases, we record on a settlement date basis.

Purchased Credit Impaired (PCI) Investments – We purchase certain structured securities, primarily RMBS and re-performing mortgage loans, having deterioration in credit quality since their issuance which meet the definition of PCI investments. We determined, based on our expectations as to the timing and amount of cash flows expected to be received, that it was probable at acquisition that we would not collect all contractually required payments, including both principal and interest, while also considering the effects of any prepayments for these PCI investments. Based on these assumptions, the difference between the undiscounted expected future cash flows of the PCI investments and the recorded investment represents the initial accretable yield, which is accreted into investment income, net of related expenses, over their remaining lives on a level-yield basis. The difference between the contractually required payments on the PCI investment and the undiscounted expected future cash flows represents the non-accretable difference at acquisition. Over time, based on actual payments received and changes in estimates of undiscounted expected future cash flows, the accretable yield and the non-accretable difference can change.

Quarterly, we evaluate the undiscounted expected future cash flows associated with PCI investments based on updates to key assumptions. Changes to undiscounted expected future cash flows due solely to the changes in the contractual benchmark interest rates on variable rate PCI investments will change the accretable yield prospectively. Declines in undiscounted expected future cash flows due to further credit deterioration, as well as changes in the expected timing of the cash flows, can result in the recognition of an other-than-temporary impairment (OTTI) charge for PCI securities or a valuation allowance for PCI loans. Significant increases in undiscounted expected future cash flows are recognized prospectively as an adjustment to the accretable yield.

Mortgage Loans – Mortgage loans are primarily stated at unpaid principal balance, adjusted for any unamortized premium or discount, and net of valuation allowances. Interest income is accrued on the principal amount of the loan based on its contractual interest rate. We record amortization of premiums and discounts using the effective yield method and contractual cash flows on the underlying loan. We accrue interest on loans until it is probable we will not receive interest or the loan is 90 days past due. Interest income, amortization of premiums and discounts and prepayment fees are reported in net investment income on the consolidated statements of income. We have also elected the fair value option on a portion of our mortgage loans.

Investment Funds – We invest in certain non-fixed income, alternative investments in the form of limited partnerships or similar legal structures (investment funds). For investment funds in which we have determined we are not the primary beneficiary, and therefore not required to consolidate, we typically record these investments using the equity method of accounting, where the cost is recorded as an investment in the fund. Adjustments to the carrying amount reflect our pro rata ownership percentage of the operating results as indicated by net asset value (NAV) in the investment fund financial statements, which can be on a lag of up to three months when investee information is not received in a timely manner.

We record our proportionate share of investment fund income within net investment income on the consolidated statements of income. Contributions paid or distributions received by us are recorded directly to the investment fund balance as an increase to carrying value or as a return of capital, thus reducing our carrying value.

Policy Loans – Policy loans are funds provided to policyholders in return for a claim on the policy's account value. The funds provided are limited to a specified percentage of the account balance. The majority of policy loans do not have a stated maturity and the balances and accrued

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

interest are repaid with proceeds from the policy account balance. Policy loans are reported at the unpaid principal balance. Interest income is recorded as earned using the contract interest rate and is reported in net investment income on the consolidated statements of income.

Funds Withheld at Interest – Funds withheld at interest represents a receivable for amounts contractually withheld by ceding companies in accordance with reinsurance agreements in which we act as reinsurer. Assets equal to statutory reserves are withheld and legally owned by the ceding company. We periodically settle interest accruing to those assets at rates defined by the terms of the agreement. The underlying agreements contain embedded derivatives as discussed below.

Real Estate – Real estate investments are stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful life of the asset, which is typically 40 years, and is included in net investment income on the consolidated statements of income. We periodically review our real estate investments for impairment and test for recoverability when events or changes in circumstances indicate the carrying value may not be recoverable and exceeds its estimated fair value. We recognize an impairment to fair value if the carrying amount of a property exceeds the expected undiscounted cash flows.

Real estate investments we commit to a plan to sell within one year and actively market are classified as held for sale. Real estate held for sale is stated at the lower of depreciated cost or estimated fair value less expected disposition costs and is not depreciated.

Short-term Investments – Short-term investments consists of financial instruments with maturities of greater than three months but less than twelve months when purchased. Short-term debt securities are accounted for as trading or AFS consistent with our policies for those investments. Short-term loans are carried at amortized cost. Fair values are determined consistent with policies described in Note 5 – Fair Value for the respective investment type.

Investment Income – We recognize investment income as it accrues or is legally due, net of investment management and custody fees. Investment income on fixed maturity securities includes coupon interest, as well as the amortization of any premiums and the accretion of any discount. Investment income on equity securities represents dividend income and preferred coupons. Realized gains and losses on sales of investments are included on the consolidated statements of income in investment related gains (losses). Realized gains and losses on investments sold are determined based on a first-in first-out method.

Other-Than-Temporary Impairment – We identify fixed maturity and equity securities that could potentially have impairments that are other-than-temporary by monitoring market events for changes in market interest rates, credit issues, changes in business climate, management changes, litigation, government actions and other similar factors. Indicators of impairment may include changes in the issuers' credit ratings and outlook, frequency of late payments, pricing levels, key financial ratios, financial statements, revenue forecasts and cash flow projections.

We review all securities on a case-by-case basis to determine whether an other-than-temporary decline in value exists and whether losses should be recognized. We consider relevant facts and circumstances in evaluating whether a credit or interest rate-related impairment of a security is other-than-temporary. Relevant facts and circumstances include: (1) the extent and length of time the fair value has been below cost; (2) the reasons for the decline in fair value; (3) the issuer's financial position and access to capital; and (4) for fixed maturity securities, our ability and intent to sell a security or whether it is more likely than not that we will be required to sell the security before the recovery of its cost or amortized cost which, in some cases, may extend to maturity and for equity securities, our ability and intent to hold the security for a period of time that allows for the recovery in value. To the extent we determine that a security is other-than-temporarily impaired, an impairment loss is recognized.

The recognition of impairment losses on fixed maturity securities is dependent upon the facts and circumstances related to the specific security. If we intend to sell a security or it is more likely than not that we would be required to sell a security before the recovery of its cost or amortized cost less any recorded credit loss, we recognize an OTTI in other-than-temporary impairment losses on the consolidated statements of income for the difference between amortized cost and fair value. If neither of these two conditions exists, then the recognition of the OTTI is bifurcated and we recognize the credit loss portion in income and the non-credit loss portion in AOCI on the consolidated balance sheets.

We estimate the amount of the credit loss component of a fixed maturity security impairment as the difference between amortized cost and the present value of the expected cash flows of the security. The present value is determined using the estimated cash flows discounted at the effective interest rate implicit to the security at the date of purchase or the current yield to accrete an asset-backed or floating rate security. The techniques and assumptions for establishing the estimated cash flows vary depending on the type of security. The structured security's cash flow estimates are based on security-specific facts and circumstances that may include collateral characteristics, expectations of delinquency and default rates, loss severity, prepayments and structural support, including subordination and guarantees. The non-structured security's cash flow estimates are derived from scenario-based outcomes of expected corporate restructurings or the disposition of assets using security-specific facts and circumstances including timing, security interests and loss severity.

In periods after an OTTI is recognized on a fixed maturity security, we report the impaired security as if it had been purchased on the date it was impaired and continue to estimate the present value of the estimated cash flows of the security. Accordingly, the discount (or reduced premium) based on the new cost basis is accreted into net investment income over the remaining term of the fixed maturity security in a prospective manner based on the amount and timing of estimated future cash flows.

For equity method investments, we consider financial and other information provided by the investee, other known information and inherent risks in the underlying investments, as well as future capital commitments, in determining whether an impairment has occurred. Declines in

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

value of equity method investments not expected to be recovered are reflected through impairment in other-than-temporary impairment losses on the consolidated statements of income.

We impair a mortgage loan when it is probable we will not collect all amounts due under the agreement. We establish a general valuation allowance on mortgage loans based on loss history. Additionally, we establish a valuation allowance on individual loans based on expected losses from future dispositions or settlement, including foreclosures. We calculate the allowance based on how much the carrying value exceeds one of these values:

•	the present value of expected future cash flows discounted at the loan's original effective interest rate;

•	the value of the loan's collateral if it is in the process of foreclosure or otherwise collateral dependent; or

•	the loan's fair value if the loan is being sold.

We first apply any interest accrued or received on the net carrying amount of the impaired loan to the principal of the loan, and once the principal is repaid, we include amounts received in net investment income. We limit accrued interest income on impaired loans to 90 days of interest. Once accrued interest on the impaired loan is received, we recognize interest income on a cash basis. Loans deemed uncollectible or in foreclosure are charged off against the valuation allowances, and subsequent recoveries, if any, are credited to the valuation allowances. Changes in valuation allowances are reported in investment related gains (losses) on the consolidated statements of income.

The cost of other invested assets is adjusted for impairments in value deemed to be other-than-temporary in the period in which the determination is made. These impairments are included within other-than-temporary impairment losses, and the cost basis of the investment securities is reduced accordingly. We do not change the revised cost basis for subsequent recoveries in value.

Derivative Instruments—We invest in derivatives to hedge the risks experienced in our ongoing operations, such as equity risk, interest rate risk, cash flow risks or for other risk management purposes, which primarily involve managing liability risks associated with our indexed annuity products and reinsurance agreements. Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices or other underlying notional amounts. Derivative assets and liabilities are carried at fair value on the consolidated balance sheets. We elect to present any derivatives subject to master netting provisions as a gross asset or liability and gross of collateral. Disclosures regarding balance sheet presentation of derivatives subject to master netting agreements are discussed in Note 3 – Derivative Instruments. We may designate derivatives as cash flow or fair value hedges.

Hedge Documentation and Hedge Effectiveness – To qualify for hedge accounting, at the inception of the hedging relationship, we formally document our risk management objective and strategy for undertaking the hedging transaction, as well as our designation of the hedge as a cash flow or fair value hedge. In this documentation, we identify how the hedging instrument is expected to hedge the designated risks related to the hedged item, the method that will be used to retrospectively and prospectively assess the hedging instrument's effectiveness and the method which will be used to measure ineffectiveness. A derivative designated as a hedging instrument must be assessed as being highly effective in offsetting the designated risk of the hedged item. Hedge effectiveness is formally assessed at inception and periodically throughout the life of the designated hedging relationship.

For a cash flow hedge, changes in the fair value of the hedging derivative measured as effective are reported within AOCI, and the related gains or losses on the derivative are reclassified into the consolidated statements of income when the cash flows of the hedged item affect earnings. Any ineffectiveness is reported in investment related gains (losses) on the consolidated statements of income each reporting period as effectiveness is assessed.

For a fair value hedge, changes in the fair value of the hedging derivative, including any amounts measured as ineffective, and changes in the fair value of the hedged item related to the designated risk being hedged, are reported on the consolidated statements of income according to the nature of the risk being hedged.

We discontinue hedge accounting prospectively when: (1) we determine the derivative is no longer highly effective in offsetting changes in the estimated cash flows or fair value of a hedged item; (2) the derivative expires, is sold, terminated, or exercised; or (3) the derivative is de-designated as a hedging instrument. When hedge accounting is discontinued, the derivative continues to be carried on the consolidated balance sheets at fair value, with changes in fair value recognized in investment related gains (losses) on the consolidated statements of income.

For a derivative not designated as a hedge, changes in the derivative's fair value and any income received or paid on derivatives at the settlement date are included in investment related gains (losses) on the consolidated statements of income.

Embedded Derivatives – We issue and reinsure products, primarily fixed indexed annuity products, or purchase investments that contain embedded derivatives. If we determine the embedded derivative has economic characteristics not clearly and closely related to the economic characteristics of the host contract, and a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host contract and accounted for separately. Embedded derivatives are carried on the consolidated balance sheets at fair value in the same line item as the host contract. Changes in the fair value of embedded derivatives associated with fixed indexed annuities are reflected in interest sensitive contract benefits on the consolidated statements of income. Embedded derivatives that are not clearly and closely related to the host contract within a financial asset are required to be bifurcated and recorded at fair value unless the fair value option is elected on the host contract. Under the fair value option, bifurcation of the embedded derivative is not necessary as all related gains and losses on the host contract and derivative will be reflected within investment related gains (losses) on the consolidated statements of income.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Fixed indexed annuity and indexed universal life insurance contracts allow the policyholder to elect a fixed interest rate return or an equity market component where interest credited is based on the performance of common stock market indices. The equity market option is an embedded derivative, similar to a call option. The benefit reserve is equal to the sum of the fair value of the embedded derivative and the host (or guaranteed) component of the contracts. The fair value of embedded derivatives is computed as the present value of benefits attributable to the excess of the projected policy contract values over the projected minimum guaranteed contract values. The projections of policy contract values are based on assumptions for future policy growth, which include assumptions for expected index credits on the next policy anniversary date, future equity option costs, volatility, interest rates and policyholder behavior. The projections of minimum guaranteed contract values include the same assumptions for policyholder behavior as were used to project policy contract values. For contracts we issue to policyholders, the embedded derivative cash flows are discounted using a rate that reflects our credit rating. For funds withheld reinsurance contracts, we do not use a credit spread as the funds are backed by the cedant's collateral. The host contract is established at contract inception as the initial account value less the initial fair value of the embedded derivative and accreted over the policy's life. The host contract accretion rate is updated each quarter so that the present value of actual and expected guaranteed cash flows is equal to the initial host value.

Additionally, reinsurance agreements written on a modified coinsurance (modco) or funds withheld coinsurance (funds withheld) basis contain embedded derivatives. The right to receive or obligation to pay the total return on the assets supporting the funds withheld at interest or funds withheld liability, respectively, represent a total return swap with a floating rate leg. The fair value of embedded derivatives on modco and funds withheld agreements is computed as the unrealized gain (loss) on the underlying assets and is included in the funds withheld at interest and funds withheld liability lines on the consolidated balance sheets for assumed and ceded agreements, respectively. The change in the fair value of the embedded derivatives is recorded in investment related gains (losses) on the consolidated statements of income. Assumed and ceded earnings from funds withheld at interest, funds withheld liability and changes in the fair value of embedded derivatives are reported in operating activities on the consolidated statements of cash flows. Contributions to and withdrawals from funds withheld at interest and funds withheld liability are reported in operating activities on the consolidated statements of cash flows.

Variable Interest Entities—An entity that does not have sufficient equity to finance its activities without additional financial support, or in which the equity investors, as a group, do not have the characteristics of a controlling financial interest is a VIE. The determination as to whether an entity qualifies as a VIE depends on the facts and circumstances surrounding each entity and may require significant judgment. Our investment funds generally qualify as VIEs and are evaluated for consolidation under the VIE model.

We are required to consolidate a VIE if we are the primary beneficiary, defined as the variable interest holder with both the power to direct the activities that most significantly impact the VIE's economic performance and rights to receive benefits or obligations to absorb losses that could be potentially significant to the VIE. We determine whether we are the primary beneficiary of an entity based on a qualitative assessment of the VIE's capital structure, contractual terms, nature of the VIE's operations and purpose and our relative exposure to the related risks of the VIE. Since affiliates of Apollo Global Management, LLC (AGM and, together with its subsidiaries, Apollo), a related party, are the decision makers in certain of the investment funds, we and a member of our related party group may together have the characteristics of the primary beneficiary of an investment fund. In this situation, we have concluded we are not under common control, as defined by GAAP, with the related party, and therefore consolidate in the circumstances when substantially all of the activities of the VIE are conducted on our behalf. We reassess the VIE and primary beneficiary determinations on an ongoing basis.

If we are not the primary beneficiary, but are able to exert significant influence over the VIE’s operations, we record the VIE as an equity method investment. If we are not able to exercise significant influence, generally on investment funds in which we own a less than a 3% interest, we elect the fair value option.

See Note 4 – Variable Interest Entities for discussion of our interest in entities that meet the definition of a VIE.
Business Combinations and Goodwill—Business combination transactions are accounted for under the acquisition method. Accordingly, the purchase consideration is allocated to assets and liabilities based on their estimated fair value at the acquisition date. The consideration for the net assets acquired is determined prior to the assessment of the fair value of the net assets at the acquisition date. We have identified several intangible assets acquired in business combinations including VOBA, acquired distribution channels and state licenses. We value VOBA as described below under Deferred Acquisition Costs, Deferred Sales Inducements and Value of Business Acquired. We value distribution channels using the multi-period excess earnings method under the income approach and the state licenses using the market approach. Distribution channels and state licenses are included in other assets on the consolidated balance sheets.

Goodwill represents the excess of purchase consideration over the acquisition date fair value of net assets acquired and is included in the other assets on the consolidated balance sheets. Goodwill is not amortized but reviewed for impairment annually or more frequently if events occur or circumstances change indicating potential impairment has occurred. If the acquisition date fair value of the net assets acquired exceeds the purchase consideration in a business combination, a bargain purchase gain is recorded on the consolidated statements of income. See Note 6 – Business Combinations for details of business combination transactions.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Reinsurance—We assume and cede insurance and investment contracts under coinsurance, funds withheld and modco. We follow reinsurance accounting for transactions that provide indemnification against loss or liability relating to insurance risk (risk transfer). To meet risk transfer requirements, a reinsurance agreement must include insurance risk consisting of underwriting, investment, timing risk and any other significant risks. Cessions under reinsurance do not discharge our obligations as the primary insurer, unless the requirements of assumption reinsurance have been met. We generally have the right of offset on reinsurance contracts, but have elected to present reinsurance settlement amounts due to and from the Company on a gross basis.

For investment contracts, assets and liabilities assumed or ceded under coinsurance, funds withheld, or modco are presented gross on the consolidated balance sheets. The change in assumed and ceded reserves, deposits and withdrawals are presented net in the interest sensitive contract benefits line on the consolidated statements of income. For insurance contracts, assets and liabilities assumed or ceded are presented gross on the consolidated balance sheets. The change in assumed and ceded reserves and benefits are presented net in the future policy and other policy benefits line on the consolidated statements of income. Assumed or ceded premiums are included in the premiums line of the consolidated statements of income.

Accounting for reinsurance requires the use of assumptions upon agreement inception, particularly related to the future performance of the underlying business and the potential impact of counterparty credit risks. We attempt to minimize our counterparty credit risk through the structuring of the terms of our reinsurance agreements, including the use of trusts, and we monitor credit ratings of counterparties for signs of declining credit quality. When a ceding company does not report information on a timely basis, we record accruals based on the best available information at the time, which includes the reinsurance agreement terms and historical experience. We periodically compare actual and anticipated experience to the assumptions used to establish reinsurance assets and liabilities. Refer to Note 7 – Reinsurance for more information.

Funds Withheld – For business assumed or ceded on a funds withheld basis, a funds withheld segregated portfolio comprised of invested assets and other assets is maintained by the ceding entity, which are sufficient to support the current balance of policy benefit liabilities of the ceded business on a statutory basis. The fair value of the funds withheld account is recorded as a funds withheld asset or liability and accrues interest payable at rates defined by the agreement terms and is settled periodically.

Modco – Modco is similar to funds withheld, except that the policy benefit liabilities are also not transferred to the assuming entity. For business assumed or ceded on a modco basis, the fair value of the funds withheld is accounted for under the same method described for funds withheld reinsurance above. Assumed policy benefit liabilities are included in interest sensitive contract benefits and ceded policy benefit liabilities are included in reinsurance recoverable on the consolidated balance sheets.

Cash and Cash Equivalents—Cash and cash equivalents include deposits and short-term highly liquid investments with a maturity of less than 90 days from the date of acquisition. Amounts included are readily convertible to known amounts of cash and are subject to an insignificant risk of change in value.

Restricted Cash—Restricted cash primarily consists of cash and cash equivalents held in funds in trust as part of certain coinsurance agreements to secure statutory reserves and liabilities of the coinsured parties. Restricted cash is reported separately on the consolidated balance sheets. Changes in the restricted cash balance are reported in investing activities on the consolidated statements of cash flows.

Investments in Related Parties—Investments in related parties and associated earnings, other comprehensive income and cash flows are separately identified on the consolidated financial statements and accounted for consistently with the policies described above for each category of investment.

Deferred Acquisition Costs, Deferred Sales Inducements and Value of Business Acquired

Deferred Acquisition Costs and Deferred Sales Inducements – Costs related to direct and successful efforts of acquiring new business are deferred to the extent they are recoverable from future premiums or gross profits. These costs consist of commissions and policy issuance costs, as well as sales inducements credited to policyholder account balances, and are included in deferred acquisition costs, deferred sales inducements and value of business acquired on the consolidated balance sheets. We adjust the DAC and DSI balances due to the effects of net unrealized investment gains and losses on AFS securities. We perform periodic tests to determine if the deferred costs remain recoverable, including at issue. If financial performance significantly deteriorates to the point where a premium deficiency exists, then we record a cumulative charge to the current period. Each reporting period, we update estimated gross profits with actual gross profits as part of the amortization process for the interest sensitive policies. We also periodically revise the key assumptions used in the calculation of the amortization of DAC and DSI which results in revisions to the estimated future gross profits. The effects of changes in assumptions are recorded as unlocking in the period in which the changes are made.

Deferred costs related to interest sensitive life and investment-type policies, with significant revenue streams from sources other than investment of the policyholder funds, are amortized over the lives of the policies, in relation to the present value of gross profits including investment spread margins, surrender charge income, policy administration, changes in the guaranteed lifetime withdrawal benefit (GLWB) and guaranteed minimum death benefit (GMDB) reserves and realized gains and losses on investments. Current period gross profits for fixed indexed annuities also include the impact of amounts for the change in fair value of the derivatives and the change in fair value of the embedded derivatives. Estimates of the future gross profits are based on assumptions using accepted actuarial methods.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Deferred costs related to contracts with only investment related sources of revenues are amortized using the effective interest method. The effective interest method amortizes the deferred costs by discounting the future liability cash flows at a break-even rate. The break-even rate is solved such that the present value of future liability cash flows is equal to the net liability at the inception of the contract.

Value of Business Acquired – We establish VOBA for insurance contract blocks assumed with the acquisition of insurance entities. We record the fair value of the liabilities assumed in two components: reserves and VOBA. Reserves are established using our best estimate assumptions, and are further described in future policy benefits and interest sensitive contract liabilities. VOBA is the difference between the fair value and the reserves. VOBA can be either positive or negative. For interest sensitive life and investment-type contracts, any negative VOBA is recorded in interest sensitive contract liabilities on the consolidated balance sheets. For long duration and insurance contracts, any negative VOBA is recorded as part of future policy benefits on the consolidated balance sheets. Positive VOBA is recorded in deferred acquisition costs, deferred sales inducements and value of business acquired on the consolidated balance sheets.

VOBA associated with funding agreements and immediate annuity contracts classified as investment contracts is amortized using the interest method. VOBA associated with immediate annuity contracts classified as long duration contracts is amortized at a constant rate in relation to net policyholder liabilities. For accumulation products, which include interest sensitive life and investment-type contracts with significant non-investment sources of revenue, VOBA is amortized in relation to the present value of estimated gross profits using methods consistent with those used to amortize DAC. Negative VOBA is amortized at a constant rate in relation to applicable net policyholder liabilities.

We adjust the VOBA balance due to the OCI effects of unrealized investment gains or losses on AFS securities. We perform periodic tests to determine if the VOBA remains recoverable. If financial performance significantly deteriorates to the point where a premium deficiency exists, then we record a cumulative charge to the current period. Each reporting period, we update estimated gross profits with actual gross profits as part of the amortization process for the interest sensitive policies. We also periodically revise the key assumptions used in the calculation of the amortization of the VOBA which results in updates to the estimated future gross profits. The effects of changes in assumptions are recorded as unlocking in the period in which the changes are made.

See Note 8 – Deferred Acquisition Costs, Deferred Sales Inducements and Value of Business Acquired for further discussion.

Interest Sensitive Contract Liabilities—Interest sensitive life and investment-type contracts include fixed indexed and traditional fixed annuities in the accumulation phase, funding agreements, universal life insurance, fixed indexed universal life insurance, unit-linked contracts and immediate annuities without significant mortality risk. We carry liabilities for fixed annuities, universal life insurance, unit-linked contracts and funding agreements at the account balances without reduction for potential surrender or withdrawal charges, except for a block of universal life business ceded to Global Atlantic Financial Group Limited (together with its subsidiaries, Global Atlantic) which we carry at fair value. Liabilities for immediate annuities without significant mortality risk are calculated as a present value of future liability cash flows at contractual interest rates.

Changes in the interest sensitive contract liabilities, excluding deposits and withdrawals, are recorded in interest sensitive contract benefits or product charges on the consolidated statements of income. Interest sensitive contract liabilities are not reduced for amounts ceded under reinsurance agreements which are reported as reinsurance recoverable on the consolidated balance sheets. See Note 7 – Reinsurance for more information on reinsurance.

Future Policy Benefits—We issue contracts classified as long-duration, which includes endowments, term and whole life, accident and health, disability, and deferred and immediate annuit    ies with life contingencies. Liabilities for non-participating long-duration contracts are established using accepted actuarial valuation methods which require the use of assumptions related to expenses, investment yields, mortality, morbidity and persistency, with a provision for adverse deviation, at the date of issue or acquisition. As of December 31, 2016, the reserve investment yield assumptions for non-participating contracts range from 3.31% to 5.44% and are specific to our expected earned rate on the asset portfolio supporting the reserves. Liabilities for participating long-duration contracts are established using accepted actuarial valuation methods, which require the use of guaranteed interest and mortality assumptions. As of December 31, 2016, the reserve guaranteed interest assumptions for participating contracts range from 1.25% to 4.00% and are based on interest rates guaranteed to our policyholders. We base other key assumptions, such as mortality and morbidity, on industry standard data adjusted to align with actual company experience, if necessary.

For long-duration contracts, the assumptions are locked in at contract inception and only modified if we deem the reserves to be inadequate. We periodically review actual and anticipated experience compared to the assumptions used to establish policy benefits. If the net GAAP liability (gross reserves less DAC, DSI and VOBA) is less than the gross premium liability, impairment is deemed to have occurred, and the DAC, DSI and VOBA asset balances are reduced until the net GAAP liability is equal to the gross premium liability. If the DAC, DSI and VOBA asset balances are completely written off and the net GAAP liability is still less than the gross premium liability, then an additional liability is posted to arrive at the gross premium liability.

We issue and reinsure deferred annuity contracts which contain GLWB and GMDB riders. We establish future policy benefits for GLWB and GMDB by estimating the expected value of withdrawal and death benefits in excess of the projected account balance. We recognize the excess proportionally over the accumulation period based on total expected assessments. The methods we use to estimate the liabilities have assumptions about policyholder behavior, mortality and market conditions affecting the account balance growth.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Future policy benefits includes liabilities for no-lapse guarantees on universal life insurance and fixed indexed universal life insurance. We establish future policy benefits for no-lapse guarantees by estimating the expected value of death benefits paid after policyholder account balances have been exhausted. We recognize these benefits proportionally over the life of the contracts based on total expected assessments. The methods we use to estimate the liabilities have assumptions about policyholder behavior, mortality and market conditions affecting the account balance growth.

Changes in future policy benefits are recorded in future policy and other policy benefits on the consolidated statements of income. Future policy benefits are not reduced for amounts ceded under reinsurance agreements which are reported as reinsurance recoverable on the consolidated balance sheets. See Note 7 – Reinsurance for more information on reinsurance.

Closed Block Business—Two closed blocks of policies were established in connection with the reorganization of two predecessor subsidiaries from mutual companies to stock companies, collectively referred to as the Closed Blocks, and individually referred to as the AmerUs Life Insurance Company (AmerUs) closed block (AmerUs Closed Block) and the Indianapolis Life Insurance Company (ILICO) closed block (ILICO Closed Block). Insurance policies which had a dividend scale in effect as of each closed block establishment date were included in the respective closed block. The Closed Blocks were designed to give reasonable assurance to owners of insurance policies included therein that, after the reorganization, assets would be available to maintain the dividend scales and interest credits in effect prior to the reorganization, if the experience underlying such scales and crediting continued. The assets, including related revenue, allocated to the Closed Blocks will accrue solely to the benefit of the policyholders included in the Closed Blocks until they no longer exist. A policyholder dividend obligation is required to be established for earnings in the Closed Blocks that are not available to the shareholders. See Note 9 – Closed Block for more information on the Closed Blocks.

Other Policy Claims and Benefits—Other policy claims and benefits include amounts payable relating to in course of settlements (ICOS) and incurred but not reported (IBNR) liabilities associated with interest sensitive contract liabilities and future policy benefits. For traditional life and universal life policies, ICOS claim liabilities are established when we are notified of the death of the policyholder but the claim has not been paid as of the reporting date. For immediate annuities and supplemental contracts, ICOS claim liabilities are established to accrue suspended benefit payments between the date of notification of death and the date of verification of death.

We determine IBNR claim liabilities using studies of past experience. The time that elapses from the death or claim date to when the claim is reported to us can vary significantly by product type, but generally ranges between one to six months for life business. We estimate IBNR claims on an undiscounted basis, using actuarial estimates of historical claims expense, adjusted for current trends and conditions. These estimates are continually reviewed and the ultimate liability may vary significantly from the amount recognized.

Dividends Payable to Policyholders—Participating policies entitle the policyholders to receive dividends based on actual interest, mortality, morbidity and expense experience for the year. Dividends are distributed to the policyholders through annual or terminal dividends which the Board of Directors of the applicable insurance subsidiary approves. As of December 31, 2016 and 2015, 88% and 78%, respectively, of traditional life policies inclusive of ceded policies were paying dividends, and the related liability is recorded in dividends payable to policyholders on the consolidated balance sheets. Premiums related to policies paying dividends represented 45%, 22% and 11% of total life insurance direct premiums and deposits for the years ended December 31, 2016, 2015 and 2014, respectively. Traditional life policies inclusive of ceded policies represented 81% and 78% of the Company's individual life policies in force as of December 31, 2016 and 2015, respectively.

As of December 31, 2016 and 2015, all of the non-separate account unit-linked policies were paying dividends, and the related liability is recorded in dividends payable to policyholders on the consolidated balance sheets. There were no material deposits related to non-separate account unit-linked policies paying dividends for the years ended December 31, 2016 and 2015. Non-separate account unit-linked policies represented an insignificant percentage of our interest sensitive contracts in force as of December 31, 2016 and 2015.

Policyholder dividend liabilities are recorded in dividends payable to policyholders on the consolidated balance sheets and policyholder dividends are recorded in dividends to policyholders on the consolidated statements of income. For participating policies issued by our German subsidiaries, dividends payable to policyholders includes an adjustment to recognize timing differences between GAAP and local statutory earnings that reverse and enter into future calculations of dividends to policyholders. Except for changes due to unrealized gains or losses on AFS securities, the change in this adjustment is recorded in dividends to policyholders on the consolidated statements of income. Changes in this adjustment due to unrealized gains or losses on AFS securities are recorded in OCI.

Stock-Based Compensation—We have stock-based compensation plans under which restricted, incentive compensation share awards may be granted to our employees and directors and employees of Athene Asset Management, L.P. (AAM) as described in Note 12 – Stock-based Compensation. We recognize the fair value of stock-based compensation over a participant's requisite service period through a charge to compensation expense and a corresponding entry to equity or a liability based on vesting criteria and other pertinent terms of the awards. Stock-based awards are accounted for as equity awards in instances where the awards' vesting are linked to a market, performance or service condition. Equity awards to employees are generally expensed based on the grant date fair value. For equity awards issued to non-employees, the fair value is remeasured through completion of counterparty performance. Employee and non-employee stock-based awards are accounted for as liabilities in instances where the awards' vesting criteria are linked to a factor other than a market, performance or service condition. Liability awards are remeasured each reporting period until settlement. In the event that awards are reclassified from liability to equity due to modification or other changes in circumstances, they are remeasured at fair value through the date of reclassification.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Earnings Per Share—We compute basic earnings per share (EPS) by dividing unrounded net income available to Athene Holding Ltd. shareholders by the weighted average number of common shares eligible for earnings and outstanding for the period. As a result, it may not be possible to recalculate EPS as presented in our consolidated financial statements. Diluted earnings per share includes the effect of all potentially dilutive common shares, options and restricted stock units (RSUs) outstanding during the period. See Note 13 – Earnings Per Share for further information.

Foreign Currency—The accounts of foreign-based subsidiaries are measured using the functional currency of the subsidiary. Revenue and expenses of these businesses are translated into United States dollars at the average exchange rate for the period. Assets and liabilities are translated at the exchange rate as of the end of the reporting period. The resulting translation adjustments are included in equity as a component of AOCI. Gains or losses arising from transactions denominated in a currency other than the functional currency of the entity that is party to the transaction are included in net income.

Recognition of Revenues and Related Expenses—Revenues for annuity and universal life-type products, including surrender and market value adjustments, costs of insurance, policy administration, GMDB, GLWB and no-lapse guarantee charges, are earned when assessed against policyholder account balances during the period. Interest sensitive contract benefits related to annuity products include interest credited to policyholder account balances. In addition, the change in fair value of embedded derivatives within fixed indexed annuity contracts is included in interest sensitive contract benefits on the consolidated statements of income.

For certain assumed reinsurance transactions involving in force blocks of business, the ceding company may pay a premium equal to the initial required reserve (future policy benefit). In such transactions, we net the expense associated with the establishment of the reserve against the premiums from the transaction in interest sensitive contract benefits on the consolidated statements of income.

Premiums for traditional life insurance products, including products with fixed and guaranteed premiums and benefits, are recognized as revenues when due from policyholders.

All insurance related revenue is reported net of reinsurance ceded.

Income Taxes—We compute income taxes using the asset and liability method, under which deferred income taxes are provided for the temporary differences between the financial statement carrying amounts and the tax basis of our assets and liabilities using estimated tax rates expected to be in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities attributable to changes in enacted income tax rates are recorded in the period of enactment. Such temporary differences are primarily due to the tax basis of reserves, DAC, unrealized investment gains/losses, reinsurance related differences, embedded derivatives and net operating loss carryforwards. Changes in deferred income tax assets and liabilities associated with components of OCI are recorded directly to OCI. We evaluate the likelihood of realizing the benefit of our deferred tax assets and may record a valuation allowance if, based on all available evidence, we determine that it is more likely than not that some portion of the tax benefit will not be realized. We adjust the valuation allowance if, based on our evaluation, there is a change in the amount of deferred income tax assets that are deemed more likely than not to be realized. We recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the relevant taxing authorities, based on the technical merits of our position. We recognize any income tax interest and penalties in income tax expense.

See Note 15 – Income Taxes for discussion on withholding taxes for undistributed earnings of subsidiaries.

Adopted Accounting Pronouncements

Fair Value Measurement – Net Asset Value (ASU 2015-07)
This update has a disclosure-only impact for entities that measure investments using NAV per share under the practical expedient in the fair value measurement guidance. We adopted this standard effective January 1, 2016, and have removed investments that are measured at NAV as a practical expedient from the fair value hierarchy in all periods presented in the notes to the consolidated financial statements.

Cloud Computing Arrangements (ASU 2015-05)
This update clarifies whether a cloud computing arrangement is an intangible asset or a service contract. We adopted this standard effective January 1, 2016, and the adoption of this update did not have a material effect on our consolidated financial statements.

Stock-Based Compensation (ASU 2014-12)
This update requires a performance target in a share-based payment arrangement that affects vesting and that could be achieved after the requisite service period to be treated as a performance condition. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. We adopted this standard effective January 1, 2016, and the adoption of this update did not have a material effect on our consolidated financial statements.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Recently Issued Accounting Pronouncements

Gains and Losses from the Derecognition of Nonfinancial Assets (ASU 2017-05)
The amendments in this update clarify the scope of asset derecognition guidance and accounting for partial sales of nonfinancial assets. We will be required to adopt this standard on a retrospective or modified retrospective basis effective January 1, 2018. Early adoption is permitted. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Intangibles – Simplifying the Test for Goodwill Impairment (ASU 2017-04)
The amendments in this update simplify the subsequent measurement of goodwill by eliminating the comparison of the implied fair value of a reporting unit's goodwill with the carrying amount of that goodwill to determine the goodwill impairment loss. With the adoption of this guidance, a goodwill impairment will be the amount by which a reporting unit's carrying value exceeds its fair value, not to exceed the carrying amount of the goodwill allocated to that reporting unit. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. We will be required to adopt this standard prospectively effective January 1, 2020. Early adoption is permitted. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Business Combinations – Clarifying the Definition of a Business (ASU 2017-01)
The amendments in this update clarify the definition of a business with the objective of assisting entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill and consolidation. We will be required to adopt this standard effective January 1, 2018. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Statement of Cash Flows – Restricted Cash (ASU 2016-18)
This update requires amounts generally described as restricted cash or restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts shown on the consolidated statements of cash flows. We will be required to adopt this standard retrospectively for each period presented effective January 1, 2018. Early adoption is permitted. The adoption of this update will require us to change the presentation on the consolidated statements of cash flows for restricted cash or restricted cash equivalents; however, we do not expect the adoption of this update to have a material effect on our consolidated financial statements.

Consolidation – Interest Held through Related Parties under Common Control (ASU 2016-17)
This update amends the consolidation guidance to change how indirect interests in VIEs are evaluated by a reporting entity when determining whether or not it is the primary beneficiary of that VIE. The primary beneficiary of a VIE is the reporting entity that has a controlling financial interest in a VIE and, therefore, consolidates the VIE. A reporting entity has an indirect interest in a VIE if it has a direct interest in a related party that, in turn, has a direct interest in the VIE. Currently, if a single decision maker and its related parties are under common control, the single decision maker is required to consider indirect interests held through related parties to be the equivalent of direct interests in their entirety. The amendments change the evaluation of indirect interests to be considered on a proportionate basis. We will be required to adopt this standard retrospectively for each period presented effective January 1, 2017. We do not expect the adoption of this update to have a material effect on our consolidated financial statements.

Income Taxes – Intra-Entity Transfers (ASU 2016-16)
This update requires the immediate recognition of current and deferred income tax effects of intra-entity transfers of assets, other than inventory. Currently, recognition of the income tax consequence was not recognized until the asset was sold to an outside party. We will be required to adopt this standard on a modified retrospective basis effective January 1, 2018. Early adoption is permitted. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Statement of Cash Flows (ASU 2016-15)
This update provides specific guidance to clarify how entities should classify certain cash receipts and cash payments on the statement of cash flows. The update also clarifies the application of the predominance principle when cash receipts and cash payments have aspects of more than one class of cash flows. We will be required to adopt this standard effective January 1, 2018. We do not expect the adoption of this update to have a material effect on our consolidated financial statements.

Financial Instruments – Credit Losses (ASU 2016-13)
This update is designed to reduce complexity by limiting the number of credit impairment models used for different assets. The model will result in accelerated credit loss recognition on assets held at amortized cost, which includes our commercial and residential mortgage investments. The identification of credit-deteriorated securities will include all assets that have experienced a more-than-insignificant deterioration in credit since origination. Additionally, any changes in the expected cash flows of credit-deteriorated securities will be recognized immediately in the income statement. Available-for-sale fixed maturity securities are not in scope of the new credit loss model, but will undergo targeted improvements to the current reporting model including the establishment of a valuation allowance for credit losses versus the current direct write down approach. We will be required to adopt this standard effective January 1, 2020. Early adoption is permitted effective January 1, 2019. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Revenue Recognition (ASU 2016-20, ASU 2016-12, ASU 2016-11, ASU 2016-10, ASU 2016-08, ASU 2015-14 and ASU 2014-09)
ASU 2014-09 indicates an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2015-14 provided for a one-year deferral of the effective date, which will require us to adopt this standard effective January 1, 2018. ASU 2016-08 amends the principal-

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

versus-agent implementation guidance and illustrations in ASU 2014-09. ASU 2016-10 clarifies the identification of performance obligations as well as licensing implementation guidance. ASU 2016-11 brings existing Securities and Exchange Commission (SEC) guidance into conformity with revenue recognition accounting guidance of ASU 2014-09 discussed above. ASU 2016-12 provides clarification on assessing collectability, presentation of sales tax, non-cash consideration and transition. ASU 2016-20 addresses necessary technical corrections and improvements to clarify codification amended by ASU 2014-09 within Topic 606. The revenue recognition updates replace all general and most industry-specific revenue recognition guidance, excluding insurance contracts, leases, financial instruments and guarantees, which have been scoped out of the update. Since the guidance does not apply to revenue on contracts accounted for under the financial instruments or insurance contracts standards, only a portion of our revenues are impacted by this guidance. Our evaluation process includes, but is not limited to, identifying contracts within the scope of the guidance, reviewing and documenting our accounting for these contracts, and identifying and determining the accounting for any related contract costs.

Improvements to Employee Share-Based Payment Accounting (ASU 2016-09)
This update simplifies several aspects of the accounting for share-based payment award transactions, including income tax consequences, forfeitures and classification on the statement of cash flows. We will be required to adopt this standard effective January 1, 2017. We do not expect the adoption of this update to have a material effect on our consolidated financial statements.

Equity Method and Joint Ventures (ASU 2016-07)
This update eliminates the retroactive adjustments to an investment upon it qualifying for the equity method of accounting as a result of an increase in the level of ownership interest or degree of influence by the investor. We will be required to adopt this standard effective January 1, 2017. We do not expect the adoption of this update to have a material effect on our consolidated financial statements.

Derivatives and Hedging – Contingent Put and Call Options (ASU 2016-06)
This update is intended to clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to debt hosts. We will be required to adopt this standard effective January 1, 2017. We do not expect the adoption of this update to have a material effect on our consolidated financial statements.

Derivatives and Hedging – Effects of Derivative Contract Novation (ASU 2016-05)
This update is intended to clarify that a change in the counterparty to a derivative instrument that has been designated as the hedging instrument does not, in and of itself, require a de-designation of that hedging relationship provided all other hedge accounting criteria continue to be met. We will be required to adopt this standard effective January 1, 2017. We do not expect the adoption of this update to have a material effect on our consolidated financial statements.

Leases (ASU 2016-02)
This update is intended to increase transparency and comparability for lease transactions. A lessee is required to recognize an asset and a liability for all lease arrangements longer than 12 months. Lessor accounting is largely unchanged. We will be required to adopt this standard on a modified retrospective basis effective January 1, 2019. Early adoption is permitted. We are currently evaluating the impact of this guidance on our consolidated financial statements.

Financial Instruments – Recognition and Measurement (ASU 2016-01)
This update retains the current accounting for classifying and measuring investments in debt securities and loans, but requires equity investments to be measured at fair value with subsequent changes recognized in net income, except for those accounted for under the equity method or requiring consolidation. We currently recognize changes in fair value related to AFS equity securities in AOCI on the consolidated balance sheets. We will be required to adopt this standard with a cumulative-effect adjustment to beginning retained earnings effective January 1, 2018. Refer to Note 2 – Investments for further information on the unrealized gains and losses of our AFS equity securities.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

2. Investments

Available-for-sale Securities—The following table represents the cost or amortized cost, gross unrealized gains and losses, fair value and OTTI in AOCI of our AFS investments by asset type. Our AFS investment portfolio includes direct investments in affiliates of Apollo where Apollo can exercise significant influence over the affiliates. These investments are presented as investments in related parties on the consolidated balance sheets, and are separately disclosed below.

	December 31, 2016
(In millions)	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI
Fixed maturity securities
U.S. government and agencies	$59	$1	$—	$60	$—
U.S. state, municipal and political subdivisions	1,024	117	(1)	1,140	—
Foreign governments	2,098	143	(6)	2,235	—
Corporate	29,433	901	(314)	30,020	2
CLO	4,950	14	(142)	4,822	—
ABS	2,980	25	(69)	2,936	—
CMBS	1,835	38	(26)	1,847	—
RMBS	8,731	313	(71)	8,973	15
Total fixed maturity securities	51,110	1,552	(629)	52,033	17
Equity securities	319	35	(1)	353	—
Total AFS securities	51,429	1,587	(630)	52,386	17
Fixed maturity securities – related party
CLO	284	1	(6)	279	—
ABS	57	—	(1)	56	—
Total fixed maturity securities – related party	341	1	(7)	335	—
Equity securities – related party	20	—	—	20	—
Total AFS securities – related party	361	1	(7)	355	—
Total AFS securities including related party	$51,790	$1,588	$(637)	$52,741	$17

	December 31, 2015
(In millions)	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	OTTI in AOCI
Fixed maturity securities
U.S. government and agencies	$44	$1	$—	$45	$—
U.S. state, municipal and political subdivisions	1,075	100	(10)	1,165	7
Foreign governments	2,467	17	(20)	2,464	—
Corporate	26,979	523	(566)	26,936	2
CLO	4,943	4	(392)	4,555	—
ABS	2,944	33	(59)	2,918	—
CMBS	1,725	33	(20)	1,738	—
RMBS	8,050	128	(183)	7,995	6
Total fixed maturity securities	48,227	839	(1,250)	47,816	15
Equity securities	367	40	—	407	—
Total AFS securities	48,594	879	(1,250)	48,223	15
Fixed maturity securities – related party
CLO	271	—	(23)	248	—
ABS	61	—	(1)	60	—
Total AFS securities – related party	332	—	(24)	308	—
Total AFS securities including related party	$48,926	$879	$(1,274)	$48,531	$15

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The amortized cost and fair value of fixed maturity AFS securities, including related party, are shown by contractual maturity below:

	December 31, 2016
(In millions)	Amortized Cost	Fair Value
Due in one year or less	$831	$835
Due after one year through five years	6,958	7,092
Due after five years through ten years	11,299	11,520
Due after ten years	13,526	14,008
CLO, ABS, CMBS and RMBS	18,496	18,578
Total AFS fixed maturity securities	51,110	52,033
Fixed maturity securities – related party, CLO and ABS	341	335
Total AFS fixed maturity securities including related party	$51,451	$52,368

Actual maturities can differ from contractual maturities as borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Unrealized Losses on AFS Securities—The following summarizes the fair value and gross unrealized losses for AFS securities, including related party, aggregated by class of security and length of time the fair value has remained below cost or amortized cost:

	December 31, 2016
	Less than 12 months		12 months or greater		Total
(In millions)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed maturity securities
U.S. government and agencies	$1	$—	$—	$—	$1	$—
U.S. state, municipal and political subdivisions	85	(1)	2	—	87	(1)
Foreign governments	137	(5)	9	(1)	146	(6)
Corporate	6,136	(228)	1,113	(86)	7,249	(314)
CLO	388	(2)	3,102	(140)	3,490	(142)
ABS	865	(17)	767	(52)	1,632	(69)
CMBS	576	(18)	183	(8)	759	(26)
RMBS	1,143	(19)	1,727	(52)	2,870	(71)
Total fixed maturity securities	9,331	(290)	6,903	(339)	16,234	(629)
Equity securities	179	(1)	—	—	179	(1)
Total AFS securities	9,510	(291)	6,903	(339)	16,413	(630)
Fixed maturity securities – related party
CLO	68	—	100	(6)	168	(6)
ABS	—	—	56	(1)	56	(1)
Total fixed maturity securities – related party	68	—	156	(7)	224	(7)
Equity securities – related party	14	—	—	—	14	—
Total AFS securities – related party	82	—	156	(7)	238	(7)
Total AFS securities including related party	$9,592	$(291)	$7,059	$(346)	$16,651	$(637)

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

	December 31, 2015
	Less than 12 months		12 months or greater		Total
(In millions)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed maturity securities
U.S. government and agencies	$4	$—	$2	$—	$6	$—
U.S. state, municipal and political subdivisions	63	(9)	8	(1)	71	(10)
Foreign governments	711	(20)	—	—	711	(20)
Corporate	7,810	(450)	554	(116)	8,364	(566)
CLO	2,934	(169)	1,555	(223)	4,489	(392)
ABS	1,484	(37)	371	(22)	1,855	(59)
CMBS	577	(11)	119	(9)	696	(20)
RMBS	4,672	(128)	995	(55)	5,667	(183)
Total AFS securities	18,255	(824)	3,604	(426)	21,859	(1,250)
Fixed maturity securities – related party
CLO	139	(14)	72	(9)	211	(23)
ABS	60	(1)	—	—	60	(1)
Total AFS securities – related party	199	(15)	72	(9)	271	(24)
Total AFS securities including related party	$18,454	$(839)	$3,676	$(435)	$22,130	$(1,274)

As of December 31, 2016, we held 2,117 AFS securities that were in an unrealized loss position. Of this total, 899 were in an unrealized loss position longer than 12 months. As of December 31, 2016, we held 14 related party AFS securities that were in an unrealized loss position. Of this total, 10 were in an unrealized loss position longer than 12 months. The unrealized losses on AFS securities can primarily be attributed to changes in market interest rates since acquisition. We did not recognize the unrealized losses in income as we intend to hold these securities and it is not more likely than not we will be required to sell a security before the recovery of its amortized cost.

Other-Than-Temporary Impairments—For the year ended December 31, 2016, we incurred $30 million of net OTTI, of which $5 million related to intent-to-sell impairments. These securities were impaired to fair value as of the impairment date. The remainder of net OTTI of $25 million related to credit impairments, of which $14 million related to credit loss impairments that we impaired to fair value and did not bifurcate a portion of the impairment in AOCI. The credit loss impairments not bifurcated in AOCI are excluded from the rollforward below.

The following table represents a rollforward of the cumulative amounts recognized on the consolidated statements of income for OTTI related to pre-tax credit loss impairments on AFS fixed maturity securities, for which a portion of the securities' total OTTI was recognized in AOCI:

	Years ended December 31,
(In millions)	2016	2015	2014
Beginning balance	$22	$8	$3
Initial impairments – credit loss OTTI recognized on securities not previously impaired	8	19	3
Additional impairments – credit loss OTTI recognized on securities previously impaired	3	1	2
Reduction in impairments from securities sold	(9)	(2)	—
Reduction for credit loss that no longer has a portion of the OTTI loss recognized in AOCI	(8)	(4)	—
Ending balance	$16	$22	$8

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Net Investment Income—Net investment income by asset type consists of the following:

	Years ended December 31,
(In millions)	2016	2015	2014
AFS securities
Fixed maturity securities	$2,293	$2,051	$1,868
Equity securities	9	7	6
Trading securities	238	196	136
Mortgage loans, net of allowances	355	320	347
Investment funds	178	111	177
Funds withheld at interest	82	54	46
Other	62	44	24
Investment revenue	3,217	2,783	2,604
Investment expenses	(303)	(273)	(271)
Net investment income	$2,914	$2,510	$2,333

Investment Related Gains (Losses)—Investment related gains (losses) by asset type consist of the following:

	Years ended December 31,
(In millions)	2016	2015	2014
AFS fixed maturity securities
Gross realized gain on investment activity	$138	$150	$203
Gross realized loss on investment activity	(54)	(86)	(22)
Net realized investment gains on fixed maturity securities	84	64	181
Net realized investment gains (losses) on trading securities	(33)	(228)	242
Derivative gains (losses)	596	(277)	793
Other gains (losses)	5	11	(5)
Investment related gains (losses)	$652	$(430)	$1,211

Proceeds from sales of AFS securities were $4,662 million, $6,899 million and $6,391 million for the years ended December 31, 2016, 2015 and 2014, respectively.

Included in net realized investment gains (losses) on trading securities are gains of $38 million, losses of $133 million and gains of $258 million resulting from the change in unrealized gains or losses for the underlying securities we still held as of December 31, 2016, 2015 and 2014, respectively. Also included in net realized investment gains (losses) on trading securities are related party losses of $10 million, losses of $10 million and gains of $13 million resulting from the change in unrealized gains or losses for the underlying securities we still held as of December 31, 2016, 2015 and 2014, respectively.

PCI Investments—The following table summarizes our PCI investments:

	December 31,
	2016	2015	2016
(In millions)	Fixed maturity securities		Mortgage loans[3]
Contractually required payments[1]	$7,761	$7,291	$424
Less: Cash flows expected to be collected[2]	(5,285)	(4,986)	(286)
Non-accretable difference	$2,476	$2,305	$138

Cash flows expected to be collected	$5,285	$4,986	$286
Less: Amortized cost	(3,892)	(3,673)	(220)
Accretable difference	$1,393	$1,313	$66

Fair value	$4,029	$3,647	$221

[1] Includes principal and accrued interest.
[2] Represents the acquisition date undiscounted principal and interest cash flows expected.
3 As of December 31, 2015, we did not hold any investments in PCI mortgage loans.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

During the respective year, we acquired PCI investments with the following amounts at the time of purchase:

	December 31,
	2016	2015	2016
(In millions)	Fixed maturity securities		Mortgage loans[1]
Contractually required principal and interest	$1,631	$1,999	$425
Expected cash flows	1,027	1,277	287
Estimated fair value	761	937	221

1 As of December 31, 2015, we did not hold any investments in PCI mortgage loans.

The following tables summarize the activity for the accretable yield on PCI investments:

	2016	2015	2016
(In millions)	Fixed maturity securities		Mortgage loans[1]
Beginning balance at January 1	$1,313	$1,330	$—
Purchases of PCI investments, net of sales	231	243	66
Accretion	(112)	(113)	(1)
Changes in expected cash flows	(39)	(147)	1
Ending balance at December 31	$1,393	$1,313	$66

[1] During the year ended December 31, 2015, we did not hold any investments in PCI mortgage loans.

Mortgage Loans—Mortgage loans, net of allowances, consist of the following:

	December 31,
(In millions)	2016	2015
Commercial mortgage loans	$5,058	$5,178
Commercial mortgage loans under development	74	222
Total commercial mortgage loans	5,132	5,400
Residential mortgage loans	338	100
Mortgage loans, net of allowances	$5,470	$5,500

We primarily make commercial mortgage loans on income producing properties including hotels, industrial properties and retail and office buildings. We diversify the commercial mortgage loan portfolio by geographic region and property type to reduce concentration risk. We evaluate mortgage loans based on relevant current information to confirm if properties are performing at a consistent and acceptable level to secure the related debt.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The distribution of commercial mortgage loans, including those under development, net of valuation allowances, by property type and geographic region, is as follows:

	December 31,
	2016		2015
(In millions, except for percentages)	Net Carrying Value	Percentage of Total	Net Carrying Value	Percentage of Total
Property type
Hotels	$1,025	20.0%	$877	16.2%
Retail	1,135	22.1%	1,230	22.8%
Office building	1,217	23.7%	1,274	23.6%
Industrial	742	14.5%	821	15.2%
Apartment	616	12.0%	907	16.8%
Other commercial	397	7.7%	291	5.4%
Total commercial mortgage loans	$5,132	100.0%	$5,400	100.0%

U.S. Region
East North Central	$450	8.8%	$443	8.2%
East South Central	158	3.1%	129	2.4%
Middle Atlantic	628	12.2%	804	14.9%
Mountain	543	10.6%	583	10.8%
New England	194	3.8%	181	3.3%
Pacific	833	16.2%	838	15.5%
South Atlantic	1,284	25.0%	1,231	22.8%
West North Central	306	6.0%	291	5.4%
West South Central	662	12.9%	792	14.7%
Total U.S. Region	5,058	98.6%	5,292	98.0%
International Region	74	1.4%	108	2.0%
Total commercial mortgage loans	$5,132	100.0%	$5,400	100.0%

Our residential mortgage loan portfolio includes first lien residential mortgage loans, collateralized by properties located in the U.S. As of December 31, 2016, California, Florida and New York represented 38.9%, 9.1% and 5.1%, respectively, of the portfolio. The remaining 46.9% represented all other states, with each individual state comprising less than 5% of the portfolio. As of December 31, 2015, California, Texas and Washington represented 64.8%, 10.1% and 5.6%, respectively, of the portfolio, and the remaining 19.5% represented all other states, with each individual state comprising less than 5% of the portfolio.

Mortgage Loan Valuation Allowance—The assessment of mortgage loan impairments and valuation allowances is substantially the same for residential and commercial mortgage loans. The valuation allowance was $2 million as of December 31, 2016 and 2015. We did not record any material impairments or significant activity in the valuation allowance during the years ended December 31, 2016, 2015 or 2014.

Residential mortgage loans – The primary credit quality indicator of residential mortgage loans is loan performance. Nonperforming residential mortgage loans are 90 days or more past due and/or are in non-accrual status. All of our residential mortgage loans were performing as of December 31, 2016 and 2015.

Commercial mortgage loans – The following provides the aging of our commercial mortgage loan portfolio, including those under development, net of valuation allowances:

	December 31,
(In millions)	2016	2015
Current (less than 30 days past due)	$5,111	$5,360
30 to 60 days past due	—	1
Over 90 days past due	21	39
Total commercial mortgage loans	$5,132	$5,400

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Loan-to-value and debt service coverage ratios are measures we use to assess the risk and quality of commercial mortgage loans other than those under development. Loans under development are not evaluated using these ratios as they are generally not yet income-producing and the value of the underlying property significantly fluctuates based on the progress of construction. Therefore, the risk and quality of loans under development are evaluated based on the aging and geographical distribution of such loans as shown above.

The loan-to-value ratio is expressed as a percentage of the amount of the loan relative to the value of the underlying property. A loan-to-value ratio in excess of 100% indicates the unpaid loan amount exceeds the underlying collateral. The following represents the loan-to-value ratio of the commercial mortgage loan portfolio, excluding those under development, net of valuation allowances:

	December 31,
(In millions)	2016	2015
Less than 50%	$1,787	$2,087
50% to 60%	1,337	1,024
61% to 70%	1,401	1,299
71% to 100%	492	697
Greater than 100%	41	71
Commercial mortgage loans	$5,058	$5,178

The debt service coverage ratio, based upon the most recent financial statements, is expressed as a percentage of a property's net income to its debt service payments. A debt service ratio of less than 1.0 indicates a property's operations do not generate enough income to cover debt payments. The following represents the debt service coverage ratio of the commercial mortgage loan portfolio, excluding those under development, net of valuation allowances:

	December 31,
(In millions)	2016	2015
Greater than 1.20x	$4,378	$4,455
1.00x – 1.20x	353	471
Less than 1.00x	327	252
Commercial mortgage loans	$5,058	$5,178

Real Estate—Depreciation expense on invested real estate was $9 million and $2 million during the years ended December 31, 2016 and 2015, respectively. Accumulated depreciation was $11 million and $2 million as of December 31, 2016 and 2015, respectively.

Investment Funds—Our investment fund portfolio consists of funds that employ various strategies and include investments in mortgage and real estate, credit, private equity, natural resources and hedge funds. Investment funds meet the definition of variable interest entities and are discussed further in Note 4 – Variable Interest Entities.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

3. Derivative Instruments

We use a variety of derivative instruments to manage risks, primarily equity, interest rate, credit, foreign currency and market volatility. See
Note 1 – Business, Basis of Presentation and Significant Accounting Policies for a description of our accounting policies for derivatives and Note 5 – Fair Value for information about the fair value hierarchy for derivatives.
The following table presents the notional amount and fair value of derivative instruments:

	December 31,
	2016			2015
	Notional Amount	Fair Value		Notional Amount	Fair Value
(In millions)		Assets	Liabilities		Assets	Liabilities
Derivatives designated as hedges
Foreign currency swaps	289	$11	$4	177	$14	$—
Interest rate swaps	302	—	14	—	—	—
Total derivatives designated as hedges		11	18		14	—
Derivatives not designated as hedges
Equity options	26,822	1,336	—	25,176	831	—
Futures	—	9	—	—	9	1
Total return swaps	41	2	—	54	—	—
Foreign currency swaps	43	5	—	47	5	—
Interest rate swaps	568	1	5	859	2	8
Credit default swaps	10	—	7	10	—	7
Variance swaps	—	—	—	—	5	—
Foreign currency forwards	805	6	10	367	5	1
Embedded derivatives
Funds withheld	—	140	6	—	36	35
Interest sensitive contract liabilities	—	—	5,283	—	—	4,464
Total derivatives not designated as hedges		1,499	5,311		893	4,516
Total derivatives		$1,510	$5,329		$907	$4,516

Derivatives Designated as Hedges

Foreign currency swaps – We use foreign currency swaps to convert foreign currency denominated cash flows of an investment to U.S. dollars to reduce cash flow fluctuations due to changes in currency exchange rates. Certain of these swaps are designated and accounted for as cash flow hedges, which will expire by June 2043. During the years ended December 31, 2016, 2015 and 2014, we had foreign currency swap losses of $5 million, gains of $9 million and losses of $7 million, respectively, recorded in AOCI. There were no amounts reclassified to income and no amounts deemed ineffective for the years ended December 31, 2016, 2015 and 2014.

Interest rate swaps – We use interest rate swaps to reduce market risks from interest rate changes and to alter interest rate exposure arising from duration mismatches between assets and liabilities. Certain of these swaps entered into during the year ended December 31, 2016 are designated as fair value hedges. With an interest rate swap, we agree with another party to exchange the difference between fixed-rate and floating-rate interest amounts tied to an agreed-upon notional principal amount at specified intervals.

The following table represents the gains and losses on derivatives and the related hedged items in fair value hedge relationships, recorded in interest sensitive contract benefits on the consolidated statements of income:

(In millions)	Year ended December 31, 2016
Loss recognized on derivative	$(14)
Gain recognized on hedged item	14
Ineffectiveness recognized on fair value hedges	$—

Derivatives Not Designated as Hedges

Equity options – We use equity indexed options to economically hedge fixed indexed annuity products that guarantee the return of principal to the policyholder and credit interest based on a percentage of the gain in a specified market index, primarily the S&P 500. To hedge against adverse changes in equity indices, we enter into contracts to buy the equity indexed options within a limited time at a contracted price. The contracts are net settled in cash based on differentials in the indices at the time of exercise and the strike price.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Futures – Futures contracts are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. We enter into exchange-traded futures with regulated futures commission clearing brokers who are members of a trading exchange. Under exchange-traded futures contracts, we agree to purchase a specified number of contracts with other parties and to post variation margin on a daily basis in an amount equal to the difference in the daily fair values of those contracts.

Total return swaps – We purchase total rate of return swaps to gain exposure and benefit from a reference asset without ownership. Total rate of return swaps are contracts in which one party makes payments based on a set rate, either fixed or variable, while the other party makes payments based on the return of the underlying asset, which includes both the income it generates and any capital gains.

Credit default swaps – Credit default swaps provide a measure of protection against the default of an issuer or allow us to gain credit exposure to an issuer or traded index. We use credit default swaps coupled with a bond to synthetically create the characteristics of a reference bond. These transactions have a lower cost and are more liquid relative to the cash market. We receive a periodic premium for these transactions as compensation for accepting credit risk.

Hedging credit risk involves buying protection for existing credit risk. The exposure resulting from the agreements, which is usually the notional amount, is equal to the maximum proceeds that must be paid by a counterparty for a defaulted security. If a credit event occurs on a reference entity, then a counterparty who sold protection is required to pay the buyer the trade notional amount less any recovery value of the security.

Variance swaps – We have variance swaps to hedge the growth in interest credited to the customer as a direct result of changes in the volatility of the specified market index, primarily the S&P 500. In a variance swap transaction, we agree to exchange future realized volatility for current implied volatility. This type of contract pays the difference between the realized variance and a predefined strike multiplied by a notional value.

Foreign currency forwards – We use foreign currency forward contracts to hedge certain exposures to foreign currency risk. The price is agreed upon at the time of the contract and payment is made at a specified future date.

Embedded derivatives – We have embedded derivatives which are required to be separated from their host contracts and reported as derivatives. Host contracts include reinsurance agreements structured on a modco or funds withheld basis and indexed annuity products.

The following is a summary of the gains (losses) related to derivatives not designated as hedges:

	Years ended December 31,
(In millions)	2016	2015	2014
Equity options	$325	$(372)	$955
Futures	(19)	(3)	52
Total return swaps	5	—	11
Foreign currency swaps	14	12	3
Interest rate swaps	(1)	(4)	(4)
Foreign currency forwards	(2)	21	21
Embedded derivatives on funds withheld	274	69	(245)
Amounts recognized in investment related gains (losses)	596	(277)	793
Embedded derivatives in indexed annuity products[1]	(324)	171	(976)
Total gains (losses) for derivatives not designated as hedges	$272	$(106)	$(183)

[1] Included in interest sensitive contract benefits.

Credit Risk—We may be exposed to credit-related losses in the event of counterparty nonperformance on derivative financial instruments. Generally, the current credit exposure of our derivative contracts is the fair value at the reporting date less any collateral received from the counterparty.

We manage credit risk related to over-the-counter derivatives by entering into transactions with creditworthy counterparties. Where possible, we maintain collateral arrangements and use master netting agreements that provide for a single net payment from one counterparty to another at each due date and upon termination. We have also established counterparty exposure limits, where possible, in order to evaluate if there is sufficient collateral to support the net exposure.

Collateral arrangements typically require the posting of collateral in connection with its derivative instruments. Collateral agreements often contain posting thresholds, some of which may vary depending on the posting party's financial strength ratings. Additionally, a decrease in our financial strength rating to a specified level can result in settlement of the derivative position. As of December 31, 2016 and 2015, we had $25 million and $9 million, respectively, of collateral pledged to counterparties.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The estimated fair value of our net derivative and other financial assets and liabilities after the application of master netting agreements and collateral were as follows:

		Gross amounts not offset on the consolidated balance sheets
(In millions)	Gross amount recognized[1]	Financial instruments[2]	Collateral received/pledged	Net amount	Off-balance sheet securities collateral[3]	Net amount after securities collateral
December 31, 2016
Derivative assets	$1,370	$(8)	$(1,383)	$(21)	$(26)	$(47)
Derivative liabilities	(40)	8	25	(7)	—	(7)

December 31, 2015
Derivative assets	$871	$(7)	$(867)	$(3)	$(57)	$(60)
Derivative liabilities	(17)	7	9	(1)	—	(1)

[1] The gross amounts of recognized derivative assets and derivative liabilities are reported on the consolidated balance sheets. As of December 31, 2016 and 2015, amounts that are not subject to master netting agreements or similar agreements were immaterial.

[2] Represents amounts offsetting derivative assets and derivative liabilities that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative assets or gross derivative liabilities for presentation on the consolidated balance sheets.

[3] For securities collateral received, we do not have the right to sell or re-pledge the collateral. As such, we do not record the securities on the consolidated balance sheets.

Certain derivative instruments contain provisions for credit-related events, such as downgrades in our credit ratings or for a negative credit event of a credit default swap's reference entity. If a credit event were to occur, we may be required to settle an outstanding liability. The following is a summary of our exposure to credit-related events:

	December 31,
(In millions)	2016	2015
Fair value of derivative liabilities with credit related provisions	$7	$7
Maximum exposure for credit default swaps	10	10

As of December 31, 2016 or 2015, no additional collateral would be required if a default or termination event were to occur.

4. Variable Interest Entities

Our investment funds meet the definition of a VIE, and in certain cases these investment funds are consolidated in our financial statements because we meet the criteria of the primary beneficiary.

Consolidated VIEs—We consolidate AAA Investments (Co-Invest VI), L.P. (CoInvest VI), AAA Investments (Co-Invest VII), L.P. (CoInvest VII), AAA Investments (Other). L.P. (CoInvest Other), London Prime Apartments Guernsey Holdings Limited (London Prime) and NCL Athene, LLC (NCL LLC), which are investment funds. We are the only limited partner in these investment funds and receive all of the economic benefits and losses, other than management fees and carried interest, as applicable, paid to the general partner in each entity, which are related parties. We do not have any voting rights as limited partner and do not solely satisfy the power criteria to direct the activities that significantly impact the economics of the VIE. However, the criteria for the primary beneficiary are satisfied by our related party group and because substantially all of the activities are conducted on our behalf, we consolidate the investment funds.

No arrangement exists requiring us to provide additional funding in excess of our committed capital investment, liquidity, or the funding of losses or an increase to our loss exposure in excess of our investment in the VIEs. We elected the fair value option for certain fixed maturity and equity securities and investment funds, which are reported in the consolidated variable interest entity sections on the consolidated balance sheets.

CoInvest VI, CoInvest VII and CoInvest Other were formed to make investments, including co-investments alongside private equity funds sponsored by Apollo. We received our interests in CoInvest VI, CoInvest VII and CoInvest Other as part of a contribution agreement in 2012 with AAA Guarantor – Athene, L.P. and its subsidiary, Apollo Life Re Ltd., in order to provide a capital base to support future acquisitions. London Prime was formed for the purpose of investing in Prime London Ventures Limited, a Guernsey limited company, which purchases rental residential assets across prime central London.

During the year ended December 31, 2014, we consolidated MidCap Financial Holdings LLC (MidCap Financial) through our investment in CoInvest VII. MidCap Financial was determined to be a VIE and CoInvest VII was the primary beneficiary. In January 2015, CoInvest VII contributed MidCap Financial to a newly formed entity, MidCap FinCo Limited (MidCap) in exchange for subordinated notes issued by MidCap and shares in MidCap's parent company. As a result of this restructuring, CoInvest VII owns the MidCap Financial investment indirectly through MidCap. The significant investment by new, unrelated investors and a qualitative assessment of the impact of the restructuring resulted in a

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

determination that CoInvest VII is not the primary beneficiary of MidCap. Therefore, since the completion of the restructuring, CoInvest VII has accounted for MidCap as an equity method investment, and thereafter, MidCap Financial has not been consolidated in our financial statements.

During 2016, we purchased a pool of loans sourced by MidCap and contemporaneously sold subordinated participation interests in the loans to a subsidiary of MidCap. As of December 31, 2016, the $14 million due to MidCap under the subordinated participation agreement is reflected as a secured borrowing in other liabilities on the consolidated balance sheets.

During the third quarter of 2016, CoInvest VI contributed its largest investment, Norwegian Cruise Line Holdings Ltd. (NCLH) shares, to a newly formed entity, NCL LLC, in exchange for 100% of the membership interests in this entity. Subsequent to this contribution, CoInvest VI distributed its Class A membership interests in NCL LLC to us and the Class B membership interests in NCL LLC to the general partner of CoInvest VI. NCL LLC is subject to the same management fees, selling restrictions and carried interest calculation as CoInvest VI. NCL LLC classifies its NCLH shares as AFS equity securities. We are the primary beneficiary and consolidate NCL LLC, as substantially all of its activities are conducted on our behalf.

We previously consolidated the 2012 CMBS-I Fund L.P., a Delaware limited partnership, and 2012 CMBS-II Fund L.P., a Delaware limited partnership (collectively, CMBS Funds). The CMBS Funds were originally formed with the objective of generating high risk-adjusted investment returns by investing primarily in a portfolio of eligible CMBS and using leverage through repurchase agreements treated as collateralized financing. During the third quarter of 2016, the CMBS Funds each sold investments to fully settle the borrowings under their respective repurchase agreements of $500 million. The remaining investments of $167 million were distributed directly to us. During the fourth quarter of 2016, the CMBS Funds were fully dissolved.

Borrowings – As of December 31, 2015, the CMBS Funds had borrowings outstanding under repurchase agreements with UBS totaling $500 million at a weighted average interest rate of 3.2%.

Trading securities – including related party – Trading securities represents investments in fixed maturity and equity securities with changes in fair value recognized in investment related gains (losses) within revenues of consolidated variable interest entities on the consolidated statements of income. For the years ended December 31, 2016, 2015 and 2014, investment related gains (losses) included losses of $78 million, $33 million and $74 million, respectively, resulting from the change in unrealized gains and losses underlying trading securities we still held as of the respective period end date. Trading securities held by CoInvest VI, CoInvest VII and CoInvest Other are considered related party investments because Apollo affiliates exercise significant influence over the operations of these investees.

Investment funds – including related party – Investment funds include non-fixed income, alternative investments in the form of limited partnerships or similar legal structures that meet the definition of VIEs; however, our consolidated VIEs are not considered the primary beneficiary of these investment funds. Changes in fair value of these investment funds are included in investment related gains (losses) within revenues of consolidated variable interest entities on the consolidated statements of income. Investment funds held by CoInvest VII and CoInvest Other are considered related party investments as they are sponsored or managed by Apollo affiliates.

Fair Value – See Note 5 – Fair Value for a description of the levels of our fair value hierarchy and our process for determining the level we assign our assets and liabilities carried at fair value.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The following represents the hierarchy for assets and liabilities of our consolidated VIEs measured at fair value on a recurring basis:

	December 31, 2016
(In millions)	Total	Level 1	Level 2	Level 3
Assets of consolidated variable interest entities
Investments
AFS securities
Equity securities	$161	$161	$—	$—
Trading securities
Fixed maturity securities	50	—	—	50
Equity securities	117	74	—	43
Investment funds	562	—	—	562
Cash and cash equivalents	14	14	—	—
Total assets of consolidated VIEs measured at fair value	$904	$249	$—	$655

	December 31, 2015
(In millions)	Total	Level 1	Level 2	Level 3
Assets of consolidated variable interest entities
Investments
Trading securities
Fixed maturity securities	$722	$—	$669	$53
Equity securities	309	271	—	38
Investment funds	516	—	—	516
Cash and cash equivalents	6	6	—	—
Total assets of consolidated VIEs measured at fair value	$1,553	$277	$669	$607

Fair Value Valuation Methods—Refer to Note 5 – Fair Value for the valuation methods used to determine the fair value of trading securities, investment funds, and cash and cash equivalents.

Level 3 Financial Instruments – The following is a reconciliation for all VIE Level 3 assets and liabilities measured at fair value on a recurring basis:

	Year ended December 31, 2016
(In millions)	Beginning Balance	Total realized and unrealized gains (losses) included in income	Purchases/Borrowings	Sales/Repayments	Transfers in (out)[2]	Other	Ending Balance	Total gains (losses) included in earnings[1]
Assets of consolidated variable interest entities
Trading securities
Fixed maturity securities	$53	$(1)	$—	$(2)	$—	$—	$50	$(1)
Equity securities	38	3	2	—	—	—	43	3
Investment funds	516	49	17	(20)	—	—	562	49
Total Level 3 assets of consolidated VIEs	$607	$51	$19	$(22)	$—	$—	$655	$51

[1] Related to instruments held at end of period.
[2] See discussion of transfer out of Level 3 in the description of significant unobservable inputs below.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

	Year ended December 31, 2015
(In millions)	Beginning Balance	Total realized and unrealized gains (losses) included in income	Purchases/Borrowings	Sales/Repayments	Transfers in (out)	Other[2]	Ending Balance	Total gains (losses) included in earnings[1]
Assets of consolidated variable interest entities
Trading securities
Fixed maturity securities	$57	$(6)	$2	$—	$—	$—	$53	$(6)
Equity securities	62	(15)	—	—	—	(9)	38	(15)
Investment funds	40	3	15	(15)	—	473	516	(7)
Loans held for investment	2,071	—	—	—	—	(2,071)	—	—
Total Level 3 assets of consolidated VIEs	$2,230	$(18)	$17	$(15)	$—	$(1,607)	$607	$(28)
Liabilities of consolidated variable interest entities
Borrowings	$(1,517)	$—	$—	$—	$—	$1,517	$—	$—
Total Level 3 liabilities of consolidated VIEs	$(1,517)	$—	$—	$—	$—	$1,517	$—	$—

[1] Related to instruments held at end of period.
[2] Other activity primarily relates to the deconsolidation of MidCap Financial and its restructuring into MidCap.

There were no transfers between Level 1 or Level 2 during the years ended December 31, 2016 and 2015.

Significant Unobservable Inputs – For certain Level 3 trading securities and investment funds, the valuations have significant unobservable inputs for comparable multiples and weighed average cost of capital rates applied in the valuation models. These inputs in isolation can cause significant increases or decreases in fair value. Specifically, the comparable multiples are multiplied by the underlying investment's earnings before interest, tax, depreciation and amortization to establish the total enterprise value of the underlying investments. We use a comparable multiple consistent with the implied trading multiple of public industry peers.

For other Level 3 trading securities, loans held for investment and borrowings, valuations are performed using a discounted cash flow model. For a discounted cash flow model, the significant input is the discount rate applied to present value the projected cash flows. An increase in the discount rate can significantly lower the fair value; a decrease in the discount rate can significantly increase the fair value. The discount rate is determined by considering the weighted average cost of capital calculation of companies in similar industries with comparable debt to equity ratios.

We applied a discount to the values reported by the investment funds for certain Level 3 trading securities and investment funds held within consolidated VIEs related to the lack of marketability of the underlying investment as of December 31, 2015. The weighted average of the discount rates applied to each individual investment was 34% as of December 31, 2015. Due to changing market conditions and the timing of liquidity events, we determined the liquidity discounts related to marketability assumptions used in the valuation of certain investments reported by the consolidated VIEs were no longer required.

Fair Value Option – The following represents the gains (losses) recorded for instruments within the consolidated VIEs for which we have elected the fair value option:

	Years ended December 31,
(In millions)	2016	2015	2014
Trading securities
Fixed maturity securities	$(1)	$(5)	$(2)
Equity securities	(78)	(4)	27
Investment funds	49	12	20
Loans held for investment	—	—	4
Total gains (losses)	$(30)	$3	$49

For fair value option loans held for investment, we record interest income in net investment income within revenues of consolidated variable interest entities on the consolidated statements of income. Gains or losses from initial measurement and subsequent changes in fair value are recorded in investment related gains (losses) within revenues of consolidated variable interest entities on the consolidated statements of income.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Fair Value of Financial Instruments Not Held at Fair Value – Assets of consolidated variable interest entities includes $11 million and $18 million of investment funds accounted for under the equity method and, therefore, not carried at fair value as of December 31, 2016 and 2015, respectively; however, the carrying amount approximates fair value. Liabilities of consolidated variable interest entities included $500 million of borrowings held at cost as of December 31, 2015 and the unpaid principal balance of borrowings approximated fair value.

Commitments and Contingencies – Included in assets of CoInvest VI are equity investments in publicly traded shares of Caesars Entertainment Corporation (CEC) and Caesars Acquisition Company (CAC). We received the CEC and CAC shares as part of a contribution agreement in 2012 with AAA Guarantor - Athene, L.P. and its subsidiary, Apollo Life Re Ltd., in order to provide a capital base to support future acquisitions. There are pending claims against CEC, CAC and/or others, related to certain guaranties issued for debt of Caesars Entertainment Operating Company, Inc. (CEOC) and/or certain transactions involving CEOC and certain of its subsidiaries (collectively, Debtors), CEC, CAC and others. CEC and the Debtors announced on or about September 26, 2016, that CEC and CEOC had received confirmations from representatives of CEOC's major creditor groups of those groups’ support for a term sheet that describes the key economic terms of a proposed consensual chapter 11 plan for the Debtors. The plan, containing such terms and further including such other terms respecting, among other things, the merger of CAC into CEC, that CoInvest VI and others will not retain their pre-merger CEC shares, that CoInvest VI and others will retain the value of their CAC shares when receiving shares in the merged CEC, and that CoInvest VI and others will receive releases to the fullest extent permitted by law, was confirmed by the Bankruptcy Court by order dated January 17, 2017. Conditions precedent to the effective date of the plan include regulatory approvals from the various gaming regulators, CEC and CAC shareholders approval of the proposed merger, and securing required financings. As a result, CoInvest VI has recorded a liability of $27 million for the entire carrying value of the CEC shares. As of December 31, 2016, CoInvest VI's investment in CAC is carried at its fair value of $45 million.

Non-Consolidated VIEs—We invest in other entities meeting the definition of a VIE. We do not consolidate these investments because we do not meet the criteria of primary beneficiary as described below.

Fixed Maturity Securities – We invest in securitization entities as a debt holder or an investor in the residual interest of the securitization vehicle, which are included in fixed maturity securities on the consolidated balance sheets. These entities are deemed VIEs due to insufficient equity within the structure and lack of control by the equity investors over the activities that significantly impact the economics of the entity. In general, we are a debt investor within these entities and, as such, hold a variable interest; however, due to the debt holders' lack of ability to control the decisions within the trust that significantly impact the entity, and the fact the debt holders are protected from losses due to the subordination by the equity tranche, the debt holders are not deemed the primary beneficiary. Securitization vehicles in which we hold the residual tranche are not consolidated because we do not unilaterally have substantive rights to remove the general partner, or when assessing related party interests, we are not under common control, as defined by GAAP, with the related party, nor are substantially all of the activities conducted on our behalf; therefore, we are not deemed the primary beneficiary. Debt investments and investments in the residual tranche of securitization entities are considered debt instruments and are held at fair value on the balance sheet and classified as AFS or trading.

Investment funds – Investment funds include non-fixed income, alternative investments in the form of limited partnerships or similar legal structures that meet the definition of VIEs.

A portion of these investment funds are sponsored and managed by unrelated parties in which we, as limited partner, do not have the power to direct the activities that most significantly impact the economic performance of the fund, nor do we unilaterally have substantive rights to remove the general partner or dissolve the entity without cause. As a result, we do not meet the power criterion to be considered the primary beneficiary and do not consolidate these VIEs in our financial statements.

We also have equity interests in investment funds where the general partner or investment manager is a related party. We have determined we are not under common control, as defined by GAAP, with the related party, nor are we deemed to be the primary beneficiary. As a result, investments in these VIEs are not consolidated.

We account for non-consolidated investment funds where we are able to exercise significant influence over the entity under the equity method or by electing the fair value option. For non-consolidated investment funds where we are not able to exercise significant influence, we elect the fair value option. NAV is used as a practical expedient for fair value when the fair value option is elected. Our investments in investment funds are generally passive in nature as we do not take an active role in the investment fund's management.

Our risk of loss associated with our non-consolidated VIEs is limited and depends on the investment as follows: (1) investment funds accounted for under the equity method are limited to our initial investment plus unfunded commitments; (2) investment funds under the fair value option are limited to the fair value plus unfunded commitments; (3) AFS securities and other investments are limited to cost or amortized cost; and (4) trading securities are limited to carrying value.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The following summarizes the carrying value and maximum loss exposure of these non-consolidated VIEs:

	December 31,
	2016		2015
(In millions)	Carrying Value	Maximum Loss Exposure	Carrying Value	Maximum Loss Exposure
Investment funds	$689	$1,026	$733	$878
Investment in related parties – investment funds	1,198	1,485	997	1,454
Assets of consolidated variable interest entities – investment funds	573	593	534	558
Investment in fixed maturity securities	19,171	19,090	17,673	18,129
Investment in related parties – fixed maturity securities	530	536	525	549
Total non-consolidated VIEs	$22,161	$22,730	$20,462	$21,568

The following summarizes our investment funds, including related party investment funds and investment funds owned by consolidated VIEs:

	December 31,
	2016					2015
(In millions, except for percentages and years)	Carrying value	Percent of total	Life of underlying funds in years			Carrying value	Percent of total	Life of underlying funds in years
Investment funds
Private equity	$268	38.9%	0	–	7	$263	35.9%	0	–	7
Mortgage and real estate	118	17.2%	0	–	4	101	13.8%	0	–	7
Natural resources	5	0.7%	1	–	2	6	0.8%	0	–	1
Hedge funds	72	10.4%	0	–	3	86	11.7%	0	–	4
Credit funds	226	32.8%	0	–	5	277	37.8%	0	–	5
Total investment funds	689	100.0%				733	100.0%
Investment funds – related parties
Private equity – A-A Mortgage[1]	343	28.6%	3	–	3	225	22.6%	6	–	7
Private equity – other	131	11.0%	0	–	10	36	3.6%	6	–	7
Mortgage and real estate	247	20.6%	1	–	4	234	23.5%	0	–	7
Natural resources	49	4.1%	5	–	5	46	4.6%	3	–	7
Hedge funds	192	16.0%	9	–	9	256	25.6%	0	–	1
Credit funds	236	19.7%	2	–	3	200	20.1%	3	–	10
Total investment funds – related parties	1,198	100.0%				997	100.0%
Investment funds owned by consolidated VIEs
Private equity – MidCap[2]	524	91.4%	N/A			482	90.3%	N/A
Credit funds	38	6.7%	0	–	3	34	6.3%	0	–	4
Mortgage and real assets	11	1.9%	2	–	3	18	3.4%	3	–	4
Total investment funds owned by consolidated VIEs	573	100.0%				534	100.0%
Total investment funds including related parties and funds owned by consolidated VIEs	$2,460					$2,264

1 A-A Mortgage Opportunities, LP (A-A Mortgage) is a platform to originate residential mortgage loans and mortgage servicing rights.
[2] Our total investment in MidCap, including amounts advanced under credit facilities, totaled $761 million and $782 million as of December 31, 2016 and 2015, respectively, which is greater than 10% of total AHL shareholders' equity at the respective period end dates.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Summarized Ownership of Investment Funds—The following is the aggregated summarized financial information of equity method investees, including those where we elected the fair value option, and may be presented on a lag due to the availability of financial information from the investee:

	December 31,
(In millions)	2016	2015
Assets	$40,120	$52,637
Liabilities	5,886	7,167
Equity	34,234	45,470

	Years ended December 31,
(In millions)	2016	2015	2014
Net income	$1,686	$5,966	$8,418

The following table presents the carrying value by ownership percentage of equity method investment funds, including related party investment funds and investment funds owned by consolidated VIEs:

	December 31,
(In millions)	2016	2015
Ownership Percentage
100%	$27	$49
50% – 99%	478	322
Greater than 3% – 49%	1,294	1,225
Equity method investment funds	$1,799	$1,596

The following table presents the carrying value by ownership percentage of investment funds where we elected the fair value option, including related party investment funds and investment funds owned by consolidated VIEs:

	December 31,
(In millions)	2016	2015
Ownership Percentage
Greater than 3% – 49%	$562	$516
3% or less	99	152
Fair value option investment funds	$661	$668

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

5. Fair Value

Fair value is the price we would receive to sell an asset or pay to transfer a liability (exit price) in an orderly transaction between market participants. We determine fair value based on the following fair value hierarchy:

Level 1 – Unadjusted quoted prices for identical assets or liabilities in an active market.

Level 2 – Quoted prices for inactive markets or valuation techniques that require observable direct or indirect inputs for substantially the full term of the asset or liability. Level 2 inputs include the following:

•	Quoted prices for similar assets or liabilities in active markets,

•	Observable inputs other than quoted market prices, and

•	Observable inputs derived principally from market data through correlation or other means.

Level 3 – Prices or valuation techniques with unobservable inputs significant to the overall fair value estimate. These valuations use critical assumptions not readily available to market participants. Level 3 valuations are based on market standard valuation methodologies, including discounted cash flows, matrix pricing or other similar techniques.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the instrument's fair value measurement.

We use a number of valuation sources to determine fair values. Valuation sources can include quoted market prices; third-party commercial pricing services; third-party brokers; industry-standard, vendor modeling software that uses market observable inputs; and other internal modeling techniques based on projected cash flows. We periodically review the assumptions and inputs of third-party commercial pricing services through internal valuation price variance reviews, comparisons to internal pricing models, back testing to recent trades, or monitoring trading volumes.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The following represents the hierarchy for our assets and liabilities measured at fair value on a recurring basis:

	December 31, 2016
(In millions)	Total	NAV[1]	Level 1	Level 2	Level 3
Assets
AFS securities
Fixed maturity securities
U.S. government and agencies	$60	$—	$29	$31	$—
U.S. state, municipal and political subdivisions	1,140	—	—	1,135	5
Foreign governments	2,235	—	—	2,221	14
Corporate	30,020	—	—	29,650	370
CLO	4,822	—	—	4,664	158
ABS	2,936	—	—	1,776	1,160
CMBS	1,847	—	—	1,695	152
RMBS	8,973	—	—	8,956	17
Total AFS fixed maturity securities	52,033	—	29	50,128	1,876
Equity securities	353	—	79	269	5
Total AFS securities	52,386	—	108	50,397	1,881
Trading securities
Fixed maturity securities
U.S. government and agencies	3	—	3	—	—
U.S. state, municipal and political subdivisions	137	—	—	120	17
Corporate	1,423	—	—	1,423	—
CLO	43	—	—	—	43
ABS	82	—	—	82	—
CMBS	81	—	—	81	—
RMBS	387	—	—	291	96
Total trading fixed maturity securities	2,156	—	3	1,997	156
Equity securities	425	—	—	425	—
Total trading securities	2,581	—	3	2,422	156
Mortgage loans	44	—	—	—	44
Investment funds	99	99	—	—	—
Funds withheld at interest – embedded derivative	140	—	—	—	140
Derivative assets	1,370	—	9	1,361	—
Short-term investments	189	—	19	170	—
Cash and cash equivalents	2,445	—	2,445	—	—
Restricted cash	57	—	57	—	—
Investments in related parties
AFS, fixed maturity securities
CLO	279	—	—	279	—
ABS	56	—	—	—	56
Total AFS fixed maturity securities	335	—	—	279	56
AFS, equity securities	20	—	20	—	—
Total AFS securities – related party	355	—	20	279	56
Trading securities, CLO	195	—	—	—	195
Reinsurance recoverable	1,692	—	—	—	1,692
Total assets measured at fair value	$61,553	$99	$2,661	$54,629	$4,164
					(Continued)

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

	December 31, 2016
(In millions)	Total	NAV[1]	Level 1	Level 2	Level 3
Liabilities
Interest sensitive contract liabilities
Embedded derivative	$5,283	$—	$—	$—	$5,283
Universal life benefits	883	—	—	—	883
Unit-linked contracts	408	—	—	408	—
Future policy benefits
AmerUs Closed Block	1,606	—	—	—	1,606
ILICO Closed Block and life benefits	794	—	—	—	794
Derivative liabilities	40	—	—	33	7
Funds withheld liability – embedded derivative	6	—	—	6	—
Total liabilities measured at fair value	$9,020	$—	$—	$447	$8,573

[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.
					(Concluded)

	December 31, 2015
(In millions)	Total	NAV[1]	Level 1	Level 2	Level 3
Assets
AFS securities
Fixed maturity securities
U.S. government and agencies	$45	$—	$41	$4	$—
U.S. state, municipal and political subdivisions	1,165	—	—	1,165	—
Foreign governments	2,464	—	—	2,447	17
Corporate	26,936	—	—	26,300	636
CLO	4,555	—	—	4,038	517
ABS	2,918	—	—	1,105	1,813
CMBS	1,738	—	—	1,671	67
RMBS	7,995	—	—	7,237	758
Total AFS fixed maturity securities	47,816	—	41	43,967	3,808
Equity securities	407	—	82	316	9
Total AFS securities	48,223	—	123	44,283	3,817
Trading securities
Fixed maturity securities
U.S. government and agencies	1	—	1	—	—
U.S. state, municipal and political subdivisions	133	—	—	116	17
Corporate	1,450	—	—	1,434	16
CLO	108	—	—	—	108
ABS	98	—	—	—	98
CMBS	99	—	—	99	—
RMBS	161	—	—	132	29
Total trading fixed maturity securities	2,050	—	1	1,781	268
Equity securities	418	—	—	418	—
Total trading securities	2,468	—	1	2,199	268
					(Continued)

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

	December 31, 2015
(In millions)	Total	NAV[1]	Level 1	Level 2	Level 3
Mortgage loans	48	—	—	—	48
Investment funds	152	152	—	—	—
Funds withheld at interest – embedded derivative	36	—	—	—	36
Derivative assets	871	—	9	862	—
Short-term investments	135	—	4	131	—
Cash and cash equivalents	2,714	—	2,714	—	—
Restricted cash	116	—	116	—	—
Investments in related parties
AFS, fixed maturity securities
CLO	248	—	—	241	7
ABS	60	—	—	—	60
Total AFS securities – related party	308	—	—	241	67
Trading securities, CLO	217	—	—	26	191
Reinsurance recoverable	2,377	—	—	—	2,377
Total assets measured at fair value	$57,665	$152	$2,967	$47,742	$6,804
Liabilities
Interest sensitive contract liabilities
Embedded derivative	$4,464	$—	$—	$—	$4,464
Universal life benefits	1,464	—	—	—	1,464
Unit-linked contracts	418	—	—	418	—
Future policy benefits
AmerUs Closed Block	1,581	—	—	—	1,581
ILICO Closed Block and life benefits	897	—	—	—	897
Derivative liabilities	17	—	1	9	7
Funds withheld liability – embedded derivative	35	—	—	35	—
Total liabilities measured at fair value	$8,876	$—	$1	$462	$8,413

[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.
					(Concluded)
Refer to Note 4 – Variable Interest Entities for fair value disclosures associated with consolidated VIEs.

Fair Value Valuation Methods—We used the following valuation methods and assumptions to estimate fair value:

AFS and trading securities
Fixed maturity – We obtain the fair value for most marketable bonds without an active market from several commercial pricing services. These are classified as Level 2 assets. The pricing services incorporate a variety of market observable information in their valuation techniques, including benchmark yields, broker-dealer quotes, credit quality, issuer spreads, bids, offers and other reference data. This category typically includes U.S. and non-U.S. corporate bonds, U.S. agency and government guaranteed securities, ABS, CMBS and RMBS.

We value privately placed fixed maturity securities based on the credit quality and duration of comparable marketable securities, which may be securities of another issuer with similar characteristics. In some instances, we use a matrix-based pricing model. These models consider the current level of risk-free interest rates, corporate spreads, credit quality of the issuer and cash flow characteristics of the security. We also consider additional factors such as net worth of the borrower, value of collateral, capital structure of the borrower, presence of guarantees and our evaluation of the borrower's ability to compete in its relevant market. Privately placed fixed maturity securities are classified as Level 2 or 3.

Equity securities – Fair values of publicly traded equity securities are based on quoted market prices and classified as Level 1. Other equity securities, typically private equities or equity securities not traded on an exchange, we value based on other sources, such as commercial pricing services or brokers and are classified as Level 2 or 3.

Mortgage loans – Mortgage loans for which we have elected the fair value option or those held for sale are carried at fair value. We estimate fair value on a monthly basis using discounted cash flow analysis and rates being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations. The discounted cash flow model uses unobservable inputs, including estimates of discount rates and loan prepayments. Mortgage loans are classified as Level 3.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Funds withheld (embedded derivative) – We estimate the fair value of the embedded derivative based on the change in the fair value of the assets supporting the funds withheld payable under the combined coinsurance, modco and coinsurance funds withheld reinsurance agreements. As a result, the fair value of the embedded derivative is classified as Level 2 or 3 based on the valuation methods used for the assets held in trust supporting the reinsurance agreements.

Derivatives – Derivative contracts can be exchange traded or over-the-counter. Exchange-traded derivatives typically fall within Level 1 of the fair value hierarchy depending on trading activity. Over-the-counter derivatives are valued using valuation models or an income approach using third-party broker valuations. Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit curves, measures of volatility, prepayment rates and correlation of the inputs. We consider and incorporate counterparty credit risk in the valuation process through counterparty credit rating requirements and monitoring of overall exposure. We also evaluate and include our own nonperformance risk in valuing derivatives. The majority of our derivatives trade in liquid markets; therefore, we can verify model inputs and model selection does not involve significant management judgment. These are typically classified within Level 2 of the fair value hierarchy.

Cash and cash equivalents – The carrying amount for cash equals fair value. We estimate the fair value for cash equivalents based on quoted market prices. These assets are classified as Level 1.

Interest sensitive contract liabilities (embedded derivative) – Embedded derivatives related to interest sensitive contract liabilities with fixed indexed annuity products are classified as Level 3. The valuations include significant unobservable inputs associated with economic assumptions and actuarial assumptions for policyholder behavior.

Unit-linked contracts – Unit-linked contracts are valued based on the fair value of the investments supporting the contract. The underlying investments are trading securities comprised primarily of mutual funds. The valuations of these are based on quoted market prices for similar assets and are classified in Level 2, resulting in a corresponding classification for the unit-linked contracts.

AmerUs Closed Block – We elected the fair value option for the future policy benefits liability in the AmerUs Closed Block. Our valuation technique is to set the fair value of policyholder liabilities equal to the fair value of assets. There is an additional component which captures the fair value of the open block's cost to hold capital in excess of existing liabilities on the closed block. This component uses a present value of future cash flows, which includes investment earnings and policyholder liability movements. Unobservable inputs include estimates for these items. The target surplus as a percentage of statutory reserves is 3.85% based on the statutory risk-based capital ratio applicable to this block of business. The AmerUs Closed Block policyholder liabilities and any corresponding reinsurance recoverable are classified as Level 3.

ILICO Closed Block – We elected the fair value option for the ILICO Closed Block. Our valuation technique is to set the fair value of policyholder liabilities equal to the fair value of assets. There is an additional component which captures the fair value of the open block's obligations to the closed block business. This component uses the present value of future cash flows. The cash flows include commissions, administrative expenses, reinsurance premiums and benefits, and an explicit cost of capital. Unobservable inputs include estimates for these items. The explicit cost of capital assumption is 9% of required capital, post tax. A margin of 9.42% is included in the discount rates to reflect the business risk. An additional 0.26% is included to reflect non-performance risk. The ILICO Closed Block policyholder liabilities and corresponding reinsurance recoverable are classified as Level 3.

Universal life liabilities and other life benefits – We elected the fair value option for certain blocks of universal and other life business ceded to Global Atlantic. We use a present value of liability cash flows. Unobservable inputs include estimates of mortality, persistency, expenses, premium payments and a risk margin used in the discount rates that reflects the riskiness of the business. The risk margin was 0.09%. These universal life policyholder liabilities and corresponding reinsurance recoverable are classified as Level 3.

Fair Value Option—The following represents the gains (losses) recorded for instruments for which we have elected the fair value option:

	Years ended December 31,
(In millions)	2016	2015	2014
Trading securities	$(33)	$(313)	$254
Mortgage loans	—	—	5
Investment funds	5	(8)	31
Future policy benefits	(25)	134	(102)
Total gains (losses)	$(53)	$(187)	$188

For fair value option mortgage loans, we record interest income in net investment income and subsequent changes in fair value in investment related gains (losses) on the consolidated statements of income. Gains and losses related to investment funds, including related party investment funds, are recorded in net investment income on the consolidated statements of income. We record the change in fair value of future policy benefits to future policy and other policy benefits on the consolidated statements of income.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The following summarizes information for fair value option mortgage loans:

	December 31,
(In millions)	2016	2015
Unpaid principal balance	$42	$46
Mark to fair value	2	2
Fair value	$44	$48

There were no fair value option mortgage loans 90 days or more past due as of December 31, 2016 and 2015.

Transfers Between Levels—Transfers into Level 3 generally represent securities that were valued using pricing sources which, due to changing market conditions, were less observable than in prior periods as indicated by the increased volatility, which was reflected in vendor prices obtained for individual securities. Additionally, changes in pricing sources also led to securities transferring into Level 3.

Transfers out of Level 3 generally represent securities that were valued using pricing sources which, due to changing market conditions, were more observable than in prior periods as indicated by decreased volatility, which was reflected in vendor prices obtained for individual securities. Additionally, changes in pricing sources also led to securities transferring into Level 2.

Transfers into or out of any level are assumed to occur at the end of the period. For the years ended December 31, 2016 and 2015, there were no transfers between Level 1 and Level 2.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Level 3 Financial Instruments—The following is a reconciliation for all Level 3 assets and liabilities measured at fair value on a recurring basis:

	Year ended December 31, 2016
		Total realized and unrealized gains (losses)			Transfers
(In millions)	Beginning Balance	Included in income	Included in OCI	Purchases, issuances, sales and settlements, net	In	(Out)	Other	Ending Balance	Total gains (losses) included in earnings[1]
Assets
AFS securities
Fixed maturity
U.S. state, municipal and political subdivisions	$—	$—	$—	$—	$5	$—	$—	$5	$—
Foreign governments	17	—	(1)	(2)	—	—	—	14	—
Corporate	636	—	20	(36)	—	(250)	—	370	—
CLO	517	4	55	(46)	72	(444)	—	158	—
ABS	1,813	81	(12)	(635)	104	(191)	—	1,160	—
CMBS	67	1	—	39	91	(46)	—	152	—
RMBS	758	3	19	(297)	—	(466)	—	17	—
Equity securities	9	—	—	(4)	—	—	—	5	—
Trading securities
Fixed maturity
U.S. state, municipal and political subdivisions	17	—	—	—	—	—	—	17	—
Corporate	16	—	—	(4)	—	(12)	—	—	4
CLO	108	(2)	—	(63)	—	—	—	43	11
ABS	98	(16)	—	—	—	(82)	—	—	—
RMBS	29	(23)	—	144	—	(54)	—	96	(9)
Mortgage loans	48	—	—	(4)	—	—	—	44	—
Funds withheld at interest – embedded derivative	36	104	—	—	—	—	—	140	—
Investments in related parties
AFS securities
Fixed maturity
CLO	7	—	1	—	—	(8)	—	—	—
ABS	60	—	—	(4)	—	—	—	56	—
Trading securities, CLO	191	(33)	—	7	30	—	—	195	23
Reinsurance recoverable	2,377	(685)	—	—	—	—	—	1,692	—
Total Level 3 assets	$6,804	$(566)	$82	$(905)	$302	$(1,553)	$—	$4,164	$29

Liabilities
Interest sensitive contract liabilities
Embedded derivative	$(4,464)	$(324)	$—	$(495)	$—	$—	$—	$(5,283)	$—
Universal life liabilities	(1,464)	581	—	—	—	—	—	(883)	—
Future policy benefits
AmerUs Closed Block	(1,581)	(25)	—	—	—	—	—	(1,606)	—
ILICO Closed Block and life benefits	(897)	103	—	—	—	—	—	(794)	—
Derivative liabilities	(7)	—	—	—	—	—	—	(7)	—
Total Level 3 liabilities	$(8,413)	$335	$—	$(495)	$—	$—	$—	$(8,573)	$—

[1] Related to instruments held at end of period.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

	Year ended December 31, 2015
		Total realized and unrealized gains (losses)			Transfers
(In millions)	Beginning balance	Included in income	Included in OCI	Purchases, issuances, sales and settlements, net	In	Out	Other	Ending balance	Total gains (losses) included in earnings[1]
Assets
AFS securities
Fixed maturity
U.S. state, municipal and political subdivisions	$52	$(1)	$1	$(35)	$—	$—	$(17)	$—	$—
Foreign governments	—	—	—	—	—	—	17	17	—
Corporate	208	(1)	(13)	230	225	(13)	—	636	—
CLO	182	3	(9)	112	337	(108)	—	517	—
ABS	924	18	(35)	221	703	(18)	—	1,813	—
CMBS	69	1	(2)	23	23	(47)	—	67	—
RMBS	654	11	(15)	(47)	155	—	—	758	—
Equity securities	—	—	—	10	—	—	(1)	9	—
Trading securities
Fixed maturity
U.S. state, municipal and political subdivisions	—	—	—	—	17	—	—	17	—
Corporate	—	—	—	—	16	—	—	16	—
CLO	146	(16)	—	(22)	—	—	—	108	(15)
ABS	—	(2)	—	100	—	—	—	98	(1)
RMBS	—	(1)	—	30	—	—	—	29	—
Mortgage loans	73	(3)	—	(4)	—	—	(18)	48	(3)
Funds withheld at interest – embedded derivative	127	(91)	—	—	—	—	—	36	—
Investments in related parties
AFS securities
Fixed maturity
CLO	15	(1)	(2)	1	—	(6)	—	7	—
ABS	66	—	(1)	(5)	—	—	—	60	—
Trading securities, CLO	268	(29)	—	(22)	—	(26)	—	191	(17)
Reinsurance recoverable	2,460	(83)	—	—	—	—	—	2,377	—
Total Level 3 assets	$5,244	$(195)	$(76)	$592	$1,476	$(218)	$(19)	$6,804	$(36)

Liabilities
Interest sensitive contract liabilities
Embedded derivative	$(4,437)	$171	$—	$(198)	$—	$—	$—	$(4,464)	$—
Universal life liabilities	(1,417)	(47)	—	—	—	—	—	(1,464)	—
Future policy benefits
AmerUs Closed Block	(1,715)	134	—	—	—	—	—	(1,581)	—
ILICO Closed Block and life benefits	(1,026)	129	—	—	—	—	—	(897)	—
Derivative liabilities	(8)	1	—	—	—	—	—	(7)	—
Total Level 3 liabilities	$(8,603)	$388	$—	$(198)	$—	$—	$—	$(8,413)	$—

[1] Related to instruments held at end of period.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The following represents the gross components of purchases, issuances, sales and settlements, net, shown above:

	Year ended December 31, 2016
(In millions)	Purchases	Issuances	Sales	Settlements	Purchases, issuances, sales and settlements, net
Assets
AFS securities
Fixed maturity
Foreign governments	$—	$—	$—	$(2)	$(2)
Corporate	95	—	(68)	(63)	(36)
CLO	24	—	(29)	(41)	(46)
ABS	261	—	—	(896)	(635)
CMBS	40	—	—	(1)	39
RMBS	8	—	—	(305)	(297)
Equity securities	—	—	(4)	—	(4)
Trading securities
Fixed maturity
Corporate	—	—	—	(4)	(4)
CLO	4	—	(67)	—	(63)
RMBS	144	—	—	—	144
Mortgage loans	—	—	—	(4)	(4)
Investments in related parties
AFS securities
Fixed maturity
ABS	—	—	—	(4)	(4)
Trading securities, CLO	33	—	(26)	—	7
Total Level 3 assets	$609	$—	$(194)	$(1,320)	$(905)

Liabilities
Interest sensitive contract liabilities
Embedded derivative	$—	$(641)	$—	$146	$(495)
Total Level 3 liabilities	$—	$(641)	$—	$146	$(495)

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

	Year ended December 31, 2015
(In millions)	Purchases	Issuances	Sales	Settlements	Purchases, issuances, sales and settlements, net
Assets
AFS securities
Fixed maturity
U.S. state, municipal and political subdivisions	$—	$—	$—	$(35)	$(35)
Corporate	311	—	—	(81)	230
CLO	112	—	—	—	112
ABS	367	—	(15)	(131)	221
CMBS	25	—	(1)	(1)	23
RMBS	91	—	—	(138)	(47)
Equity securities	10	—	—	—	10
Trading securities
Fixed maturity
CLO	26	—	(20)	(28)	(22)
ABS	100	—	—	—	100
RMBS	30	—	—	—	30
Mortgage loans	—	—	—	(4)	(4)
Investments in related parties
AFS securities
Fixed maturity
CLO	9	—	(2)	(6)	1
ABS	—	—	—	(5)	(5)
Trading securities, CLO	51	—	(49)	(24)	(22)
Total Level 3 assets	$1,132	$—	$(87)	$(453)	$592

Liabilities
Interest sensitive contract liabilities
Embedded derivative	$—	$(341)	$—	$143	$(198)
Total Level 3 liabilities	$—	$(341)	$—	$143	$(198)

Significant Unobservable Inputs—Significant unobservable inputs occur when we could not obtain or corroborate the quantitative detail of the inputs. This applies to AFS securities, trading securities, mortgage loans and credit default swaps. Additional significant unobservable inputs are described below.

Fixed maturity securities – For certain fixed maturity securities, internal models are used to calculate the fair value. We use a discounted cash flow approach. The discount rate is the significant unobservable input due to the determined credit spread being internally developed, illiquid, or as a result of other adjustments made to the base rate. The base rate represents a market comparable rate for securities with similar characteristics. Discounts ranged from 4% to 8%. This excludes assets for which significant unobservable inputs are not developed internally, primarily consisting of broker quotes.

Interest sensitive contract liabilities – embedded derivative – Significant unobservable inputs we use in the fixed indexed annuities embedded derivative of the interest sensitive contract liabilities valuation include:

1.
Non-performance risk – For contracts we issue, we use the credit spread from the U.S. treasury curve based on our public credit rating as of the valuation date. This represents our credit risk for use in the estimate of the fair value of embedded derivatives. For contracts reinsured through funds withheld reinsurance, the cedant company holds collateral against its exposure; therefore, immaterial non-performance risk is ascribed to these contracts.

2.
Option budget – We assume future hedge costs in the derivative's fair value estimate. The level of option budgets determines the future costs of the options and impacts future policyholder account value growth.

3.
Policyholder behavior – We regularly review the lapse and withdrawal assumptions (surrender rate). These are based on our initial pricing assumptions updated for actual experience. Actual experience may be limited for recently issued products.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The following summarizes the unobservable inputs for the embedded derivatives of fixed indexed annuities:

	December 31, 2016
(In millions, except for percentages)	Fair value	Valuation technique	Unobservable inputs	Input/range of inputs			Impact of an increase in the input on fair value
Interest sensitive contract liabilities – fixed indexed annuities embedded derivatives	$5,283	Option budget method	Non-performance risk	0.7%	–	1.5%	Decrease
			Option budget	0.8%	–	3.8%	Increase
			Surrender rate	0.0%	–	16.3%	Decrease

	December 31, 2015
(In millions, except for percentages)	Fair value	Valuation technique	Unobservable inputs	Input/range of inputs			Impact of an increase in the input on fair value
Interest sensitive contract liabilities – fixed indexed annuities embedded derivatives	$4,464	Option budget method	Non-performance risk	0.6%	–	1.8%	Decrease
			Option budget	0.8%	–	3.8%	Increase
			Surrender rate	0.0%	–	10.7%	Decrease

Fair Value of Financial Instruments Not Carried at Fair Value—The following represents our financial instruments not carried at fair value on the consolidated balance sheets:

		December 31,
		2016		2015
(In millions)	Fair Value Level	Carrying Value	Fair Value	Carrying Value	Fair Value
Assets
Mortgage loans	3	$5,426	$5,560	$5,452	$5,567
Investment funds	NAV[1]	590	590	581	581
Policy loans	2	602	602	642	642
Funds withheld at interest	3	6,398	6,398	3,446	3,446
Other investments	3	81	81	83	83
Investments in related parties
Investment funds	NAV[1]	1,198	1,198	997	997
Short-term investments	2	—	—	55	55
Other investments	3	237	262	245	256
Total assets not carried at fair value		$14,532	$14,691	$11,501	$11,627
Liabilities
Interest sensitive contract liabilities[2]	3	$27,628	$26,930	$23,653	$22,971
Funds withheld liability	2	374	374	353	353
Total liabilities not carried at fair value		$28,002	$27,304	$24,006	$23,324

[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.
[2] During 2016, we changed the disclosure of interest sensitive contract liabilities to exclude insurance contracts, which are not required to be included. We determined contract types that meet the definition of insurance contracts include universal life and traditional fixed and fixed indexed annuities with significant mortality or morbidity risks. In previous periods, all contracts within interest sensitive contract liabilities not held at fair value were included. As such, the carrying and fair values reported for December 31, 2015, were adjusted to be comparable.

We estimate the fair value for financial instruments not carried at fair value using the same methods and assumptions as those we do carry at fair value. The financial instruments presented above are reported at carrying value on the consolidated balance sheets; however, in the case of policy loans, funds withheld at interest and liability, other investments and related party short-term investments, the carrying amount approximates fair value.

Investment in related parties – Other investments – The fair value of related party other investments is determined using a discounted cash flow model using discount rates for similar investments.

Interest sensitive contract liabilities – The carrying and fair value of interest sensitive contract liabilities above includes fixed indexed and traditional fixed annuities without mortality or morbidity risks, funding agreements and payout annuities without life contingencies. The embedded derivatives within fixed indexed annuities without mortality or morbidity risks are excluded, as they are carried at fair value. The valuation of these investment contracts is based on discounted cash flow methodologies using significant unobservable inputs. The estimated fair value is determined using current market risk-free interest rates, adding a spread to reflect our nonperformance risk and subtracting a risk margin to reflect uncertainty inherent in the projected cash flows.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

6. Business Combinations

Delta Lloyd Deutschland AG (DLD)—Effective October 1, 2015, we acquired 100% of the voting equity interests of DLD and $50 million of intercompany loans from Delta Lloyd N.V. for a cash purchase price of $74 million. DLD was a Germany-domiciled insurance group with an in force book of business primarily made up of participating long-duration savings products. We acquired DLD to strategically expand our core business into Germany. Following the acquisition, DLD was renamed Athene Deutschland GmbH.

The following summarizes the fair values of the assets acquired and liabilities assumed in the DLD acquisition:

(In millions)	October 1, 2015
Investments	$5,539
Cash and cash equivalents	236
Accrued investment income	67
Reinsurance recoverable	4
Other assets	83
Total identifiable assets acquired	5,929
Interest sensitive contract liabilities	403
Future policy benefits	4,519
Other policy claims and benefits	55
Dividends payable to policyholders	771
Other liabilities	107
Total identifiable liabilities assumed	5,855
Net assets acquired	$74

DLD contributed $129 million of revenue and $6 million of net income during the year ended December 31, 2015. Transaction costs incurred during the years ended December 31, 2015 and 2014 for this acquisition was $15 million and $7 million, respectively, and are included in policy and other operating expenses on the consolidated statements of income.

The following unaudited pro forma revenue and net income assumes a January 1, 2014 acquisition date for DLD:

	Years ended December 31,
(In millions)	2015	2014
Revenue	$3,004	$4,623
Net income	579	466

7. Reinsurance

The following summarizes the effect of reinsurance on premiums and future policy and other policy benefits on the consolidated statements of income:

	Years ended December 31,
(In millions)	2016	2015	2014
Premiums
Direct	$448	$445	$387
Reinsurance assumed	20	24	28
Reinsurance ceded	(228)	(274)	(315)
Total premiums	$240	$195	$100

Future policy and other policy benefits
Direct	$1,434	$1,030	$1,311
Reinsurance assumed	82	42	(121)
Reinsurance ceded	(457)	(554)	(490)
Total future policy and other policy benefits	$1,059	$518	$700

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Reinsurance typically provides for recapture rights on the part of the ceding company for certain events of default. Additionally, some agreements require us to place assets in trust accounts for the benefit of the ceding entity. As of December 31, 2016 and 2015, we held assets in trusts of $1,148 million and $1,314 million, respectively. Although we own the assets placed in trust, their use is restricted based on the trust agreement terms. If the statutory book value of the assets, or in certain cases fair value, in a trust declines because of impairments or other reasons, we may be required to contribute additional assets to the trust. In addition, the assets within a trust may be subject to a pledge in favor of the applicable reinsurance company.

Global Atlantic ceded reinsurance transactions—We have a 100% coinsurance and assumption agreement with Global Atlantic. The agreement ceded all existing open block life insurance business issued by Athene Annuity and Life Company (AAIA), with the exception of enhanced guarantee universal life insurance products. We also entered into a 100% coinsurance agreement with Global Atlantic to cede all policy liabilities of the ILICO Closed Block. The ILICO Closed Block consists primarily of participating whole life insurance policies. We also have an excess of loss arrangement with Global Atlantic to reimburse us for any payments required from our general assets to meet the contractual obligations of the AmerUs Closed Block not covered by existing reinsurance through Athene Re USA IV. The AmerUs Closed Block consists primarily of participating whole life insurance policies. Since all liabilities were covered by the existing reinsurance at close, no reinsurance premiums were ceded. The assets backing the AmerUs Closed Block are managed, on AAIA's behalf, by Goldman Sachs Asset Management, an affiliate of Global Atlantic.

During the years ended December 31, 2016 and 2015, we novated certain open blocks of business ceded to Global Atlantic, in accordance with the terms of the coinsurance and assumption agreement. The following summarizes the decreases in amounts on the consolidated balance sheets as a result of the novations:

	Years ended December 31,
(In millions)	2016	2015
Interest sensitive contract liabilities	$1,006	$4,179
Future policy benefits	188	67
Policy loans	33	129
Reinsurance recoverable	1,161	4,117

During the third quarter of 2015, portions of the reinsurance agreements between us and Global Atlantic were amended to change the reinsurance agreements from funds withheld to coinsurance, which resulted in a $930 million decrease to funds withheld liability and a corresponding decrease to assets, primarily consisting of investments.
As of December 31, 2016 and 2015, Global Atlantic maintained a series of trust and custody accounts under the terms of these agreements with with assets equal to or greater than a required aggregate statutory balance of $4,122 million and $4,614 million, respectively.

Protective Life Insurance Company (Protective) ceded reinsurance transactions—We reinsured substantially all of the existing life and health business of Athene Annuity & Life Assurance Company (AADE) to Protective under a coinsurance agreement in 2011. As of December 31, 2016 and 2015, Protective maintained a trust for our benefit with assets having a fair value of $1,664 million and $1,616 million, respectively.

Ceded Reinsurance Transactions—The following summarizes our reinsurance recoverable from the following:

	December 31,
(In millions)	2016	2015
Global Atlantic	$3,914	$5,090
Protective	1,723	1,760
Other[1]	364	407
Reinsurance recoverable	$6,001	$7,257

[1]Represents all other reinsurers, with no single reinsurer having a carrying value in excess of 5% of total recoverable.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

8. Deferred Acquisition Costs, Deferred Sales Inducements and Value of Business Acquired

The following represents a rollforward of DAC, DSI and VOBA:

(In millions)	DAC	DSI	VOBA	Total
Balance at December 31, 2013	$210	$91	$1,832	$2,133
Additions	250	113	—	363
Unlocking	2	6	28	36
Amortization	(21)	(10)	(133)	(164)
Impact of unrealized investment (gains) losses	(17)	(12)	(117)	(146)
Balance at December 31, 2014	424	188	1,610	2,222
Additions	288	136	—	424
Unlocking	(6)	(2)	(27)	(35)
Amortization	(35)	(19)	(138)	(192)
Impact of unrealized investment (gains) losses	34	17	182	233
Balance at December 31, 2015	705	320	1,627	2,652
Additions	601	200	—	801
Unlocking	(12)	(3)	(23)	(38)
Amortization	(114)	(36)	(169)	(319)
Impact of unrealized investment (gains) losses	(38)	(19)	(99)	(156)
Balance at December 31, 2016	$1,142	$462	$1,336	$2,940

The expected amortization of VOBA for the next five years is as follows:

(In millions)	Expected Amortization
2017	$139
2018	128
2019	114
2020	105
2021	96

9. Closed Block

We pay guaranteed benefits under all policies included in the Closed Blocks. In the event the Closed Blocks' assets are insufficient to meet the benefits of the Closed Blocks' guaranteed benefits, we would use general assets to meet the contractual benefits of the Closed Blocks' policyholders. We ceded the ILICO Closed Block of policies to Global Atlantic. In addition, Global Atlantic is responsible for managing the dividend scale of the AmerUs Closed Block.

We elected the fair value option for the AmerUs Closed Block. The fair value of liabilities of the AmerUs Closed Block was derived at election as the sum of the fair value of the AmerUs Closed Block assets plus our cost of capital in the AmerUs Closed Block. The cost of capital was then determined to be the present value of the projected future after tax earnings on the required capital of the AmerUs Closed Block, discounted at a rate which represents a market participant's required rate of return. At each reporting period, we record the fair value of the AmerUs Closed Block by adjusting the change in liabilities, exclusive of the cost of capital, to equal the change in assets. We do not record additional policyholder dividend obligations, as there are no future GAAP earnings available to the policyholders.

The excess of the fair value of the liabilities over the fair value of the assets represents our cost of capital in the AmerUs Closed Block. The maximum amount of future earnings from the assets and liabilities of the AmerUs Closed Block is represented by the reduction in the cost of capital in future years based on the operations of the AmerUs Closed Block and recalculation of the cost of capital each reporting period.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Summarized financial information of the AmerUs Closed Block is presented below.

	December 31,
(In millions)	2016	2015
Liabilities
Future policy benefits	$1,607	$1,581
Other policy claims and benefits	25	12
Dividends payable to policyholders	96	94
Other liabilities	23	10
Total liabilities	1,751	1,697
Assets
Trading securities	1,380	1,316
Mortgage loans, net of allowances	44	48
Policy loans	183	181
Total investments	1,607	1,545
Cash and cash equivalents	23	45
Accrued investment income	27	18
Reinsurance recoverable	29	22
Other assets	1	3
Total assets	1,687	1,633
Maximum future earnings to be recognized from AmerUs Closed Block	$64	$64

The following represents the contribution from AmerUs Closed Block.

	Years ended December 31,
(In millions)	2016	2015	2014
Revenues
Premiums	$24	$58	$64
Net investment income	84	86	86
Investment related gains (losses)	42	(124)	110
Total revenues	150	20	260
Benefits and Expenses
Future policy and other policy benefits	107	(24)	212
Dividends to policyholders	40	45	45
Total benefits and expenses	147	21	257
Contribution from (to) AmerUs Closed Block before income taxes	3	(1)	3
Federal income taxes funded by the Closed Block	3	1	6
Contribution to AmerUs Closed Block, net of income taxes	$—	$(2)	$(3)

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

10. Debt

Credit Facility—In 2016, AHL, ALRe and Athene USA entered into a five-year revolving credit agreement (Credit Facility) with Citibank, N.A., as administrative agent. The borrowing capacity under the Credit Facility is $1 billion. In connection with the Credit Facility, AHL and Athene USA guaranteed all of the obligations of AHL, ALRe and Athene USA under this facility, and ALRe guaranteed certain of the obligations of AHL and Athene USA under this facility. The Credit Facility contains various standard covenants with which we must comply, including the following:

1.	Consolidated debt to capitalization ratio of not greater than 35%;

2.
Minimum consolidated net worth of no less than the sum of (a) $3.7 billion and (b) an amount equal to 50% of the net cash proceeds received in any equity issuances occurring after January 22, 2016; and

3.	Restrictions on our ability to incur debt and liens and to declare or pay dividends, in each case with certain exceptions.

As of December 31, 2016, we had no amounts outstanding under the Credit Facility and were in compliance with all covenants under this facility.

Interest accrues on outstanding borrowings at the London Interbank Offered Rate (LIBOR) plus a margin or a base rate plus a margin, with the applicable margin varying based on AHL's issuer credit rating. The Credit Facility has a commitment fee that is determined by reference to AHL's issuer credit rating, and ranges from 0.15% to 0.50% of the unused commitment. As of December 31, 2016, the commitment fee was equal to 0.225% of the unused commitment.

11. Common Stock

We have six classes of common stock: Class A, Class B, Class M-1, Class M-2, Class M-3 and Class M-4. The Class M-1, Class M-2, Class M-3 and Class M-4 shares are collectively referred to as Class M shares.

Class A shares collectively represent 55% of the total voting power of the Company. Class B shares collectively represent the remaining 45% of the total voting power of the Company, and are beneficially owned by shareholders who are members of the Apollo Group, as defined in our bye-laws. Class B shares can be converted to Class A shares on a one-to-one basis at any time upon notice to us. Class M shares are restricted, non-voting shares issued under equity incentive plans. Our bye-laws place certain restrictions on Class A shares such that (1) a holder of Class A shares, including its affiliates, cannot control greater than 9.9% of the total outstanding vote and if a holder of Class A shares were to control greater than 9.9%, then a holder's voting power is automatically reduced to 9.9% and the other holders of Class A shares would vote the remainder on a prorated basis, (2) the total voting power held by members of our management and employees of the Apollo Group is limited to 3% and (3) Class A shares may be deemed non-voting when owned by a shareholder who owns Class B shares, has an equity interest in certain Apollo entities, or is a member of the Apollo Group.

Share Activities

2016

•
We issued 3,098,946 Class A shares during the fourth quarter of 2016 from conversion of Class M-1, M-2, M-3 and M-4 shares and settlement of Class M-4 RSUs. All conversions were settled in shares net of the conversion price and, as a result, no proceeds were received from the conversions.

•
On December 14, 2016, we completed the initial public offering (IPO) of our Class A common shares. Shareholders sold 31,050,000 existing Class A shares through the offering. We did not sell any shares in the IPO. A total of 24,158,146 Class B shares were converted into Class A shares on a one-for-one basis in order to participate in the IPO.

2015

•
We received $1,038 million to settle remaining capital commitments executed on April 4, 2014 in connection with a private placement offered to accredited investors. As a result, we issued 31,564,339 Class A shares and 8,369,230 Class B shares at $26.00 per share.

•	We received commitments and issued an additional 2,315,113 Class A shares at $26.02 per share, resulting in proceeds received of $60 million.

•
In satisfaction of our final obligations under the Transaction Advisory Services Agreement (TASA) earned by Apollo in 2014, we issued 2,311,853 Class B shares. See Note 17 – Related Parties for further information on the TASA.

2014

•
We received commitments for 41,201,578 Class A shares and 8,730,769 Class B shares as a result of a private placement offered to accredited investors launched in late 2013. Of that commitment, 8,240,316 Class A shares and 1,746,154 Class B shares were issued at $26.00 per share in April 2014, which represented a drawdown of 20% of the committed capital in the private placement at the time. The commitment for the remaining 39,945,877 shares was settled in 2015 as described above.

•	To encourage significant investment by key employees, we issued 3,693,730 Class A shares at a discounted price of $13.46 pursuant to our equity incentive plan.

•	We issued a total of 11,426,883 Class B shares in satisfaction of certain of our obligations under the TASA. This agreement is further described in Note 17 – Related Parties.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

•	We converted a note issued as part of a contribution agreement in 2012 with AAA Guarantor – Athene, L.P. and its subsidiary, Apollo Life Re Ltd., into 3,808,626 Class B shares.

•
We authorized the following additional shares at a par value of $0.001 per share: (1) 87,110,662 Class A shares, (2) 175,000,000 Class B shares, (3) two new classes of incentive compensation shares consisting of 7,500,000 Class M-3 shares and 7,500,000 Class M-4 shares and (4) 149,998,898 shares of capital stock, which remain undesignated.

The table below shows the changes in each class of shares issued and outstanding:

	Years ended December 31,
	2016	2015	2014
Class A
Beginning balance	50,151,265	15,752,736	494,200
Issued shares	3,360,471	34,498,220	11,950,844
Forfeited shares	(37,188)	—	—
Repurchased shares	(313,313)	(99,691)	—
Converted from Class B shares	24,158,146	—	3,307,692
Ending balance	77,319,381	50,151,265	15,752,736
Class B
Beginning balance	135,963,975	125,282,892	114,605,747
Issued shares	—	10,681,083	16,981,664
Repurchased shares	—	—	(2,996,827)
Converted to Class A shares	(24,158,146)	—	(3,307,692)
Ending balance	111,805,829	135,963,975	125,282,892
Class M-1
Beginning balance	5,198,273	5,198,273	5,198,273
Converted to Class A shares	(1,155,303)	—	—
Forfeited shares	(270,543)	—	—
Repurchased shares	(298,222)	—	—
Ending balance	3,474,205	5,198,273	5,198,273
Class M-2
Beginning balance	3,125,869	3,125,869	3,226,792
Converted to Class A shares	(1,788,998)	—	—
Forfeited shares	(161,474)	—	(80,738)
Repurchased shares	(107,650)	—	(20,185)
Ending balance	1,067,747	3,125,869	3,125,869
Class M-3
Beginning balance	3,110,000	3,350,000	—
Issued shares	—	—	3,390,000
Converted to Class A shares	(1,443,700)	—	—
Forfeited shares	(224,000)	(216,000)	(32,000)
Repurchased shares	(96,000)	(24,000)	(8,000)
Ending balance	1,346,300	3,110,000	3,350,000
Class M-4
Beginning balance	5,038,443	—	—
Issued shares	990,650	5,316,751	—
Converted to Class A shares	(79,031)	—	—
Forfeited shares	(452,528)	(242,050)	—
Repurchased shares	(99,732)	(36,258)	—
Ending balance	5,397,802	5,038,443	—

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

12. Stock-based Compensation

We adopted share incentive plans in 2009, 2012 and 2014. The 2009 and 2012 share incentive plans were amended and restated in 2014 (2014 Modification), along with the adoption of the 2014 share incentive plan (2014 Plan). In 2016, we modified certain share agreements (2016 Modification) and adopted the 2016 share incentive plan (2016 Plan). With the adoption of the 2016 Plan, the 2009, 2012 and 2014 share incentive plans were frozen and no additional awards may be granted under those plans.

The purpose of our share incentive plans is to provide an incentive to achieve long-term company goals and align the interests of our employees, our directors and AAM employees with those of our shareholders. See Note 17 – Related Parties regarding our relationship with AAM. Under the share incentive plans, we may issue nonqualified stock options, incentive stock options, rights to purchase shares, restricted shares, RSUs and other awards which may be settled in, or based upon, our common shares. The aggregate number of shares authorized for issuance under the 2016 Plan is 3,500,000 Class A shares. Shares issued upon settlement of an award are newly issued shares.

Through the share incentive plans, we have issued the following three categories of stock-based compensation: long-term incentive plan (LTIP) awards, Class M awards and Class A awards.

LTIP awards—During the second quarter of 2016, we issued awards consisting of time and performance-based RSUs and time-based stock options for Class A shares. RSUs represent a contractual right to receive Class A shares and may be settled in shares or cash at our election. Stock options represent a right to purchase Class A shares at a specified exercise price.

Vesting – Time-based RSUs and stock options vest in one-third increments on the first through third anniversaries of the vesting inception date. The performance-based RSUs have three-year cliff vesting based on meeting company-specific performance thresholds.

Contractual terms – Stock options expire on the tenth anniversary of the date of grant.

Stock Options – A rollforward of activity for the year ended December 31, 2016 for stock options is as follows:

(In millions, except share and per share data)	Options	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding at January 1, 2016	—	$—
Granted	470,644	33.95
Outstanding at December 31, 2016	470,644	$33.95
Vested and expected to vest at December 31, 2016	462,643	$33.95	$6

The weighted average grant date fair value of stock options granted during the year ended December 31, 2016 was $5.83. As of December 31, 2016, no stock options were exercisable.

Valuation Assumptions – We determine the fair value at grant date for stock options using the Black-Scholes option pricing model. The following represents the assumptions used for the fair value at grant date:

Assumptions used	Year ended December 31, 2016
Risk-free interest rate	1.0%
Dividend yield	—%
Expected volatility	25.0%
Expected term	2.63 years

The risk-free interest rate is derived from U.S. Constant Maturity Treasury yield at the valuation date, with maturity corresponding to weighted-average expected term. The dividend yield is based on our historical and expected dividend payments, which have been zero to date. Absent an established history in a public market for our shares, we have estimated volatility of our share price based on the published historical volatilities of comparable publicly-traded companies over a period consistent with the expected life of the award being valued. The expected term represents the weighted average period of time that awards granted are expected to be outstanding as determined at the grant date of the award.
RSUs – The following represents the activity of nonvested LTIP RSUs for the year ended December 31, 2016:

	RSU	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2016	—	$—
Granted	329,159	33.95
Forfeited	(1,032)	33.95
Nonvested at December 31, 2016	328,127	$33.95

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The fair value of the award is determined based on the fair value of our Class A shares on the grant date. As of December 31, 2016, no LTIP RSUs were vested.

Class M awards—We have issued Class M shares and RSUs concurrently with the timing of capital raises, in order to align management incentives with shareholder investments.

Class M shares function similar to options in that they are exchangeable into Class A shares upon payment of a conversion price and other conditions being met. The settlement value of the RSUs is based upon the value of the Class A shares at the time of settlement after deducting the conversion price of the RSUs. RSUs may be settled either in cash or Class A shares at our election. A portion of the Class M shares and RSUs is subject to time vesting conditions (Tranche 1), and the remainder is subject to certain performance-based vesting conditions (Tranche 2). Both Tranche 1 and Tranche 2 RSUs required an IPO as an additional vesting condition. Vesting conditions are further described below.

The nature and terms of the Class M shares are generally consistent across each class. In October 2015, we issued Class M-4 shares with a different Tranche 2 performance condition than the original Class M-4 award. These shares are referred to as Class M-4 Prime. This vesting condition and any other significant differences between classes are separately identified in the following discussion.

Class M share vesting – Tranche 1 shares generally vest in 20% increments on the first through fifth anniversaries of the earlier of the date of grant or vesting inception date. Tranche 1 shares also automatically vest upon the sale of the Company or change in control, prior to the participant's termination or within six months following a qualifying termination. Unvested Tranche 1 shares are forfeited upon a participant's termination.

Tranche 2 awards vest if certain performance hurdles are met, described as follows:

•
Class M-4 (excluding M-4 Prime) – The vesting performance hurdle for Class M-4 shares is based on the rate of return and realized cash received by certain holders of our shares (Relevant Investors), as defined in the incentive plan, upon sale of their shares prior to or during an IPO or within a 15 month period thereafter. Vesting may also occur if the performance hurdles are met based on deemed sales by Relevant Investors on the dates 7.5, 12 and 15 months after an IPO, and monthly thereafter, through the contractual term, at a price equal to the volume weighted average closing trading price during the 90 day period prior to such date. Based on the results of the performance hurdle calculations, the vesting percentages of the Tranche 2 awards can range from 0% to 100%. Upon a participant's qualifying termination, unvested Tranche 2 awards remain outstanding and eligible to vest for a period of 18 months following the later of the IPO date or date of a qualifying termination. Any unvested Tranche 2 shares remaining at the end of this 18 month period are forfeited. See 2016 Modification below for further information on Tranche 2 awards vesting for M-1, M-2 and M-3 award agreements.

•
Class M-4 Prime – The vesting performance hurdle is based on the attainment of specified Class A share prices following an IPO. Vesting will also occur upon a sale of the Company or change in control in which Class A Shares are valued at the respective hurdle share price. Any unvested Tranche 2 shares remaining as of the tenth anniversary of the grant date are forfeited.

Contractual Terms – Unvested Class M-4 shares are forfeited as of 5.25 years following an IPO.

Although the Class M shares function similar to options, they are equity shares, and have dividend rights upon satisfaction of certain conditions and no expiration date once vested. Prior to vesting, if Class M shares are eligible for dividends, any dividends paid would accrue on the unvested M shares; however, if the M share is forfeited, the accrued dividend would also be forfeited.

Conversion to Class A shares – Vested Class M shares became eligible for conversion to Class A shares at IPO or as a result of the 2016 Modification, subject to the conversion rate for each Class M share. A holder of vested Class M shares may elect to exchange vested shares for an equivalent number of Class A shares upon payment, in cash or shares, of the conversion price less the amount of any dividends paid by the Company on Class A shares subsequent to the granting of Class M shares. Following a conversion to Class A shares, shares can be sold subject to contractual transfer or legal restrictions, such as lockups, blackout periods or affiliate sale volume caps.

2014 Modification – During 2014, we adopted amendments to the terms of the existing Class M-1 and M-2 shares to conform the vesting and repurchase terms of the Class M-1 and M-2 shares to those of the Class M-3 and M-4 shares, described above. The modification impacted 29 individuals.

Under the terms of the original plans for the Class M-1 and M-2 shares, we had the right to repurchase vested shares at the lower of purchase cost or fair value if an employee resigned without good reason, either before an IPO or under other conditions as defined in the original plans. As a result of this repurchase option, the expense associated with vested incentive shares would not be recognized on the consolidated statements of income until the date on which such shares would have been converted to Class A shares. Therefore, no expense had been recorded related to the Class M-1 or M-2 shares prior to the 2014 Modification, which revised the terms to generally call for a repurchase price equal to the fair market value of a Class A share less the conversion price of the respective Class M share.

Upon modification of a share award, the share awards are revalued and remeasured as if a new share award was issued. The 2014 Modification of the Class M-1 and M-2 shares resulted in non-recurring additional stock based compensation expense of $81 million.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

2016 Modification – On September 30, 2016, we modified Class M-1, M-2 and M-3 share agreements to vest all Tranche 2 performance-based shares. The compensation committee approved the modification given that vesting of the shares in the near future was probable. We also amended the conversion option, which previously allowed conversion of vested shares only subsequent to an IPO. Under the modified conversion terms, individuals with certain limited exceptions were able elect up to three conversion options including conversion at a specified date prior to an IPO, on the date of an IPO, or ratably each month for six months after an IPO. The modifications impacted 27 individuals.

As a result of the modifications, we recorded an $83 million increase to additional paid-in capital, due to the reclassification of the Tranche 2 shares from liability awards to equity awards. We also recorded a $42 million charge to stock-based compensation expense and additional paid-in capital for the vesting of Tranche 2 shares, primarily related to the acceleration of previously unrecognized compensation expense.

Valuation Assumptions for Class M Shares—The fair value of the Class M shares is determined using the Black-Scholes option pricing model, with application of a Monte-Carlo simulation to determine the value of the Tranche 2 Class M shares. Grant date assumptions used for valuation of Class M share awards are as follows:

	Years ended December 31,
Assumptions used	2016			2015			2014
Athene Class A share value	$32.90			$34.23			$26.02
Risk-free interest rate	0.5%	–	1.8%	0.9%	–	1.1%	0.6%
Expected dividend yield	—%			—%			—%
Expected volatility	30.0%			25.9%			17.5%
Expected term	3.00 years			2.42 years			2.39 years

The fair value of the Class A shares subsequent to our IPO is determined based on the publicly traded closing price on the New York Stock Exchange. During 2016 and 2015, prior to our IPO, the fair value was determined based on a GAAP book value multiple approach. Under this approach we used a comparable peer set of public companies and their share price to book value ratio, less applicable discounts for lack of marketability of AHL in order to determine the AHL Class A share price. The fair value of Class A shares during 2014 was determined using the embedded value method, which is based on the present value of the future expected regulatory distributable income generated by the net assets plus the excess capital.

The expected term represents the weighted average period of time that awards granted are expected to be outstanding. The expected term is determined from the modification date, the grant date or the period end date, depending on the accounting treatment for each award.
In addition, the Tranche 2 Class M share assumptions include an estimate of the probability of the vesting conditions being met. This assumption is developed by using a Monte-Carlo simulation to generate the possible future value of the Company's equity at a liquidity event to determine the percentage of Tranche 2 Class M shares that vest for each simulated path. The fair value of the Tranche 2 Class M shares is then estimated by averaging the value for all simulated paths and discounting the results at the risk-free interest rate to the valuation date.

The basis for determining the remaining assumptions is consistent with those discussed for LTIP awards above.

Award activity for Class M Shares—A rollforward of award activity for the year ended December 31, 2016 of the Class M shares is as follows:

	Tranche 1			Tranche 2			Total
(In millions, except share and per share data)	Class M Shares	Weighted Average Conversion Price	Aggregate Intrinsic Value	Class M Shares	Weighted Average Conversion Price	Aggregate Intrinsic Value	Class M Shares	Weighted Average Conversion Price
Outstanding at January 1, 2016	6,815,504	$15.44		9,144,220	$15.91		15,959,724	$15.71
Granted	323,297	33.90		646,603	33.90		969,900	33.90
Converted	(1,993,576)	12.03		(2,473,456)	11.46		(4,467,032)	11.71
Forfeited	(230,655)	19.58		(833,873)	16.40		(1,064,528)	17.09
Repurchased	(445,985)	13.56		(135,662)	10.95		(581,647)	12.95
Outstanding at December 31, 2016	4,468,585	$18.27		6,347,832	$19.52		10,816,417	$19.00
Vested and expected to vest at December 31, 2016	4,437,356	$18.22	$132	6,297,187	$19.45	$180
Convertible at December 31, 2016[1]	2,631,542	$12.97	$92	3,307,697	$10.93	$123

[1] Includes shares scheduled to convert in the first six months of 2017 as a result of the 2016 Modification.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The following represents the activity of nonvested Class M shares for the year ended December 31, 2016:

	Tranche 1		Tranche 2		Total
	Class M Shares	Weighted Average Grant Date Fair Value	Class M Shares	Weighted Average Grant Date Fair Value	Class M Shares	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2016	2,661,291	$7.74	8,036,554	$4.88	10,697,845	$5.59
Granted	323,297	8.45	646,603	11.42	969,900	10.43
Vested	(916,890)	6.67	(4,809,149)	2.14	(5,726,039)	2.87
Forfeited	(230,655)	5.62	(833,873)	2.14	(1,064,528)	2.89
Nonvested at December 31, 2016	1,837,043	$8.67	3,040,135	$11.36	4,877,178	$10.34
The weighted average grant date fair value of Class M share awards granted during the years ended December 31, 2015 and 2014, was $8.66 and $9.31, respectively.

The total fair value of vested Tranche 1 Class M shares was $92 million, $98 million and $49 million during the years ended December 31, 2016, 2015 and 2014, respectively. The total fair value of vested Tranche 2 Class M shares was $122 million, $28 million and $17 million during the years ended December 31, 2016, 2015 and 2014, respectively.

No shares were converted or convertible during the years ended December 31, 2015 and 2014. The total intrinsic value of M shares converted during the year ended December 31, 2016 was $117 million. We paid $14 million to repurchase vested Class M shares during the year ended December 31, 2016.

Class A awards—The 2014 Plan allowed for the purchase of Class A shares by certain employees and directors of the Company and its affiliates. In 2015, we issued an aggregate of 442,590 fully-paid Class A shares for total proceeds of $12 million. In April 2014, we issued an aggregate of 3,693,730 fully-paid Class A shares for total proceeds of $50 million. For the years ended December 31, 2015 and 2014, we recognized $2 million and $46 million, respectively, of stock-based compensation expense associated with the Class A shares to the extent shares were purchased at a discounted price from fair value on the issuance date.

Additionally, we may issue restricted Class A shares under our share incentive plans. In 2016, we issued 238,972 restricted Class A shares at a weighted average grant date fair value of $33.41 per share. In 2015, we issued 160,754 restricted Class A shares at a weighted average grant date fair value of $26.02 per share. The restricted Class A shares issued in 2016 and 2015 had a service commencement date of January 1, 2015. All restricted Class A awards issued vest on a ratable basis over three years from the service commencement date. The restricted Class A shares are classified as equity awards measured using fair value of Class A shares on grant date.

Compensation expense—Compensation expense is recognized based on the number of awards expected to vest, which represents the awards granted less expected forfeitures over the life of the award, as estimated at the date of grant.

Class M shares with Tranche 1 vesting requirements are accounted for as equity awards and related compensation expense is recognized ratably over the vesting period. The expense for Tranche 1 shares issued to employees is calculated based on grant date fair value multiplied by the number of shares awarded. The expense for Tranche 1 shares issued to non-employees (i.e. AAM participants) is recognized initially at the grant date fair value multiplied by the number of shares. However, the fair value of the awards are revalued each reporting period through completion of counterparty performance to coincide with the fair value of the services provided by the non-employees. The result of the revaluation is recognized in the period in which the revaluation occurs.

Employee and non-employee Tranche 2 shares, excluding M-4 Prime, are accounted for as liability awards. Compensation expense for all participants is remeasured each reporting period through settlement at the fair value of the awards, factoring in the probability of achieving the vesting targets described above. Upon vesting of Tranche 2 shares, the liability is reclassified to equity because the vesting condition which resulted in liability classification is no longer present, and is measured at fair value on the date of reclassification.

Tranche 2 M-4 Prime shares are accounted for as equity awards with expense recognition having commenced upon completion of our IPO. Compensation expense is calculated based on the grant date fair value of such awards multiplied by the number of shares awarded.

Class A shares are accounted for as equity awards and related compensation expense is recognized ratably over the vesting period, if any. The compensation expense for Class A shares is calculated based on the grant date fair value of the Class A common shares, less the purchase price, multiplied by the number of shares awarded.

LTIP awards are accounted for as equity awards. Expense for time-based RSUs and options is recognized ratably over the vesting period based on the number of shares expected to vest. Expense for performance-based RSUs is further adjusted by the performance factor most likely to be achieved, as estimated by management at the end of the performance period.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Components of stock compensation expense recorded on the consolidated statements of income are as follows:

	Years ended December 31,
(In millions)	2016	2015	2014
Class M – Tranche 1	$11	$12	$54
Class M – Tranche 2	69	50	47
Class A	2	5	47
LTIP	2	—	—
Stock-based compensation expense	$84	$67	$148

As of December 31, 2016, the Class M shares had unrecognized compensation cost of $16 million for Tranche 1 and $24 million for Tranche 2. The cost is expected to be recognized over a weighted-average period of 1.6 years and 1.1 years, respectively. Unrecognized compensation cost of $4 million for LTIP awards is expected to be recognized over a weighted-average period of 1.1 years.

In 2014, we issued 6,184,948 of our Class B shares to Apollo in satisfaction of settlement amounts earned in 2014 by Apollo under the TASA discussed in Note 17 – Related Parties. In 2014, we also settled the equity swap transaction related to the TASA through the issuance of 5,241,935 Class B shares to Apollo.

13. Earnings Per Share

The following represents our basic and diluted EPS calculations:

	Year ended December 31, 2016
(In millions, except share and per share data)	Class A	Class B	Class M-1
Net income available to AHL shareholders – basic	$214	$553	$1
Effect of stock compensation plans on allocated net income	1	—	—
Net income available to AHL shareholders – diluted	$215	$553	$1

Basic weighted average shares outstanding	52,086,945	134,445,840	218,324
Dilutive effect of stock compensation plans	1,443,531	—	4,246,074
Diluted weighted average shares outstanding	53,530,476	134,445,840	4,464,398

Earnings per share[1]
Basic	$4.11	$4.11	$4.11
Diluted	$4.02	$4.11	$0.20

[1] Calculated using whole figures.

	Years ended December 31,
(In millions, except share and per share data)	2015	2014
Net income available to AHL shareholders	$562	$456
Basic weighted average shares outstanding	175,091,802	129,519,108
Dilutive effect of stock compensation plans	86,846	11
Dilutive effect of equity swap[1]	—	2,089,345
Diluted weighted average shares outstanding	175,178,648	131,608,464
Earnings per share on Class A and B shares[2]
Basic	$3.21	$3.52
Diluted	$3.21	$3.47

[1] Equity swap relates to TASA. See Note 17 – Related Parties for additional information.
[2] Calculated using whole figures.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

We use the two-class method for allocating net income available to AHL shareholders to each class of our common stock. Our Class M shares do not become eligible to participate in dividends until a return of investment (ROI) condition has been met for each class. Once eligible, each class of our common stock has equal dividend rights. Prior to the fourth quarter of 2016, the ROI condition had not been met for any of our Class M shares and as a result, no earnings were attributable to those classes. In conjunction with our IPO, the ROI condition for Class M-1 was met, while Class M-2, Class M-3 and Class M-4 shares remain ineligible for dividends as of December 31, 2016. Therefore, the basic EPS calculations above reflect only those classes of stock eligible to participate in earnings during each respective period. For the years ended December 31, 2015 and 2014, Class A and B had the same basic and dilutive EPS, and as such are presented together for those years.

Dilutive shares are calculated using the treasury stock method. For Class A common shares, this method takes into account shares that can be settled into Class A common shares, net of a conversion price.

The diluted EPS calculation for Class A shares excluded 116,031,381 shares, RSUs and options outstanding as of December 31, 2016. The excluded shares were comprised of 113,497,613 shares considered antidilutive and 2,533,768 shares for which a performance condition had not been met. The diluted EPS calculation excluded 16,653,624 and 11,674,141 outstanding shares as of December 31, 2015 and 2014, respectively, as the issuance restrictions had not been satisfied as of each year end.

14. Accumulated Other Comprehensive Income
The following is a detail of AOCI:

	December 31,
(In millions)	2016	2015
AFS securities	$972	$(405)
DAC, DSI, VOBA, future policy benefits and dividends payable to policyholders adjustments on AFS securities	(408)	91
Noncredit component of OTTI losses on AFS securities	(17)	(15)
Hedging instruments	10	15
Pension adjustments	(4)	(4)
Foreign currency translation adjustments	(12)	(4)
Accumulated other comprehensive income (loss), before taxes	541	(322)
Deferred income tax asset (liability)	(174)	85
Accumulated other comprehensive income (loss)	$367	$(237)

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Changes in AOCI are presented below:

	Years ended December 31,
(In millions)	2016	2015	2014
Unrealized gains (losses) on AFS securities
Unrealized holding gains (losses) arising during the year	$1,397	$(1,661)	$1,225
Change in DAC, DSI, VOBA, future policy benefits and dividends payable to policyholders adjustment	(499)	419	(317)
Less: Reclassification adjustment for gains (losses) realized in net income[1]	20	72	9
Less: Income tax expense (benefit)	261	(428)	318
Change in unrealized gains (losses) on AFS securities	617	(886)	581
Noncredit component of OTTI losses on AFS securities
Noncredit component of OTTI losses on AFS securities recognized during the year	(9)	(13)	(1)
Less: Reclassification adjustment for losses realized in net income[1]	(7)	(3)	—
Less: Income tax expense (benefit)	—	(4)	1
Change in noncredit component of OTTI losses on AFS securities	(2)	(6)	(2)
Unrealized gains (losses) on hedging instruments
Change in hedging instruments during the year	(5)	11	10
Less: Income tax expense (benefit)	(2)	4	4
Change in hedging instruments	(3)	7	6
Pension adjustments
Pension adjustments during the year	—	12	(17)
Less: Income tax expense (benefit)	—	4	(6)
Change in pension adjustments	—	8	(11)
Foreign currency translation adjustments
Foreign currency translation adjustments during the year	(8)	(4)	—
Change in AOCI	$604	$(881)	$574

[1] Recognized in investment related gains (losses) on the consolidated statements of income.

15. Income Taxes

Income tax expense consists of the following:

	Years ended December 31,
(In millions)	2016	2015	2014
Current	$(33)	$(19)	$(84)
Deferred	(19)	31	137
Income tax expense (benefit)	$(52)	$12	$53

Income tax expense was calculated based on the following components of income before income taxes:

	Years ended December 31,
(In millions)	2016	2015	2014
Pre-tax income – Bermuda	$565	$508	$263
Pre-tax income – Germany	16	8	—
Pre-tax income – U.S.	135	74	261
Income before income taxes	$716	$590	$524

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The expected tax provision computed on pre-tax income at the weighted average tax rate has been calculated as the sum of the pre-tax income in each jurisdiction multiplied by that jurisdiction's applicable statutory tax rate. Statutory tax rates of 0%, 31% and 35% have been used for Bermuda, Germany and the United States, respectively. A reconciliation of the difference between the provision for income taxes and the expected tax provision at the weighted average tax rate is as follows:

	Years ended December 31,
(In millions)	2016	2015	2014
Expected tax provision computed on pre-tax income at weighted average income tax rate	$52	$28	$91
(Decrease) increase in income taxes resulting from:
Deferred tax valuation allowance	(116)	(6)	(22)
Prior year true-up	8	2	(12)
Corporate owned life insurance	(7)	(7)	(6)
Stock compensation expense	5	—	—
State taxes and other	6	(5)	2
Total income tax expense (benefit)	$(52)	$12	$53
Effective tax rate	(7)%	2%	10%

Total income taxes were as follows:

	Years ended December 31,
(In millions)	2016	2015	2014
Income tax expense (benefit)	$(52)	$12	$53
Income tax expense (benefit) from OCI	259	(424)	317
Total income taxes	$207	$(412)	$370

Deferred income tax assets and liabilities consisted of the following:

	December 31,
(In millions)	2016	2015
Deferred tax assets
Insurance liabilities	$1,483	$1,354
Net unrealized losses on AFS	—	84
Net operating and capital loss carryforwards	221	170
Tax credits	18	—
VOBA	69	72
Employee benefits	52	57
Other	27	20
Total deferred tax assets	1,870	1,757
Valuation allowance[1]	(72)	(193)
Deferred tax asset, after valuation allowance	1,798	1,564
Deferred tax liabilities
Investments, including derivatives	668	429
Net unrealized gains on AFS	178	—
VOBA	346	375
DAC	232	109
Other	6	42
Total deferred tax liability	1,430	955
Net deferred tax asset[2]	$368	$609

1 A portion of the valuation allowance reduction was recorded in other comprehensive income.
[2] Net deferred tax asset includes deferred tax liability relating to ADKG, which is included in other liabilities on the consolidated balance sheets.

As of December 31, 2016, we have gross deferred tax assets associated with U.S. federal and state net operating losses of $632 million, which will begin to expire in 2022.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The valuation allowance consists of the following:

	December 31,
(In millions)	2016	2015
U.S. federal and state net operating losses	$22	$100
U.S. other deferred tax assets	—	27
German other deferred tax assets	50	66
Total valuation allowance	$72	$193

During the third quarter of 2016, we identified a tax plan that, when implemented, will allow us to use a significant portion of the U.S. non-life insurance companies’ net operating losses, which are scheduled to expire beginning in 2022, and other deductible temporary differences. As a result, we released the corresponding deferred tax valuation allowance of $102 million, as it is more likely than not that these attributes will be realized.

AHL and its Bermuda subsidiaries file protective U.S. income tax returns and its U.S. subsidiaries file income tax returns with the U.S. federal government and various U.S. state governments. AADE is not subject to U.S. federal and state examinations by tax authorities for years prior to 2007, while Athene Annuity & Life Assurance Company of New York (AANY) and Athene Life Insurance Company (ALIC) are not subject to examinations for years prior to 2011 and 2013, respectively. See discussion of ongoing tax examinations relating to Aviva USA and subsidiaries at Note 18 – Commitments and Contingencies.

Under current Bermuda law, we are not required to pay any taxes in Bermuda on either income or capital gains. We have received an undertaking from the Bermuda Minister of Finance that, in the event of any such taxes being imposed, the Company will be exempted from taxation until the year 2035.

Withholding taxes have not been provided on undistributed earnings of AHL's U.S. and German subsidiaries as of December 31, 2016 or 2015. Although withholding taxes may apply in the event a dividend is paid by AHL's U.S. or German subsidiaries, we have not accrued withholding taxes as we do not intend to remit these earnings. The cumulative amount subject to withholding tax, if distributed, as well as the determination of the associated tax liability, is not practicable to compute; however, it may be material to the Company's financial position and results of operations. Any dividends remitted to AHL from ALRe are not subject to withholding tax.

16. Statutory Requirements

AHL's insurance and reinsurance subsidiaries are subject to insurance laws and regulations in the jurisdictions in which they operate including Bermuda, all U.S. states, the District of Columbia and Germany. Certain regulations include restrictions that limit the dividends or other distributions, such as loans or cash advances, available to shareholders without prior approval of the insurance regulatory authorities. The differences between financial statements prepared for insurance regulatory authorities and GAAP financial statements vary by jurisdiction.

Bermuda statutory requirements—ALRe is licensed by the Bermuda Monetary Authority (BMA) as a long term insurer and is subject to the Insurance Act 1978, as amended (Bermuda Insurance Act) and regulations promulgated thereunder. Effective January 1, 2016 the BMA implemented the Economic Balance Sheet (EBS) framework into the Bermuda Solvency and Capital Requirement (BSCR) which was granted equivalency to the European Union’s Directive (2009/138/EC) (Solvency II).

Under the Bermuda Insurance Act, ALRe is required to maintain minimum statutory capital and surplus to meet the minimum margin of solvency (MMS) and the Enhanced Capital Requirement (ECR). The MMS is equal to the greater of $8 million or 2% of the first $500 million of statutory assets plus 1.5% of statutory assets above $500 million. The ECR is calculated based on a risk-based capital model where risk factor charges are applied to the EBS. As of December 31, 2016, the MMS and ECR were $798 million and $1,932 million, respectively, and ALRe was in excess of these required minimums.

Under the EBS framework, statutory financial statements are generally equivalent to GAAP financial statements, with the exception of permitted practices granted by the BMA. ALRe has permission in the statutory financial statements to use amortized cost instead of fair value as the basis for certain investments. Additionally, ALRe uses U.S. statutory reserving principles for the calculation of insurance reserves instead of GAAP, subject to the reserves being proved adequate based on cash flow testing. The impact to the statutory financial statements of these permitted practices is an increase of $1,254 million to capital and surplus as of December 31, 2016 and a decrease of $1,005 million to statutory net income for the year ended December 31, 2016.

Under the regime in effect prior to January 1, 2016, the BMA had granted ALRe permission to use amortized cost instead of fair value as the basis for non-equity securities, including investments underlying funds withheld and modco reinsurance agreements. As a result of this permitted practice $162 million of unrealized losses were excluded from ALRe's statutory return as of December 31, 2015.

Under the Bermuda Insurance Act, ALRe is prohibited from paying a dividend in an amount exceeding 25% of the prior year's statutory capital and surplus, unless at least two members of ALRe's board of directors and its principal representative in Bermuda sign and submit to the BMA, an affidavit attesting that a dividend in excess of this amount would not cause ALRe to fail to meet its relevant margins. In certain instances,

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

ALRe would also be required to provide prior notice to the BMA in advance of the payment of dividends. In the event that such an affidavit is submitted to the BMA in accordance with the Bermuda Insurance Act, and further subject to ALRe meeting its MMS and ECR, ALRe is permitted to distribute up to the sum of 100% of statutory surplus and an amount less than 15% of statutory capital. Distributions in excess of this amount require the approval of the BMA. As of December 31, 2016 and 2015, the maximum distribution ALRe was permitted to pay AHL without the need for prior approval was $2,479 million and $3,529 million, respectively.

Germany statutory requirements—Our primary German insurance entity, Athene Lebensversicherung AG (ALV), is regulated by the Federal Financial Supervisory Authority of Germany as a private insurance undertaking and is subject to the Insurance Supervision Act and regulations promulgated thereunder. Effective January 1, 2016, ALV became subject to Solvency II minimum capital requirements (MCR) and solvency capital requirements (SCR) interpreted by the relevant regulatory authorities. ALV is obliged to meet these requirements in order to be able to fulfill, subject to a certain confidence level of 99.5% for SCR, or 85% for MCR, over a one-year period, all obligations arising from existing business, as well as the new business expected to be written over the following 12 months. Failure to maintain adequate capital levels may result in regulatory action. As of December 31, 2016, statutory capital and surplus as calculated under Solvency II was $570 million, while MCR and SCR were $121 million and $268 million, respectively.

Prior to 2016, ALV was subject to regulations under Solvency I, which required ALV to maintain minimum statutory capital as calculated against reserves. As of December 31, 2015, statutory capital and surplus as calculated under SI was $325 million, while required capital under SI was $195 million. Under both the SI and SII regimes, ALV is permitted to use dividend payable balances held for policyholder participation in determining the total capital of the entity.

ALV is restricted as to the payment of dividends pursuant to calculations, which are based upon the analysis of current euro swap rates against existing policyholder guarantees. As of December 31, 2016, ALV did not exceed this threshold and no amounts were available for distribution.

U.S. statutory requirements—AHL's regulated U.S. subsidiaries and the corresponding insurance regulatory authorities are as follows:

Subsidiary	Regulatory Authority
AADE	Delaware Department of Insurance
ALIC	Delaware Department of Insurance
AANY	New York Department of Financial Services
ALICNY	New York Department of Financial Services
AAIA	Iowa Insurance Division
Structured Annuity Reinsurance Company (STAR)	Iowa Insurance Division
Athene Re USA IV	State of Vermont Department of Financial Regulation

Each entity's statutory statements are presented on the basis of accounting practices determined by the respective regulatory authority. The regulatory authority recognizes only statutory accounting practices prescribed or permitted by the corresponding state for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under insurance law.

The maximum dividend these subsidiaries can pay to shareholders, without prior approval of the respective state insurance department, is subject to restrictions relating to statutory surplus or net gain from operations. The maximum dividend payment over a twelve-month period may not, without prior approval, be paid from a source other than earned surplus and may not exceed the greater of (1) the prior year's net gain from operations or (2) 10% of policyholders' surplus. Based on these restrictions, the maximum dividend AADE could pay to Athene USA, and ultimately to AHL's shareholders, absent regulatory approval was $127 million and $125 million as of December 31, 2016 and 2015, respectively. Other requirements limit the amount that could be withdrawn from AADE and the maximum AADE could dividend while staying in compliance with these state regulations, which was $80 million and $65 million as of December 31, 2016 and 2015, respectively. Any dividends from AHL's other U.S. statutory entities in excess of the amounts allowed for AADE would not be able to be remitted to AHL without regulatory approval from the Delaware Department of Insurance. Additionally, we have agreed with the Iowa Insurance Division not to cause AAIA to pay dividends until August 15, 2018; therefore, we currently consider AAIA's dividend capacity as zero.

As of December 31, 2016, AHL's U.S. subsidiaries' solvency, liquidity and risk-based capital amounts were significantly in excess of the minimum levels required.

In some instances, the states of domicile of our U.S. subsidiaries have adopted prescribed accounting practices that differ from the required accounting outlined in National Association of Insurance Commissioners (NAIC) Statutory Accounting Principles (SAP). These subsidiaries also have certain accounting practices permitted by the states of domicile that differ from those found in NAIC SAP. These prescribed and permitted practices are described as follows:

AAIA – Among the products issued by AAIA are indexed universal life insurance and fixed indexed annuities. These products allow a portion of the premium to earn interest based on certain indices, primarily the S&P 500. We purchase call options, futures and variance swaps to hedge the growth in interest credited to the customer as a direct result of increases in the related index. The Iowa Insurance Division allows an insurer to elect (1) to use an amortized cost method to account for certain derivative instruments, such as call options, purchased to hedge the growth in interest credited to the customer on indexed insurance products and (2) to use an indexed annuity reserve calculation methodology under which

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

call options associated with the current index interest crediting term are valued at zero. AAIA has elected to apply this option to its over-the-counter call options and reserve liabilities. As a result, AAIA's statutory surplus decreased by $17 million and increased by $14 million as of December 31, 2016 and 2015, respectively.

Athene Re USA IV – AAIA has ceded the AmerUs Closed Block to Athene Re USA IV on a 100% funds withheld basis. A permitted practice in the State of Vermont allows Athene Re USA IV to include as admitted assets the face amount of all issued and outstanding letters of credit used to fund its reinsurance obligations to AAIA in its statutory financial statements. If Athene Re USA IV had not followed this permitted practice, then it would not have exceeded authorized control level risk based capital requirements. As of December 31, 2016 and 2015, the face amount of the letters of credit was $153 million.

Statutory reinsurance agreement – We have an agreement with Hannover Life Reassurance Company of America, which is treated as reinsurance under statutory accounting practices and as a financing arrangement under GAAP. The statutory surplus benefit under this agreement is eliminated under GAAP and the associated charges are recorded as risk charges and included in policy and other operating expenses on the consolidated statements of income. The transaction became effective October 1, 2016 and is a coinsurance agreement for statutory purposes covering 80% of the GLWB rider on 2016 and 2017 sales of certain fixed indexed annuity products, with an option to extend reinsurance to 2018 sales. The reserve credit recorded on a statutory basis was $91 million as of December 31, 2016.

Statutory capital and surplus and net income (loss)—The following table presents, for each of our insurance subsidiaries, the statutory capital and surplus and the statutory net income (loss), based on the most recently filed statutory financial statements filed with insurance regulators:

	Statutory Capital & Surplus		Statutory Net Income (Loss)
	December 31,		Years ended December 31,
(In millions)	2016	2015	2016	2015	2014
ALRe	$6,124	$5,650	$460	$461	$632
AADE	1,272	1,251	71	68	116
ALIC	79	77	1	1	1
AANY	231	208	1	8	7
ALICNY	78	73	10	14	88
AAIA	1,113	1,109	100	597	263
STAR	80	76	17	4	35
Athene Re USA IV	50	38	7	1	6

17. Related Parties

Athene Asset Management

Investment related expenses – Substantially all of our investments, with the exception of the investments of ADKG, are managed by AAM, a subsidiary of AGM. AAM provides direct investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services for our investment portfolio, including investment compliance, tax, legal and risk management support. As of December 31, 2016, AAM directly managed $53,368 million of our investment portfolio assets, of which 84% are rated one or two by the NAIC. For certain assets which require specialized sourcing and underwriting capabilities, AAM has chosen to mandate sub-advisors rather than building out in-house capabilities. For the services related to these investments, AAM earns a fee of 0.40% per year, subject to certain discounts, on all assets managed in accounts owned by or related to us, including sub-advised assets, but excluding assets of ADKG and certain other limited exceptions. Additionally, AAM recharges the sub-advisory fees it incurs with respect to our sub-advised assets to us.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

AAM has entered into a Master Sub-Advisory Agreement (MSAA) with certain Apollo affiliates to sub-advise AAM with respect to a portion of our assets, with the fees recharged to us, in addition to the gross fee of 0.40% per year paid to AAM as described above. The MSAA covers services rendered by Apollo-affiliated sub-advisors relating to the following investments:

	December 31,
(In millions, except for percentages)	2016	2015
Fixed maturity securities
U.S. state, municipal and political subdivisions	$5	$10
Foreign governments	149	107
Corporate	2,032	1,435
CLO	4,727	4,339
ABS	911	1,746
CMBS	975	1,010
RMBS	—	21
Mortgage loans	1,767	1,594
Investment funds	23	21
Trading securities	126	207
Funds withheld at interest	1,682	1,182
Other investments	81	83
Total assets sub-advised by Apollo affiliates	$12,478	$11,755
Percent of assets sub-advised by Apollo affiliates to total AAM-managed assets	19%	20%

Apollo Asset Management Europe

ADKG has an investment advisory agreement with Apollo Asset Management Europe (together with certain of its affiliates, AAME), also a subsidiary of AGM. AAME provides advisory services for all of ADKG's investment portfolio other than operating cash, mortgage loans secured by residential and commercial properties that are not identified and advised by AAME, and assets related to unit-linked policies. Also excluded are assets held in German special investment funds managed or advised by Apollo, AAM and any of the respective affiliates of Apollo, AAM or AAME, to the extent the entity receives a management or advisory fee in connection with the fund. In providing these services, AAME has access to Apollo's European expertise and capabilities. The ADKG investments sub-advised by AAME consist primarily of corporate and sovereign bonds, as compared to the more diverse range of assets managed by AAM or those held in the German special investment funds. As compensation for the investment advisory services rendered, AAME receives a fee of 0.10% per year on the assets it sub-advises. Affiliates of AAME receive an advisory fee of 0.35% per year on certain German special investment funds and our investment in a sub-fund of Apollo Capital Efficient Fund I (ACE fund), as well as a pro rata share of operating expenses up to 0.30% on the ACE fund. As of December 31, 2016, these investment funds totaled $258 million and $84 million, respectively. These fees are included in sub-advisory fees in the table below.

The following represents the assets sub-advised by AAME:

	December 31,
(In millions)	2016	2015
Fixed maturity securities
Foreign governments	$2,062	$2,349
Corporate	1,567	1,607
Equity securities	187	220
Mortgage loans	—	139
Investment funds	34	41
Policy loans	6	9
Real estate	541	566
Other investments	153	125
Cash and cash equivalents	25	—
Total assets sub-advised by AAME	$4,575	$5,056

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The following summarizes the asset management fees and sub-advisory fees we have incurred related to AAM, AAME and other Apollo affiliates:

	Years ended December 31,
(In millions)	2016	2015	2014
Asset management fees	$229	$226	$222
Sub-advisory fees	66	42	36

The management and sub-advisory fees are included within net investment income on the consolidated statements of income. The management fees payable as of December 31, 2016 and 2015, were $28 million and $35 million, respectively. The sub-advisory fees payable as of December 31, 2016 and 2015, were $11 million and $24 million, respectively. Both the management and sub-advisory fees payables are included in other liabilities on the consolidated balance sheets.

The investment management or advisory agreements with AAM or AAME have no stated term and any party can terminate upon notice. However, our bye-laws provide that we will not exercise our termination rights under the agreements, except that any agreement may only be terminated on October 31, 2018, or any third anniversary thereafter. Any termination on that date without cause requires (1) approval of our board of directors and the holders of our common shares that hold a majority of total voting power (giving effect to the voting allocation provisions set forth in our bye-laws) and (2) six months' prior written notice to AAM or AAME of termination. We may terminate the investment management or advisory agreements for cause, with the approval of our board of directors.

We have a management investment committee, which includes members of our senior management and reports to the risk committee of our board of directors. The committee focuses on strategic decisions involving our investment portfolio, such as approving investment limits, new asset classes and our allocation strategy, reviewing large asset transactions, as well as monitoring our credit risk, and the management of our assets and liabilities.

Also, because the Apollo Group has a significant voting interest in us, in order to protect against potential conflicts of interest resulting from transactions into which we have entered and will continue to enter into with the Apollo Group, our board of directors has formed a conflicts committee consisting of three of our directors who are not officers or employees of any member of the Apollo Group. The conflicts committee reviews and a majority of the committee members must approve material transactions between us and the Apollo Group, subject to certain exceptions.

Service fees – We have entered into shared services agreements with AAM. Under these agreements, we and AAM make available to each other certain personnel and services. Expenses for the services are based on the amount of time spent on the affairs of the other party, in addition to actual expenses incurred and certain cost reimbursements. For the years ended December 31, 2016, 2015 and 2014, net expenses allocated from (to) AAM under these agreements were $6 million, $2 million and $(13) million, respectively.

Other AGM Affiliates

TASA – Since our founding, Apollo has provided a diverse array of services in order to grow our balance sheet, source, underwrite, and integrate transactions and has provided us access to their infrastructure. Through October 30, 2012, we had a standard 10-year monitoring contract with Apollo Alternative Assets, L.P., Apollo Management Holdings, L.P. and Apollo Global Securities, LLC (collectively, the Apollo TASA Parties) for these services that required cash payment of a quarterly monitoring fee of 0.50% of our capital and surplus, as defined, plus out of pocket expenses, with a termination date of July 15, 2019.

As we began to implement public company readiness initiatives in late 2012, both parties voluntarily agreed to an early termination of the monitoring contract. In exchange for early termination of the monitoring contract, Apollo received settlement fees on a quarterly basis from January 1, 2013, to December 31, 2014. Also, to promote alignment between Apollo and Athene’s shareholders and to preserve cash to support Athene’s growth plan, Apollo elected to receive its settlement fees under the agreement in shares of Athene rather than cash.

On January 1, 2013, we entered into an equity swap transaction with Apollo in connection with the termination of the quarterly monitoring fee discussed above. Pursuant to this swap, a quarterly settlement amount continued to accrue to Apollo, but the payment of those amounts (whether in stock or cash) would not be made to Apollo until the earlier of the time when Apollo was no longer deemed to control the Company, within the meaning of the derivative instrument delivered pursuant to the TASA and October 31, 2017.

In April 2014, as a result of the external capital raise, Apollo was no longer deemed to control the Company (as defined under the swap) and, as a result, the swap was settled in stock for settlement amounts owed through that date.

Additionally, in April 2014, we further amended the TASA to exclude from capital and surplus, on which the quarterly monitoring fee was calculated, the capital received in the April 2014 capital raise, and any capital raised in connection with certain potential future acquisitions as defined in the amended TASA.

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

The total costs incurred pursuant to the TASA, including direct expenses, were $228 million for the year ended December 31, 2014 and are recorded in policy and other operating expenses on the consolidated statement of income. The outstanding liability was settled during 2014, and no additional fees accrue under the TASA.

Other related party transactions—In 2015, we entered into a loan purchase agreement with AmeriHome Mortgage Company, LLC (AmeriHome), an investee of A-A Mortgage, an equity method investee. The agreement allows us to purchase residential mortgage loans which they have purchased from correspondent sellers and pooled for sale in the secondary market. AmeriHome retains the servicing rights to the sold loans. We have purchased $22 million and $83 million of residential mortgage loans under this agreement during the years ended December 31, 2016 and 2015, respectively.

During the third quarter of 2016, we completed a series of transactions with Apollo Commercial Real Estate Finance, Inc. (ARI), a related party managed by an affiliate of Apollo. Pursuant to an agreement between ARI and Apollo Residential Mortgage, Inc. (AMTG), another related party managed by an Apollo affiliate, AMTG merged with and into ARI. In accordance with an Asset Purchase and Sale Agreement between us and ARI, we purchased $1,090 million of primarily non-agency RMBS from ARI subsequent to its merger with AMTG. We also provided ARI with a secured short-term $175 million loan to consummate the merger, which was subsequently repaid with the proceeds of the sale of such RMBS. Finally, subsequent to the merger, we purchased $20 million of ARI shares of common stock pursuant to a stock purchase agreement that required such purchase if ARI’s common stock price fell below a specified price, which was the per share value used in determining the purchase price under the merger agreement between ARI and AMTG, during the 30 trading days following the closing of the merger.

18. Commitments and Contingencies

Contingent Commitments—We had commitments to make investments, primarily capital contributions to investment funds, of $962 million and $825 million as of December 31, 2016 and 2015, respectively. We expect most of our current commitments will be invested over the next five years; however, these commitments could become due any time upon counterparty request.

Funding Agreements—We are a member of the Federal Home Loan Bank (FHLB) of Indianapolis and Des Moines. Through membership, we have issued funding agreements with a carrying value of $691 million and $1,112 million as of December 31, 2016 and 2015, respectively, to the FHLB in exchange for cash advances. We are required to provide collateral in excess of the funding agreements, considering any discounts to the securities posted and prepayment penalties.

We have a funding agreement backed notes (FABN) program, which allows Athene Global Funding, a special purpose, non-affiliated statutory-trust to offer up to $5 billion of its senior secured medium-term notes. Athene Global Funding uses the net proceeds from each sale to purchase one or more funding agreements from us. Funding agreements issued under this program have a carrying value of $246 million and $250 million as of December 31, 2016 and 2015, respectively. In the first quarter of 2017, we issued an additional $650 million in funding agreements under this program.

Pledged Assets and Funds in Trust (Restricted Assets)—The total restricted assets included on the consolidated balance sheets are as follows:

	December 31,
(In millions)	2016	2015
AFS securities
Fixed maturity	$1,535	$1,865
Equity	40	56
Investment funds	25	27
Mortgage loans	1,003	1,134
Short-term investments	15	—
Restricted cash	57	116
Total restricted assets	$2,675	$3,198

The restricted assets are primarily a result of the FHLB funding agreements described above. Additionally, we have established reinsurance trusts of assets equal to statutory reserves, plus an additional amount of assets, as a result of coinsurance agreements with Transamerica Life Insurance Corporation.

Litigation, Claims and Assessments—On June 12, 2015, a putative class action complaint was filed in the United States District Court, Northern District of California against us. The complaint, which is similar to complaints recently filed against other large insurance companies, primarily alleges that captive reinsurance and other transactions had the effect of misrepresenting the financial condition of AAIA. The complaint purports to be brought on behalf of a class of purchasers of annuity products issued by AAIA between 2007 and the present. There are also various allegations related to the purchase of Aviva USA and concerning entry into a modco transaction with ALRe in October 2013. The suit asserts claims of violation of the Racketeer Influenced and Corrupt Organizations Act and seeks compensatory damages, trebled, in an amount to be determined, costs and attorneys' fees. On March 25, 2016, the matter was transferred to the United States District Court, Southern District of Iowa. On May 25, 2016, the court granted plaintiff’s motion to file an amended complaint dropping plaintiff Silva and defendant

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Aviva plc. We moved to dismiss that complaint on June 30, 2016, and the motion was fully briefed as of September 8, 2016. On November 4, 2016 and November 14, 2016, the court stayed consideration of the motion to dismiss pending a ruling from the United States Court of Appeals for the Eighth Circuit in a similar case which will likely affect the disposition of our motion. See Ludwick v. Harbinger Grp., Inc., 161 F. Supp. 3d 769 (W.D. Mo. 2016), appeal docketed, No. 16-1561 (8th Cir.). We believe we have meritorious defenses to the claims set forth in the amended complaint and intend to vigorously defend the litigation and seek dismissal of the amended complaint. In light of the inherent uncertainties involved in this matter, reasonably possible losses, if any, cannot be estimated at this time.

On July 27, 2015, a putative class action complaint was filed in the United States District Court, District of Massachusetts, against us. An amended complaint was filed on December 18, 2015. The complaint alleges a putative class action on behalf of all persons who are the beneficial owners of assets which were used to purchase structured settlement annuities that Aviva London Assignment Corporation, Aviva Life Insurance Company and CGU International Insurance, plc (Aviva Entities) or their predecessors, as applicable, delivered to purchasers on or after April 1, 2003. The complaint alleges that the Aviva Entities sold structured settlement annuities to the public on the basis that such products were backed by a capital maintenance agreement by CGU International Insurance, plc, which was alleged as a source of great financial strength. The complaint further alleges that the Aviva Entities used this capital maintenance agreement to enhance the sales volume and raise the price of the annuities. The complaint claims that, as a result of Aviva USA’s sale to AHL, the capital maintenance agreement terminated. According to the complaint, no notice was provided to the owners of the structured settlement annuities and the termination of the capital maintenance agreement constituted a breach of contract and the plaintiff further asserts other causes of action. AHL is a named defendant due to its purchase of Aviva USA, and AAIA and Athene London Assignment are named as successors to Aviva Life Insurance Company and Aviva London Assignment Corporation, respectively. The defendants have answered and are engaged in the discovery process. We believe that we have meritorious defenses to the claims set forth in the complaint and intend to vigorously defend the litigation. In light of the inherent uncertainties involved in this matter, reasonably possible losses, if any, cannot be estimated at this time.

The Internal Revenue Service (IRS) has completed its examinations of the 2006 through 2010 Aviva USA tax years. Aviva USA agreed to all adjustments that were proposed with respect to those tax years with two exceptions: (1) AAIA’s treatment of call options used to hedge fixed indexed annuity (FIA) liabilities for the tax years 2008–2010 and (2) the disallowance of offsetting tax deductions taken by AAIA and taxable income reported by the non-life subgroup with respect to unpaid independent marketing organization commissions. The first adjustment to which Aviva USA did not agree would disallow deductions of $191 million, $154 million and $76 million for 2008, 2009 and 2010, respectively. The second adjustment to which Aviva USA did not agree would increase non-life net operating losses and decrease AAIA net operating losses by $16 million in each of 2009 and 2010. Taxes, penalties and interest with respect to these two issues for the years under audit are potentially subject to indemnification by Aviva plc. Athene USA has been unable to negotiate a favorable settlement of this issue with the IRS, and has reserved its right to contest the adjustment in federal court. If the IRS position is upheld in federal court, Athene USA expects that it would owe tax of $120 million, plus interest, for tax years ending on or before October 2, 2013, which are subject to indemnification by Aviva plc as described above. The treatment of FIA hedges is a recurring issue as to the timing of the related deductions and could affect the current income tax incurred in periods after October 2, 2013, which are not subject to indemnification by Aviva plc. Given that the disallowance of a deduction in one period results in an increased deduction in a future period, AHL does not expect that there will be any material impact to its financial condition resulting from this issue.

In 2000 and 2001, two insurance companies which were subsequently merged into AAIA purchased from American General Life Insurance Company (American General) broad based variable corporate-owned life insurance (COLI) policies that, as of December 31, 2016, had an asset value of $327 million, and is included in other assets on the consolidated balance sheets. In January 2012, the COLI policy administrator delivered to AAIA a supplement to the existing COLI policies and advised that American General and ZC Resource Investment Trust (ZC Trust) had unilaterally implemented changes set forth in the supplement that if effective, would: (1) potentially negatively impact the crediting rate for the policies and (2) change the exit and surrender protocols set forth in the policies. In March 2013, AAIA filed suit against American General, ZC Trust, and ZC Resource LLC in Chancery Court in Delaware, seeking, among other relief, a declaration that the changes set forth in the supplement were ineffectual and in breach of the parties’ agreement. The parties filed cross motions for judgment as a matter of law, and the court granted defendants’ motion and dismissed without prejudice on ripeness grounds. The issue that negatively impacts the crediting rate for one of the COLI policies has been triggered and we will pursue further adjudication. If the supplement is ultimately deemed to be effective, the purported changes to the policies could impair AAIA’s ability to access the value of guarantees associated with the policies. The value of the guarantees included within the asset value reflected above are $159 million as of December 31, 2016.

19. Segment Information

We operate our core business strategies out of one reportable segment, Retirement Services. In addition to Retirement Services, we report certain other operations in Corporate and Other.

Retirement Services—Retirement Services is comprised of our United States and Bermuda operations which issue and reinsure retirement savings products and institutional products. Retirement Services has retail operations, which provide annuity retirement solutions to our policyholders. Retirement Services also has reinsurance operations, which reinsure multi-year guaranteed annuities, fixed indexed annuities, traditional one-year guarantee fixed deferred annuities, immediate annuities and institutional products from our reinsurance partners. In addition, our FABN program is included in our Retirement Services segment.

Corporate and Other—Corporate and Other includes certain other operations related to our corporate activities and our German operations, which is primarily comprised of participating long-duration savings products. In addition to our German operations, included in Corporate and

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Other are corporate allocated expenses, merger and acquisition costs, debt costs, certain integration and restructuring costs, certain stock-based compensation and intersegment eliminations. In Corporate and Other we also hold capital in excess of the level of capital we hold in Retirement Services to support our operating strategy.

Financial Measures—Segment operating income, net of tax, and net investment income are internal measures used by the chief operating decision maker to evaluate and assess the results of our segments.

Operating revenue is a component of operating income, net of tax, and excludes market volatility and adjustments for other non-operating activity. Our operating revenue equals our total revenue, adjusted to eliminate the impact of the following non-operating adjustments:

•	Change in fair values of derivatives and embedded derivatives – index annuities, net of offsets;

•	Investment gains (losses), net of offsets;

•	VIE expenses and noncontrolling interest; and

•	Other adjustments to revenues.

The table below reconciles segment operating revenues to total revenues presented on the consolidated statements of income:

	Years ended December 31,
(In millions)	2016	2015	2014
Operating revenue by segment
Retirement Services	$3,330	$2,979	$2,834
Corporate and Other	268	112	55
Total segment operating revenues	3,598	3,091	2,889
Non-operating adjustments
Change in fair values of derivatives and embedded derivatives – index annuities, net of offsets	324	(390)	814
Investment gains (losses), net of offsets	164	(132)	299
VIE expenses and noncontrolling interest	13	33	79
Other adjustments to revenues	6	16	20
Total non-operating adjustments	507	(473)	1,212
Total revenues	$4,105	$2,618	$4,101

Operating income, net of tax, is an internal measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our operating income, net of tax, equals net income available to AHL's shareholders adjusted to eliminate the impact of the following non-operating adjustments:

•	Investment gains (losses), net of offsets;

•	Change in fair values of derivatives and embedded derivatives – index annuities, net of offsets;

•	Integration, restructuring and other non-operating expenses;

•	Stock-based compensation, excluding LTIP; and

•	Provision for income taxes – non-operating.

The table below reconciles segment operating income, net of tax, to net income available to Athene Holding Ltd. shareholders presented on the consolidated statements of income:

	Years ended December 31,
(In millions)	2016	2015	2014
Operating income, net of tax by segment
Retirement Services	$777	$767	$756
Corporate and other	(49)	(29)	29
Total segment operating income, net of tax	728	738	785
Non-operating adjustments
Investment gains (losses), net of offsets	47	(56)	152
Change in fair values of derivatives and embedded derivatives – index annuities, net of offsets	95	(25)	(30)
Integration, restructuring and other non-operating expenses	(22)	(58)	(279)
Stock-based compensation, excluding LTIP	(82)	(67)	(148)
Income tax (expense) benefit – non-operating	2	30	(24)
Total non-operating adjustments	40	(176)	(329)
Net income available to Athene Holding Ltd. shareholders	$768	$562	$456

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

Net investment income used to evaluate the performance of our segments is an internal measure that does not correspond to GAAP net investment income. Adjustments are made to GAAP net investment income to arrive at a net investment income measure that reflects the profitability of our core deferred annuities business. Accordingly, we adjust net investment income to include earnings from our consolidated VIEs and earnings on certain alternative investments (primarily CLOs) classified in investment related gains (losses) on the consolidated statements of income. Additionally, impacts of reinsurance embedded derivatives on net investment income are removed. The table below reconciles segment net investment income to net investment income presented on the consolidated statements of income:

	Years ended December 31,
(In millions)	2016	2015	2014
Net investment earnings by segment
Retirement Services	$2,953	$2,574	$2,483
Corporate and Other	77	36	55
Total net investment earnings	3,030	2,610	2,538
Adjustments to net investment income
Reinsurance embedded derivative impacts	(189)	(84)	(67)
Net VIE earnings	(1)	(67)	(146)
Alternative income (gains) losses	39	42	(4)
Other	35	9	12
Total adjustments to arrive at net investment income	(116)	(100)	(205)
Net investment income	$2,914	$2,510	$2,333

Operating income, net of tax, excludes the tax impact of the taxable non-operating adjustments presented above. The tax impact of non-operating income adjustments is 35% of the non-operating adjustments subject to income tax. The table below reconciles segment provision for income taxes – operating to income tax expense presented on the consolidated statements of income:

	Years ended December 31,
(In millions)	2016	2015	2014
Provision for income taxes – operating by segment
Retirement Services	$(46)	$39	$29
Corporate and Other	(4)	3	—
Total segment income tax expense (benefit) – operating	(50)	42	29
Income tax (expense) benefit – non-operating	(2)	(30)	24
Income tax expense (benefit)	$(52)	$12	$53

The following represents total assets by segment:

	December 31,
(In millions)	2016	2015	2014
Total assets by segment
Retirement Services	$79,298	$73,702	$81,633
Corporate and Other	7,401	7,144	1,104
Total assets	$86,699	$80,846	$82,737

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

We market annuity products, primarily fixed rate and fixed indexed annuities. Deposits, which are generally not included in revenues on the consolidated statements of income, and premiums collected are as follows:

	Years ended December 31,
(In millions)	2016	2015	2014
Fixed indexed annuities	$5,322	$2,808	$2,560
Fixed rate annuities	3,565	883	323
Payouts without life contingencies	107	166	163
Funding agreements	—	250	—
Life and other deposits	24	11	15
Total deposits	9,018	4,118	3,061
Payouts with life contingencies	21	53	32
Life and other premiums	219	142	68
Total premiums	240	195	100
Total premiums and deposits, net of ceded	$9,258	$4,313	$3,161

Deposits and premiums collected by the geographical location are as follows:

	Years ended December 31,
(In millions)	2016	2015	2014
United States	$5,617	$3,097	$2,810
Bermuda	3,429	1,135	351
Germany	212	81	—
Total premiums and deposits, net of ceded	$9,258	$4,313	$3,161

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

20. Quarterly Results of Operations (Unaudited)

The unaudited quarterly results of operations for the years ended December 31, 2016 and 2015 are summarized in the table below and have been adjusted for the impacts of revision discussed in Note 1 – Business, Basis of Presentation and Significant Accounting Policies:

	Three months ended
(In millions, except per share data)	March 31	June 30	September 30	December 31
2016
Total revenues	$722	$1,045	$1,272	$1,066
Total benefits and expenses	637	837	1,234	681
Net income	85	193	126	364
Net income available to Athene Holding Ltd. shareholders	85	193	126	364

Earnings per share
Basic – Classes A, B and M-1[1]	$0.46	$1.04	$0.68	$1.92
Diluted – Class A	0.46	1.04	0.68	1.78
Diluted – Class B	0.46	1.04	0.68	1.92
Diluted – Class M-1	N/A	N/A	N/A	0.46

2015
Total revenues	$803	$544	$224	$1,047
Total benefits and expenses	639	416	148	825
Net income	158	101	76	243
Net income available to Athene Holding Ltd. shareholders	142	101	76	243

Earnings per share
Basic – Classes A and B	$0.99	$0.54	$0.41	$1.31
Diluted – Class A	0.99	0.54	0.41	1.31
Diluted – Class B	0.99	0.54	0.41	1.31
Diluted – Class M-1	N/A	N/A	N/A	N/A

N/A – Not applicable. Refer to Note 13 – Earnings Per Share for further discussion.
[1] Basic earnings per Class M-1 share was applicable only for the three months ended December 31, 2016. Refer to Note 13 – Earnings Per Share for further discussion.

21. Subsequent Events (Unaudited)

In connection with the reissuance of the consolidated financial statements, we have evaluated subsequent events through June 13, 2017, the date the consolidated financial statements were available to be reissued.

Events Subsequent to the Original Issuance of the Consolidated Financial Statements (Unaudited)

Employee Stock Purchase Plan – On June 7, 2017, the shareholders voted to approve our 2017 Employee Stock Purchase Plan (ESPP) and the reservation of 3,800,000 shares for issuance under the ESPP. The purpose of the ESPP is to allow us to provide our eligible employees and employees of our participating affiliates with the opportunity to purchase our Class A common shares at a discount from the then current market price through payroll deductions. Pursuant to the plan, employees are permitted to purchase shares at a price equal to 85% of fair value for such shares as determined by reference to the closing price of our Class A common shares on the New York Stock Exchange on the last day of such offering period. As of the date the consolidated financial statements were available to be reissued, no shares have yet been offered under the ESPP.

Hudson Litigation – On May 11, 2017, the putative class action complaint filed by Don Hudson, on behalf of himself and others similarly situated, against us was dismissed in a written decision by the S.D. IA Court. Although plaintiff has a right to appeal the dismissal, in a similar case on April 13, 2017, the Eight Circuit affirmed the district court’s dismissal of the claims in Ludwick v. Harbinger Grp., Inc. We believe we have meritorious defenses to the claims set forth in the amended complaint and intend to vigorously defend any appeal and the litigation.

AGER Offering – On April 14, 2017, in connection with a private offering, AGER Bermuda Holding Ltd. (AGER), a Bermuda domiciled holding company and the holding company of ADKG, entered into subscription agreements with AHL, certain affiliates of AGM and a number of other third-party investors pursuant to which AGER secured commitments from such parties to purchase new common shares in AGER (AGER Offering). AHL's capital commitment includes the valuation of the AGER Group (comprised of our European operations which includes ADKG) at approximately €90 million, which also approximates our invested capital in the AGER Group. Additionally, AHL has committed to

ATHENE HOLDING LTD.
Notes to Consolidated Financial Statements

purchase an additional €285 million of common shares (which may be reduced to €260 million if certain conditions are met), as well as an additional profits interest in securities which, upon meeting certain vesting triggers, will be convertible into additional common shares.

Upon closing of the AGER Offering, the aggregate voting power held by AHL in AGER will be reduced to 10%. The completion of the AGER Offering is conditioned upon obtaining certain regulatory approvals, and other customary terms and conditions. We expect that AGER's initial material capital call will result in the issuance by AGER of new common shares to affiliates of Apollo and other third-party investors, such that our interest in the AGER Group will be reduced so the AGER Group will be held as an investment rather than a consolidated subsidiary of AHL.

The valuation of the AGER Group was fixed at €90 million as of April 14, 2017, and is unaffected by any profit or loss or other increase or decrease in value of the AGER Group during the period between April 14, 2017 and the date on which the AGER Group is deconsolidated, which we expect to be nine months or longer. As a result, to the extent that our invested capital and/or the fair value of our AGER Group increases or decreases during such time period, we may incur a gain or loss upon deconsolidation.

We also expect AAME to continue to act as investment adviser in regards to the investment portfolio of the AGER Group, though the services provided and fees charged may differ from the existing arrangement.

Investment Management and Advisory Agreements – In the first quarter 2017, we announced an agreement to amend certain fee arrangements we have in place with AAM and Apollo relating to investment management fees and sub-advisory fees that are paid by us to AAM and Apollo. Following shareholder approval of an amendment to our bye-laws, on June 8, 2017, we and AAM entered into a Fifth Amended and Restated Fee agreement effective January 1, 2017, which provides for, among other things, a fee of 0.30% per year (reduced from 0.40% per year) on all assets that Apollo manages in accounts owned by us in the U.S. and Bermuda or in accounts supporting reinsurance ceded to our U.S. and Bermuda subsidiaries by third-party insurers (North American Accounts) in excess of $65,846 million (the level of assets in the North American Accounts as of December 31, 2016). The fee to be paid by us to Apollo on the first $65,846 million of assets in the North American Accounts remains 0.40% per year, subject to certain discounts and exceptions.

In addition, AAM entered into certain amendments of the MSAA that are in place with Apollo, whereby, with limited exceptions, Apollo will earn 0.40% per year on all assets in the North American Accounts explicitly sub-advised by Apollo up to $10,000 million, 0.35% per year on all assets in such accounts explicitly sub-advised by Apollo in excess of $10,000 million up to $12,441 million (the level of fee-paying sub-advised assets in the North American Accounts at December 31, 2016), 0.40% per year on all assets in such accounts explicitly sub-advised by Apollo in excess of $12,441 million up to $16,000 million and 0.35% per year on all assets in such accounts explicitly sub-advised by Apollo in excess of $16,000 million.

PART IV
Item 15.    Exhibits, Financial Statement Schedules

The following documents are filed as part of this report:

ATHENE HOLDING LTD.
Schedule I
Summary of Investments — Other Than Investments in Related Parties

	December 31, 2016
(In millions)	Cost or Amortized Cost	Fair Value	Amount Shown on Consolidated Balance Sheet
Available-for-sale securities
Fixed maturity securities
U.S government and agencies	$59	$60	$60
U.S. state, municipal, and political subdivisions	1,024	1,140	1,140
Foreign governments	2,098	2,235	2,235
Public utilities	4,343	4,461	4,461
Other corporate	25,061	25,530	25,530
CLO	4,950	4,822	4,822
ABS	2,980	2,936	2,936
CMBS	1,835	1,847	1,847
RMBS	8,731	8,973	8,973
Redeemable preferred stock	29	29	29
Total fixed maturity securities	51,110	52,033	52,033
Equity securities
Banks, trust and insurance companies common stock	70	98	98
Industrial, miscellaneous and all other common stock	187	190	190
Nonredeemable preferred stocks	62	65	65
Total equity securities	319	353	353
Total available-for-sale securities	51,429	$52,386	52,386
Trading securities, at fair value	2,480		2,581
Mortgage loans, net of allowances	5,468		5,470
Investment funds	674		689
Policy loans	602		602
Funds withheld at interest	6,538		6,538
Derivative assets	1,504		1,370
Real estate	542		542
Short-term investments, at fair value	189		189
Other investments	81		81
Total investments	$69,507		$70,448

ATHENE HOLDING LTD.
Schedule II — Condensed Financial Information of Registrant
Balance Sheets — Parent Company Only

	December 31,
(In millions, except share and per share data)	2016	2015
Assets
Investments
Available-for-sale, fixed maturity securities, at fair value (amortized cost: 2016 – $27 and 2015 – $29)	$28	$31
Cash and cash equivalents	189	260
Other assets	15	11
Note receivable from subsidiary	—	20
Investments in subsidiaries	6,665	5,127
Total assets	$6,897	$5,449
Liabilities and Equity
Liabilities
Payables for collateral on derivatives	$6	$—
Other liabilities	32	97
Intercompany payable	1	—
Total liabilities	39	97
Equity
Common stock
Class A – par value $0.001 per share; authorized: 2016 and 2015 – 425,000,000 shares; issued and outstanding: 2016 – 77,319,381 and 2015 – 50,151,265 shares	—	—
Class B – par value $0.001 per share; convertible to Class A; authorized: 2016 and 2015 – 325,000,000 shares; issued and outstanding: 2016 – 111,805,829 and 2015 – 135,963,975 shares	—	—
Class M-1 – par value $0.001 per share; contingently convertible to Class A; authorized: 2016 and 2015 – 7,109,560 shares; issued and outstanding: 2016 – 3,474,205 and 2015 – 5,198,273 shares	—	—
Class M-2 – par value $0.001 per share; contingently convertible to Class A; authorized: 2016 and 2015 – 5,000,000 shares; issued and outstanding: 2016 – 1,067,747 and 2015 – 3,125,869 shares	—	—
Class M-3 – par value $0.001 per share; contingently convertible to Class A; authorized: 2016 and 2015 – 7,500,000 shares; issued and outstanding: 2016 – 1,346,300 and 2015 – 3,110,000 shares	—	—
Class M-4 – par value $0.001 per share; contingently convertible to Class A; authorized: 2016 and 2015 – 7,500,000 shares; issued and outstanding: 2016 – 5,397,802 and 2015 – 5,038,443 shares	—	—
Additional paid-in capital	3,421	3,281
Retained earnings	3,070	2,308
Accumulated other comprehensive income (loss)	367	(237)
Total Athene Holding Ltd. shareholders' equity	6,858	5,352
Total liabilities and equity	$6,897	$5,449

See accompanying notes to the condensed financial information of registrant – parent company only

ATHENE HOLDING LTD.
Schedule II — Condensed Financial Information of Registrant
Statements of Income and Comprehensive Income (Loss) — Parent Company Only

	Years ended December 31,
(In millions)	2016	2015	2014
Revenue
Net investment income (related party: 2016 – $8, 2015 – $(5), and 2014 – $0)	$10	$—	$8
Investment related gains (losses)	4	—	—
Total revenues	14	—	8
Benefits and Expenses
Other operating expenses (related party: 2016 – $16, 2015 – $16, and 2014 – $253)	145	130	450
Interest expense	—	—	1
Total benefits and expenses	145	130	451
Loss before income taxes and equity earnings in subsidiaries	(131)	(130)	(443)
Provision for income taxes	—	—	—
Equity earnings in subsidiaries	899	692	899
Net income available to Athene Holding Ltd. shareholders	768	562	456
Other comprehensive income (loss), after tax	604	(881)	574
Comprehensive income (loss) available to Athene Holding Ltd. shareholders	$1,372	$(319)	$1,030

See accompanying notes to the condensed financial information of registrant – parent company only.

ATHENE HOLDING LTD.
Schedule II — Condensed Financial Information of Registrant
Statements of Cash Flows — Parent Company Only

	Years ended December 31,
(In millions)	2016	2015	2014
Net cash (used in) provided by operating activities	$(45)	$(82)	$319
Cash flows from investing activities
Capital contributions to subsidiary	(34)	(506)	(232)
Acquisition of subsidiaries, net of cash acquired	—	—	33
Receipts on loans to subsidiaries	20	188	—
Issuances of loans to subsidiaries	—	(103)	(100)
Investment in note receivable	—	(5)	—
Sales, maturities, and repayments of:
Available-for-sale, fixed maturity securities	5	17	9
Purchases of:
Available-for-sale, fixed maturity securities (related party: 2016 – $0, 2015 – $0, and 2014 – $(38))	(3)	(423)	(294)
Cash settlement of derivatives	5	—	—
Other investing activities, net	(5)	—	—
Net cash used in investing activities	(12)	(832)	(584)
Cash flows from financing activities
Capital contributions	1	1,116	305
Repayment of note payables	—	—	(300)
Net change in cash collateral posted for derivative transactions	6	—	—
Repurchase of common stock	(21)	(3)	(78)
Net cash (used in) provided by financing activities	(14)	1,113	(73)
Net (decrease) increase in cash and cash equivalents	(71)	199	(338)
Cash and cash equivalents at beginning of year	260	61	399
Cash and cash equivalents at end of year	$189	$260	$61

Supplementary information
Cash paid for interest	$—	$—	$1
Non-cash transactions
Non-cash capital contribution to ALRe	—	708	—
Issuance of capital for payment of liabilities	—	2	199

See accompanying notes to the condensed financial information of registrant – parent company only

ATHENE HOLDING LTD.
Schedule II — Condensed Financial Information of Registrant
Notes to Condensed Financial Information of Registrant — Parent Company Only

1. Basis of Presentation

The accompanying condensed financial statements of Athene Holding Ltd. (AHL) should be read in conjunction with the consolidated financial statements and the notes thereto (Consolidated Financial Statements) of AHL and its subsidiaries.

For purposes of these condensed financial statements, AHL’s wholly owned and majority owned subsidiaries are presented under the equity method of accounting. Under this method, the assets and liabilities of subsidiaries are not consolidated. The investments in subsidiaries are recorded on the condensed balance sheets. The income from subsidiaries is reported on a net basis as equity earnings of subsidiaries on the condensed statements of income.

As discussed in Note 1 – Business, Basis of Presentation and Significant Accounting Policies to the Consolidated Financial Statements, these condensed financial statements have been revised.

2. Intercompany Transactions

On December 15, 2014, Athene USA Corporation (Athene USA) entered into an unsecured revolving note with AHL. In 2014, Athene USA borrowed $100 million under the unsecured revolving note, with the balance due in June 2015, or earlier at AHL’s request. The proceeds were used by Athene USA to fund the restructuring of a wholly owned investment fund and carries an interest rate of 0.35% per annum. Interest was payable on a quarterly basis. In June 2015, the unsecured revolving note was amended to extend the due date to June 1, 2020, or earlier at AHL’s request. During 2015, $80 million was repaid by Athene USA. The unsecured revolving note was fully repaid by Athene USA in 2016.

On January 14, 2015, AHL entered into a facility agreement with DLD whereby AHL agreed to make available to DLD a loan facility without a fixed term in the maximum principal amount of EUR 5 million. Interest accrues under the facility at a rate of 6-month Euribor. DLD withdrew EUR 5 million prior to the October 1, 2015 acquisition of DLD by AHL, and full payment was made on October 9, 2015. DLD's withdrawal of the facility was not eliminated upon consolidation since it was prior to the acquisition, but the repayment of the loan was an intercompany transaction that eliminated upon consolidation.

On September 22, 2015, AHL entered into a loan agreement with ADKG, whereby AHL agreed to lend ADKG EUR 51 million to be used for the DLD acquisition. Interest accrued at a fixed rate of 1.5%, which was due and payable on the maturity date of the loan. The loan and interest accrued were due and fully repaid on October 9, 2015.

3. Debt and Guarantees

In the first quarter of 2016, AHL (along with subsidiaries ALRe and Athene USA) entered into a five-year revolving credit agreement (Credit Facility) with Citibank, N.A., as administrative agent. The amount available under the Credit Facility is $1 billion. In connection with the Credit Facility, AHL and Athene USA guaranteed all of the obligations of AHL, ALRe, and Athene USA under this facility, and ALRe guaranteed certain of the obligations of AHL and Athene USA under this facility. See Note 10 – Debt to our Consolidated Financial Statements for further information about the Credit Facility.

4. Related Parties

AHL pays investment management fees to Athene Asset Management (AAM), a related party, in relation to its portfolio of assets managed by AAM and assets held in certain subsidiary portfolios. In addition, AHL also pays service fees pursuant to a shared service agreement between AAM and AHL for various internal expenses AAM allocates to AHL. See Note 17 – Related Parties of the Consolidated Financial Statements for further information.

5. Dividends, Return of Capital and Capital Contributions

AHL received cash dividends and returns of capital from the following subsidiaries:

	Years ended December 31,
(In millions)	2016	2015	2014
Athene Life Re Ltd.	$—	$—	$350
Athene USA	—	—	—
Total	$—	$—	$350

ATHENE HOLDING LTD.
Schedule II — Condensed Financial Information of Registrant
Notes to Condensed Financial Information of Registrant — Parent Company Only

AHL contributed cash and non-cash capital to the following subsidiaries:

	Years ended December 31,
(In millions)	2016	2015	2014
Athene IP Holdings Ltd.	$8	$—	$—
AGER Bermuda Holding Ltd.	8	74	—
Athene Life Re Ltd.	—	1,140	—
Athene USA	18	—	232
Total	$34	$1,214	$232

ATHENE HOLDING LTD.
Schedule III
Supplementary Insurance Information

	DAC, DSI, and VOBA	Future policy benefits, losses, claims and loss expenses[1]	Other policy claims and benefits	Premiums	Net investment income	Benefits, claims, losses, and settlement expenses[2]	Amortization of DAC and VOBA	Policy and other operating expenses
2016
Retirement Services	$2,940	$71,810	$148	$53	$2,837	$2,165	$318	$422
Corporate and other	—	4,314	69	187	77	266	—	196
Total	$2,940	$76,124	$217	$240	$2,914	$2,431	$318	$618

2015
Retirement Services	$2,652	$67,211	$167	$121	$2,475	$1,150	$206	$386
Corporate and other	—	4,625	67	74	35	106	—	146
Total	$2,652	$71,836	$234	$195	$2,510	$1,256	$206	$532

2014
Retirement Services				$100	$2,278	$2,570	$124	$380
Corporate and other				—	55	—	—	417
Total				$100	$2,333	$2,570	$124	$797

[1] Represents interest sensitive contract liabilities and future policy benefits on the consolidated balance sheets.
[2] Represents interest sensitive contract benefits, amortization of deferred sales inducements, future policy and other policy benefits, and dividends to policyholders on the consolidated statements of income.

As discussed in Note 1 – Business, Basis of Presentation and Significant Accounting Policies to the consolidated financial statements, the above financial statement schedule has been revised.

ATHENE HOLDING LTD.
Schedule IV
Reinsurance

(In millions)	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Year ended December 31, 2016
Life insurance in force at end of year	$56,356	$65,050	$9,591	$897	1,069.2%
Premiums	448	228	20	240	8.3%
Year ended December 31, 2015
Life insurance in force at end of year	77,994	83,548	10,123	4,569	221.6%
Premiums	445	274	24	195	12.3%
Year ended December 31, 2014
Life insurance in force at end of year	132,755	142,660	10,748	843	1,275.0%
Premiums	387	315	28	100	28.0%

ATHENE HOLDING LTD.
Schedule V
Valuation and Qualifying Accounts

(In millions)		Additions
Description	Balance at beginning of year	Charged to costs and expenses	Assumed through acquisitions[1]	Deductions	Balance at end of year
Reserves deducted from assets to which they apply
Year ended December 31, 2016
Valuation allowance on deferred tax assets	$193	$—	$—	$(121)	$72
Valuation allowance on mortgage loans	2	—	—	—	2
Year ended December 31, 2015
Valuation allowance on deferred tax assets	133	7	66	(13)	193
Valuation allowance on mortgage loans	1	—	1	—	2
Year ended December 31, 2014
Valuation allowance on deferred tax assets	155	—	—	(22)	133
Valuation allowance on mortgage loans	1	1	—	(1)	1

[1] Assumed through acquisitions represents the valuation allowances recorded related to the acquisition of DLD in October 2015.